Exhibit 4.10

EXECUTION COPY

AMENDED AND RESTATED AGREEMENT BETWEEN NOTEHOLDERS

Dated as of August 2, 2023

by and between

NEW YORK LIFE INSURANCE COMPANY
(Initial Note A-1 Holder)

and

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
(Initial Note A-2 Holder)

and

DEUTSCHE BANK AG, NEW YORK BRANCH
(Initial Note A-3 Holder)

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF BENCHMARK 2023-B39 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-B39, AND ANY RELATED UNCERTIFICATED VRR INTEREST OWNER
(Initial Note A-4-1 Holder)

and

ZIONS BANCORPORATION, N.A.
(Initial Note A-4-2 Holder)

and

DEUTSCHE BANK AG, NEW YORK BRANCH
(Initial Note A-4-3 Holder)

and

DEUTSCHE BANK AG, NEW YORK BRANCH
(Initial Note A-5-1 Holder)

and

DEUTSCHE BANK AG, NEW YORK BRANCH
(Initial Note A-5-2 Holder)

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF BANK5 2023-5YR2, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-5YR2, AND THE RELATED VRR INTEREST

OWNERS
(Initial Note A-6 Holder)

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Initial Note A-7-A Holder)

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Initial Note A-7-B Holder)

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF BENCHMARK 2023-B39 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-B39, AND ANY RELATED UNCERTIFICATED VRR INTEREST OWNER
(Initial Note A-8-1 Holder)

and

GOLDMAN SACHS BANK USA
(Initial Note A-8-2-A Holder)

and

GOLDMAN SACHS BANK USA
(Initial Note A-8-2-B Holder)

and

GOLDMAN SACHS BANK USA
(Initial Note A-8-3 Holder)

and

SM FINANCE (GORELUX) LLC
(Initial Note B-1 Holder)

and

SM FINANCE (GORELUX) LLC
(Initial Note B-2 Holder)

BACK BAY OFFICE MORTGAGE LOAN

THIS AMENDED AND RESTATED AGREEMENT BETWEEN NOTEHOLDERS (“Agreement”), dated as of August 2, , 2023, is made by and between NEW YORK LIFE INSURANCE COMPANY, in its capacity as initial owner of Note A-1 (the “Initial Note A-1 Holder”), TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, in its capacity as initial owner of Note A-2 (the “Initial Note A-2 Holder”), DEUTSCHE BANK AG, NEW YORK BRANCH (together with its successors and assigns in interest, “DB”), in its capacity as initial owner of Note A-3 (the “Initial Note A-3 Holder”), COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF BENCHMARK 2023-B39 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-B39, AND ANY RELATED UNCERTIFICATED VRR INTEREST OWNER (together with its successors and assigns in interest), in its capacity as current owner of Note A-4-1 (the “Initial Note A-4-1 Holder”), ZIONS BANCORPORATION, N.A., in its capacity as current owner of Note A-4-2 (the “Initial Note A-4-2 Holder”), DB, in its capacity as initial owner of Note A-4-3 (the “Initial Note A-4-3 Holder”), DB, in its capacity as initial owner of Note A-5-1 (the “Initial Note A-5-1 Holder”), DB, in its capacity as initial owner of Note A-5-2 (the “Initial Note A-5-2 Holder”), COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF BANK5 2023-5YR2, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-5YR2, AND THE RELATED VRR INTEREST OWNERS (together with its successors and assigns in interest), in its capacity as current owner of Note A-6 (the “Initial Note A-6 Holder”), WELLS FARGO BANK, NATIONAL ASSOCIATION (together with its successors and assigns in interest, “WFBNA”), in its capacity as initial owner of Note A-7-A (the “Initial Note A-7-A Holder”), WFBNA, in its capacity as initial owner of Note A-7-B (the “Initial Note A-7-B Holder”), GOLDMAN SACHS BANK USA (together with its successors and assigns in interest, “GSBI”), COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF BENCHMARK 2023-B39 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-B39, AND ANY RELATED UNCERTIFICATED VRR INTEREST OWNER (together with its successors and assigns in interest), in its capacity as current owner of Note A-8-1 (the “Initial Note A-8-1 Holder”), GSBI, in its capacity as initial owner of Note A-8-2-A (the “Initial Note A-8-2-A Holder”), GSBI, in its capacity as initial owner of Note A-8-2-B (the “Initial Note A-8-2-B Holder”), GSBI, in its capacity as initial owner of Note A-8-3 (the “Initial Note A-8-3 Holder”), SM FINANCE (GORELUX) LLC, in its capacity as current owner of Note B-1 (the “Initial Note B-1 Holder”), SM FINANCE (GORELUX) LLC, in its capacity as current owner of Note B-2 (the “Initial Note B-2 Holder”), and DB, in its capacity as the initial agent (the “Initial Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), on June 7, 2023, there was originated a certain loan described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) (the “Mortgage Loan”) to 500 Boylston & 222 Berkeley Owner (DE) LLC (the “Mortgagor”), which was initially evidenced, inter alia, by (i)

one promissory note in the original principal amount of $137,500,000 (“Note A-1”) made by the Mortgagor in favor of the Initial Note A-1 Holder, (ii) one promissory note in the original principal amount of $100,000,000 (“Note A-2”) made by the Mortgagor in favor of the Initial Note A-2 Holder, (iii) one promissory note in the original principal amount of $22,500,000 (“Note A-3”) made by the Mortgagor in favor of the Initial Note A-3 Holder, (iv) one promissory note in the original principal amount of $60,000,000 (“Original Note A-4”) made by the Mortgagor in favor of DB, (v) one promissory note in the original principal amount of $30,000,000 (“Original Note A-5”) made by the Mortgagor in favor of DB, (vi) one promissory note in the original principal amount of $50,000,000 (“Note A-6”) made by the Mortgagor in favor of WFBNA, (vii) one promissory note in the original principal amount of $25,000,000 (“Original Note A-7”) made by the Mortgagor in favor of WFBNA, (viii) one promissory note in the original principal amount of $50,000,000 (“Original Note A-8”) made by the Mortgagor in favor of GSBI, (ix) one promissory note in the original principal amount of $39,000,000 (“Note B-1”) made by the Mortgagor in favor of DB and (x) one promissory note in the original principal amount of $26,000,000 (“Note B-2”) made by the Mortgagor in favor of WFBNA;

WHEREAS, the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3 Holder, DB in its capacity as the initial owner of Original Note A-4, DB in its capacity as the initial owner of Original Note A-5, WFBNA in its capacity as the initial owner of Note A-6, WFBNA in its capacity as the initial owner of Original Note A-7, GSBI in its capacity as the initial owner of Original Note A-8, DB in its capacity as the initial owner of Note B-1, WFBNA in its capacity as the initial owner of Note B-2 and the Initial Agent entered into an Agreement Between Noteholders, dated as of June 7, 2023 (the “Original Agreement”), to memorialize the terms under which they, and their successors and assigns, would hold Note A-1, Note A-2, Note A-3, Original Note A-4, Original Note A-5, Note A-6, Original Note A-7, Original Note A-8, Note B-1 and Note B-2;

WHEREAS, on June 15, 2023, WFBNA and Borrower entered into that certain Note Splitter and Modification Agreement dated as of June 15, 2023, pursuant to which Original Note A-7 was severed, split, divided and apportioned into, and replaced in its entirety by, two (2) separate and distinct promissory notes consisting of one promissory note dated June 15, 2023 in the original principal amount of $15,000,000 designated Note A-7-A (“Note A-7-A”) made by the Mortgagor in favor of the Initial Note A-7-A Holder and one promissory note date June 15, 2023 in the original principal amount of $10,000,000 designated Note A-7-B (“Note A-7-B”) made by the Mortgagor in favor of the Initial Note A-7-B Holder, which two (2) promissory notes collectively evidence the same indebtedness evidenced by Original Note A-7;

WHEREAS, on June 21, 2023, DB and Borrower entered into that certain Note Splitter and Modification Agreement dated as of June 21, 2023, pursuant to which Original Note A-4 was severed, split, divided and apportioned into, and replaced in its entirety by, three (3) separate and distinct promissory notes consisting of one promissory note dated June 21, 2023 in the original principal amount of $30,000,000 designated Note A-4-1 (“Note A-4-1”) made by the Mortgagor in favor of DB, one promissory note dated June 21, 2023 in the original principal amount of $25,000,000 designated Note A-4-2 (“Note A-4-2”) made by the Mortgagor in favor of the Initial Note A-4-2 Holder and one promissory note dated June 21, 2023 in the original principal amount of $5,000,000 designated Note A-4-3 (“Note A-4-3”) made by the Mortgagor

2

in favor of the Initial Note A-4-3 Holder, which three (3) promissory notes collectively evidence the same indebtedness evidenced by Original Note A-4;

WHEREAS, on June 21, 2023, GSBI and Borrower entered into that certain Note Splitter and Modification Agreement dated as of June 21, 2023, pursuant to which Original Note A-8 was severed, split, divided and apportioned into, and replaced in its entirety by, three (3) separate and distinct promissory notes consisting of one promissory note dated June 21, 2023 in the original principal amount of $20,000,000 designated Note A-8-1 (“Note A-8-1”) made by the Mortgagor in favor of GSBI, one promissory note dated June 21, 2023 in the original principal amount of $20,000,000 designated Note A-8-2 (“Replacement Note A-8-2”) made by the Mortgagor in favor of the Initial Note A-8-2 Holder and one promissory note dated June 21, 2023 in the original principal amount of $10,000,000 designated Note A-8-3 (“Note A-8-3”) made by the Mortgagor in favor of the Initial Note A-8-3 Holder, which three (3) promissory notes collectively evidence the same indebtedness evidenced by Original Note A-8;

WHEREAS, (i) on June 21, 2023, DB assigned, transferred and conveyed Note B-1 to the Initial Note B-1 Holder and, pursuant to an Assignment and Assumption Agreement, dated as of June 21, 2023, DB assigned, sold, transferred, set over and delivered to the Initial Note B-1 Holder all of DB’s right, title and interest as Note B-1 Holder in, to and under the Original Agreement and the Initial Note B-1 Holder accepted such assignment and assumed the obligations of DB as Note B-1 Holder under the Original Agreement, from and after June 21, 2023, and (ii) on June 21, 2023, WFBNA assigned, transferred and conveyed Note B-2 to the Initial Note B-2 Holder and, pursuant to an Assignment and Assumption Agreement, dated as of June 21, 2023, WFBNA assigned, sold, transferred, set over and delivered to the Initial Note B-2 Holder all of WFBNA’s right, title and interest as Note B-2 Holder in, to and under the Original Agreement and the Initial Note B-2 Holder accepted such assignment and assumed the obligations of WFBNA as Note B-2 Holder under the Original Agreement, from and after June 21, 2023;

WHEREAS, the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3 Holder, DB in its capacity as the then-current owner of Note A-4-1, the Initial Note A-4-2 Holder, the Initial Note A-4-3 Holder, the Initial Note A-5 Holder, WFBNA in its capacity as then-current owner of Note A-6, the Initial Note A-7-A Holder, the Initial Note A-7-B Holder, the Initial Note A-8-1 Holder, GSBI in its capacity as the then-current owner of Note A-8-2, the Initial Note A-8-3 Holder, the Initial Note B-1 Holder, the Initial Note B-2 Holder and the Initial Agent entered into an Amended and Restated Agreement Between Noteholders, dated as of July 7, 2023 (the “First Amended and Restated Agreement”), to memorialize the terms under which they, and their successors and assigns, would hold Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2, Note A-8-3, Note B-1 and Note B-2;

WHEREAS, on July 11, 2023, WFBNA caused the transfer of Note A-6 to the Initial Note A-6 Holder in connection with the BANK5 2023-5YR2 commercial mortgage-backed securitization transaction;

WHEREAS, on July 13, 2023, DB assigned, transferred and conveyed Note A-4-2 to the Initial Note A-4-2 Holder and, pursuant to an Assignment and Assumption Agreement,

3

dated as of July 13, 2023, DB assigned, sold, transferred, set over and delivered to the Initial Note A-4-2 Holder all of DB’s right, title and interest as Note A-4-2 Holder in, to and under the First Amended and Restated Agreement and the Initial Note A-4-2 Holder accepted such assignment and assumed the obligations of DB as Note A-4-2 Holder under the First Amended and Restated Agreement, from and after July 13, 2023;

WHEREAS, on July 17, 2023, GSBI and Borrower entered into that certain Note Splitter and Modification Agreement dated as of July 17, 2023, pursuant to which Replacement Note A-8-2 was severed, split, divided and apportioned into, and replaced in its entirety by, two (2) separate and distinct promissory notes consisting of one promissory note dated July 17, 2023 in the original principal amount of $17,500,000 designated Note A-8-2-A (“Note A-8-2-A”) made by the Mortgagor in favor of GSBI and one promissory note dated July 17, 2023 in the original principal amount of $2,500,000 designated Note A-8-2-B (“Note A-8-2-B”) made by the Mortgagor in favor of GSBI, which two promissory notes collectively evidence the same indebtedness evidenced by Replacement Note A-8-2;

WHEREAS, on July 18, 2023, DB caused the transfer of Note A-4-1 to the Initial Note A-4-1 Holder, and GSBI caused the transfer of Note A-8-1 to the Initial Note A-8-1 Holder, in connection with the Benchmark 2023-B39 commercial mortgage-backed securitization transaction;

WHEREAS, on July 24, 2023, DB and Borrower entered into that certain Note Splitter and Modification Agreement dated as of July 24, 2023, pursuant to which Original Note A-5 was severed, split, divided and apportioned into, and replaced in its entirety by, two (2) separate and distinct promissory notes consisting of one promissory note dated July 24, 2023 in the original principal amount of $17,500,000 designated Note A-5-1 (“Note A-5-1”) made by the Mortgagor in favor of the Initial Note A-5 Holder and one promissory note dated July 24, 2023 in the original principal amount of $12,500,000 designated Note A-5-2 (“Note A-5-2”) made by the Mortgagor in favor of the Initial Note A-5 Holder, which two promissory notes collectively evidence the same indebtedness evidenced by Original Note A-5;

WHEREAS, the Mortgage Loan is secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real property located as described on the Mortgage Loan Schedule (the “Mortgaged Property”); and

WHEREAS, the parties hereto desire to enter into this Agreement to (1) memorialize the terms under which they, and their successors and assigns, shall hold Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-4-2, Note A-4-3, Note A-5-1, Note A-5-2, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B, Note A-8-3 (together with Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5-1, Note A-5-2, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A and Note A-8-2-B, “Note A”), Note B-1 and Note B-2 (together with Note B-1, “Note B”; Note A and Note B, together, the “Notes”) and (2) amend, restate and supersede the terms of the Original Agreement;

4

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions.

References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“A Note” shall mean Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5-1, Note A-5-2, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B and Note A-8-3, either individually or in the aggregate as the context may require.

“A Noteholder” shall mean a Noteholder of Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5-1, Note A-5-2, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B or Note A-8-3.

“Acceptable Insurance Default” shall (I) prior to the Lead Securitization Date, mean any default arising when the Loan Documents require that the Mortgagor shall maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Lead Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate (and, in making such determination, the Lead Special Servicer, to the extent consistent with the Servicing Standard, may rely on the opinion of an insurance consultant); and (II) from and after the Lead Securitization Date, have the meaning assigned to the term “Acceptable Insurance Default” or analogous term in the Servicing Agreement.

“Additional Servicing Expenses” shall mean (a) all Property Advances and reasonable out-of-pocket expenses incurred by and reimbursable to any Servicer, Trustee, Lead Certificate Administrator or fiscal agent pursuant to the Servicing Agreement relating solely to the Mortgage Loan, and (b) all interest accrued on Advances made by any Servicer or Trustee in accordance with the terms of the Servicing Agreement; provided that (i) the aggregate special servicing fee (or equivalent) (which fee is payable solely during the period that the Mortgage Loan is a Specially Serviced Loan) shall not exceed an amount equal to 0.25% per annum of the outstanding principal balance of the Mortgage Loan, (ii) the special servicing liquidation fee (or equivalent) shall not exceed 0.75% of the collections made with respect to the Mortgage Loan or any sums received from proceeds from the disposition of the Mortgaged Property or the Mortgage Loan, as the case may be, (iii) the special servicing workout fee (or equivalent) shall not exceed 0.75% of the collections made with respect to the Mortgage Loan while the Mortgage Loan is a performing or “corrected” loan (or such other analogous term pursuant to the Servicing

5

Agreement), (iv) in no event shall both a workout fee and a liquidation fee be payable on the same principal payment, and (v) any such workout fee or liquidation fees shall be excluded if the A Notes and Note B are purchased within ninety (90) days of the date on which the first Noteholder Purchase Notice was given by a Note B Holder.

“Advance” shall mean any Securitization P&I Advance or any Property Advance.

“Advance Rate” shall have the meaning assigned to such term, the term “reimbursement rate” or another analogous term in the Servicing Agreement, with respect Property Advances, or the applicable Securitization Servicing Agreement, with respect to Securitization P&I Advances, as applicable.

“Advance Interest Amount” shall mean interest on applicable Advances, as accrued and payable under the Servicing Agreement or a Non-Lead Securitization Servicing Agreement, as applicable, and calculated based on the applicable Advance Rate.

“Affiliate” shall mean with respect to any specified Person (i) any other Person Controlling or Controlled by or under common Control with such specified Person (each a “Common Control Party”), (ii) any other Person owning, directly or indirectly, ten percent (10%) (or, for purposes of the definition of “Control-Eligible Note A Holder”, fifty percent (50%)) or more of the beneficial interests in such Person or (iii) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) (or, for purposes of the definition of “Control-Eligible Note A Holder”, fifty percent (50%)) or more of the beneficial interests.

“Agent” shall mean the Initial Agent (or an Affiliate of the Initial Agent) or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Lead Securitization Date shall mean the Lead Master Servicer pursuant to the provisions set forth in Section 38.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is the office of the Initial Agent listed on Exhibit B hereto, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Aggregate Note A Percentage Interest” shall mean, as of any date of determination, the sum of the Initial Note Percentage Interests of the A Notes.

“Aggregate Note B Percentage Interest” shall mean, as of any date of determination, the sum of the Initial Note Percentage Interests of the B Notes.

“Agreement” shall mean this Agreement Between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall mean, with respect to the Mortgaged Property or any REO Property, an appraisal of such Mortgaged Property or REO Property, (i) conducted by an Appraiser in accordance with the standards of the Appraisal Institute and certified by such

6

Appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute with an “MAI” designation and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended and (ii) stating the “as-is” “market value” of such Mortgaged Property or REO Property as defined in 12 C.F.R. § 225.62.1 based upon the current physical condition, use and zoning of such Mortgaged Property or REO Property as of the date of the Appraisal; provided, that after an initial “Appraisal” has been obtained pursuant to the terms of this Agreement, an update of such initial Appraisal shall be considered an “Appraisal” hereunder for all purposes.

“Appraisal Reduction Amount” shall (I) prior to the Lead Securitization Date, mean the “appraisal reduction amount” for the Mortgage Loan under the Model PSA (construing the Mortgage Loan as a “serviced loan combination” thereunder) and (II) after the Lead Securitization Date, shall have the meaning assigned to such term or another analogous term in the Lead Securitization Servicing Agreement as it relates to a “serviced loan combination” or “serviced whole loan” thereunder.

Notwithstanding the foregoing, no Appraisal Reduction Amount based on an “assumed appraised value” or “automatic appraisal reduction amount” under the Servicing Agreement shall have force or effect for purposes of determining the Controlling Noteholder or whether a Control Appraisal Period is in effect under this Agreement.

“Appraisal Reduction Event” shall (I) prior to the Lead Securitization Date, mean the earliest of (i) the date on which the Mortgage Loan becomes a Modified Asset, (ii) the date on which the Mortgage Loan is 60 days or more delinquent in respect of any Monthly Payment, which does not include a Balloon Payment, (iii) solely in the case of a delinquent Balloon Payment, (A) the date occurring 30 days after the date on which such Balloon Payment was due (except as described in the immediately following clause (B)) or (B) if the related Mortgagor has delivered to the Lead Master Servicer (who shall promptly deliver a copy thereof to the Lead Special Servicer) or the Lead Special Servicer (who shall promptly deliver a copy thereof to the Lead Master Servicer) a signed purchase agreement or a refinancing commitment acceptable to the Lead Special Servicer prior to the date 30 days after the Balloon Payment was due, the date occurring 120 days after the date on which the Balloon Payment was due (or such shorter period beyond the date on which that Balloon Payment was due during which the refinancing is scheduled to occur), (iv) the date on which the related Mortgaged Property has become an REO Property, (v) a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property, (vi) 60 days after the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, is not dismissed within those 60 days, or (vii) the date on which the Mortgage Loan remains outstanding five (5) years following any extension of its maturity date pursuant to Section 4(h) of this Agreement; and (II) after the Lead Securitization Date, shall have the meaning assigned to such term or another analogous term in the Lead Securitization Servicing Agreement.

“Appraised Value” shall mean, as of any date of determination, with respect to the Mortgaged Property or any REO Property, the “as is” market value thereof set forth in an Appraisal pursuant to clause (ii) of the definition of “Appraisal” (which may be an update of a

7

prior Appraisal as provided in the definition of “Appraisal”), prepared by an Appraiser, which Appraisal is obtained pursuant to the provisions of this Agreement.

“Appraiser” shall mean an Independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the related property type and market.

“Asset Review” shall mean any review of representations and warranties conducted by a Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“B Note” shall mean Note B-1 and Note B-2, either individually or in the aggregate as the context may require.

“B Noteholder” shall mean a Noteholder of Note B-1 or Note B-2.

“Balloon Payment” shall mean, with respect to the Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date in excess of the Monthly Payment.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Borrower Party” shall mean the Mortgagor, a manager of the Mortgaged Property, a Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate” shall mean, with respect to the Mortgagor, a manager of the Mortgaged Property or a Restricted Mezzanine Holder, (a) any other Person controlling or controlled by or under common control with such Mortgagor, manager or Restricted Mezzanine Holder, as applicable, or (b) any other Person owning, directly or indirectly, 10% or more of the beneficial interests in such Mortgagor, manager or Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Borrower Party Noteholder” shall mean a Noteholder that is a Borrower Party.

“Business Day” shall (I) prior to the Lead Securitization Date, mean a day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business; and (II) from and after the Lead Securitization Date, shall have the meaning assigned to such term or another analogous term in the Servicing Agreement.

8

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering the applicable Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the applicable Note).

“CMBS” shall mean commercial mortgage-backed securities.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the U.S. Securities and Exchange Commission or any successor thereto.

“Condemnation Proceeds” shall (I) prior to the Lead Securitization Date, mean all proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 20(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 20(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 20(f).

“Consulting Parties”: As of any date of determination, all of the following Persons: (i) the Note A-1 Holder if it is a Decision-Eligible Note A Holder and is not then the Controlling Noteholder; (ii) the Note A-2 Holder if it is a Decision-Eligible Note A Holder and is not then the Controlling Noteholder; (iii) the Note A-3 Holder if it is not a Restricted Note A Holder and, if included in a Securitization Trust, otherwise complies with the applicable restrictions set forth in the related Securitization Servicing Agreement regarding affiliation with the Mortgagor or broad affiliates thereof; (iv) the Note A-4-1 Holder if it is not then the Controlling Noteholder and is not a Restricted Note A Holder and, if included in a Securitization Trust, otherwise complies with the applicable restrictions set forth in the related Securitization Servicing Agreement regarding affiliation with the Mortgagor or broad affiliates thereof; (v) the Note A-4-2 Holder if it is not a Restricted Note A Holder and, if included in a Securitization Trust, otherwise complies with the applicable restrictions set forth in the related Securitization Servicing Agreement regarding affiliation with the Mortgagor or broad affiliates thereof; (vi) the Note A-4-3 Holder if it is not a Restricted Note A Holder and, if included in a Securitization Trust, otherwise complies with the applicable restrictions set forth in the related Securitization Servicing Agreement regarding affiliation with the Mortgagor or broad affiliates thereof; (vii) the Note A-5-1 Holder if it is not a Restricted Note A Holder and, if included in a Securitization Trust, otherwise complies with the applicable restrictions set forth in the related Securitization Servicing Agreement regarding affiliation with the Mortgagor or broad affiliates thereof; (viii) the Note A-5-2 Holder if it is not a Restricted Note A Holder and, if included in a Securitization

9

Trust, otherwise complies with the applicable restrictions set forth in the related Securitization Servicing Agreement regarding affiliation with the Mortgagor or broad affiliates thereof; (ix) the Note A-6 Holder if it is not a Restricted Note A Holder and, if included in a Securitization Trust, otherwise complies with the applicable restrictions set forth in the related Securitization Servicing Agreement regarding affiliation with the Mortgagor or broad affiliates thereof; (x) the Note A-7-A Holder if it is not a Restricted Note A Holder and, if included in a Securitization Trust, otherwise complies with the applicable restrictions set forth in the related Securitization Servicing Agreement regarding affiliation with the Mortgagor or broad affiliates thereof; (xi) the Note A-7-B Holder if it is not a Restricted Note A Holder and, if included in a Securitization Trust, otherwise complies with the applicable restrictions set forth in the related Securitization Servicing Agreement regarding affiliation with the Mortgagor or broad affiliates thereof; (xii) the Note A-8-1 Holder if it is not a Restricted Note A Holder and, if included in a Securitization Trust, otherwise complies with the applicable restrictions set forth in the related Securitization Servicing Agreement regarding affiliation with the Mortgagor or broad affiliates thereof; (xiii) the Note A-8-2-A Holder if it is not a Restricted Note A Holder and, if included in a Securitization Trust, otherwise complies with the applicable restrictions set forth in the related Securitization Servicing Agreement regarding affiliation with the Mortgagor or broad affiliates thereof; (xiv) the Note A-8-2-B Holder if it is not a Restricted Note A Holder and, if included in a Securitization Trust, otherwise complies with the applicable restrictions set forth in the related Securitization Servicing Agreement regarding affiliation with the Mortgagor or broad affiliates thereof; (xv) the Note A-8-3 Holder if it is not a Restricted Note A Holder and, if included in a Securitization Trust, otherwise complies with the applicable restrictions set forth in the related Securitization Servicing Agreement regarding affiliation with the Mortgagor or broad affiliates thereof; and (xvi) each of the one or more other Persons as may be designated in the Lead Securitization Servicing Agreement.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

“Control Appraisal Period” shall mean any period with respect to the Mortgage Loan, if and for so long as:

(a)               (1) the aggregate Initial Note Principal Balance of Note B-1 and Note B-2, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the B Notes after the date of creation of the B Notes, (y) any Appraisal Reduction Amount then applicable to the Mortgage Loan and (z) any losses realized with respect to the Mortgaged Property or the Mortgage Loan that are allocated to the B Notes, is less than

(b)               25% of the remainder of (i) the aggregate Initial Note Principal Balance of Note B-1 and Note B-2 less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the B Notes after the date of creation of the B Notes;

provided, however, that a Control Appraisal Period shall not be in effect at any time when a Threshold Event Cure is in effect.

10

“Control-Eligible Note A Holder” means, as of any date of determination, any one or more of (i) the Initial Note A-1 Holder unless either (x) the Initial Note A-1 Holder and its Affiliates, collectively, have ceased to own interests in Note A-1 and/or Note A-2 representing an aggregate Initial Note Principal Balance of Note A-1 and/or Note A-2 of at least $50,000,000 or (y) it is then a Restricted Note A Holder; and (ii) the Initial Note A-2 Holder unless either (x) the Initial Note A-2 Holder and its Affiliates, collectively, have ceased to own interests in Note A-1 and/or Note A-2 representing an aggregate Initial Note Principal Balance of Note A-1 and/or Note A-2 of at least $50,000,000 or (y) it is then a Restricted Note A Holder.

“Controlling Noteholder” shall mean, as of any date of determination, (i) the Note B-1 Holder, provided that (a) no Control Appraisal Period has occurred and is continuing and (b) the Note B-1 Holder is not a Borrower Party and a Borrower Party would not otherwise be entitled to exercise the rights of the Controlling Noteholder in respect of Note B-1; (ii) the Note A-1 Holder if (a) the Note B-1 Holder is not then the Controlling Noteholder and (b) the Note A-1 Holder is then a Control-Eligible Note A Holder; (iii) the Note A-2 Holder if (a) neither the Note B-1 Holder nor the Note A-1 Holder is then the Controlling Noteholder and (b) the Note A-2 Holder is then a Control-Eligible Note A Holder; or (iv) if none of the Note B-1 Holder, the Note A-1 Holder or the Note A-2 Holder is then the Controlling Noteholder, the Note A-4-1 Holder (subject to the terms of the Lead Securitization Servicing Agreement).

Notwithstanding any provision of this definition or any other provision of this Agreement or the Servicing Agreement to the contrary, in no event shall the ownership or holding of an interest in an A Note (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such A Note or as a beneficial owner of any securities collateralized by such A Note) by a Note B Holder or any Affiliate of a Note B Holder shall limit the status of the Note B-1 Holder as the Controlling Noteholder or the rights of the Note B-1 Holder or its Controlling Noteholder Representative, at any time when no Control Appraisal Period is in effect and the Note B-1 Holder is not a Borrower Party, nor limit, at any time, the rights of the Note B Holder in such capacity, whether under the final sentence of the first paragraph of Section 4.2(j)(iii), Section 4.2(j)(viii), Section 4.2(j)(xi), Section 11, Section 12 or otherwise.

“Controlling Noteholder Representative” shall have the meaning assigned to such term in Section 6(a).

Notwithstanding any provision of this definition or any other provision of this Agreement or the Servicing Agreement to the contrary, in no event shall the ownership or holding of an interest in an A Note (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such A Note or as a beneficial owner of any securities collateralized by such A Note) by a Note B Holder or any Affiliate of a Note B Holder limit the status of the Note B-1 Holder as the Controlling Noteholder or the rights of the Note B-1 Holder or its Controlling Noteholder Representative, at any time when no Control Appraisal Period is in effect and the Note B-1 Holder is not a Borrower Party, nor limit, at any time, the rights of the Note B Holder in such capacity, whether under the final sentence of the first paragraph of Section 4.2(j)(iii), Section 4.2(j)(viii), Section 4.2(j)(xi), Section 11, Section 12 or otherwise.

11

“Cure Period” shall have the meaning assigned to such term in Section 11(a).

“Custodial Account” shall (I) prior to the Lead Securitization Date, mean a segregated account created and maintained by the Lead Master Servicer pursuant to the Servicing Agreement on behalf of the Noteholders; and (II) from and after the Lead Securitization Date, have the meaning assigned to the term “whole loan custodial account” in the Servicing Agreement, which account may be a sub-account of an account maintained by the Lead Master Servicer.

“Custodian” shall have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“DBRS Morningstar” shall mean DBRS, Inc., and its successors in interest.

“Decision-Eligible Note A Holder” means, as of any date of determination, any of (i) the Note A-1 Holder, if the Note A-1 Holder is not then delinquent in a paying a reimbursement amount requested under Section 3(h) and is not then a Restricted Note A Holder and no Borrower Party, nor any Note B Holder or any Affiliate thereof, would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of the Note A-1 Holder; (ii) the Note A-2 Holder, if the Note A-2 Holder is not then delinquent in a paying a reimbursement amount requested under Section 3(h) and is not then a Restricted Note A Holder and no Borrower Party, nor any Note B Holder or any Affiliate thereof, would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of the Note A-2 Holder; and (iii) at any time when the Note B-1 Holder is not the Controlling Noteholder, each Securitization-Eligible Noteholder if its Note is not then held in a Securitization, such Securitization-Eligible Noteholder is not then a Restricted Note A Holder and no Borrower Party would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of such Securitization-Eligible Noteholder; provided, however, that there shall be no Decision-Eligible Note A Holders at any time when neither the Initial Note A-1 Holder nor the Initial Note A-2 Holder is a Control-Eligible Note A Holder.

Notwithstanding any provision of this definition or any other provision of this Agreement or the Servicing Agreement to the contrary, in no event shall the ownership or holding of an interest in an A Note (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such A Note or as a beneficial owner of any securities collateralized by such A Note) by a Note B Holder or any Affiliate of a Note B Holder limit the status of the Note B-1 Holder as the Controlling Noteholder or the rights of the Note B-1 Holder or its Controlling Noteholder Representative, at any time when no Control Appraisal Period is in effect and the Note B-1 Holder is not a Borrower Party, nor limit, at any time, the rights of the Note B Holder in such capacity, whether under the final sentence of the first paragraph of Section 4.2(j)(iii), Section 4.2(j)(viii), Section 4.2(j)(xi), Section 11, Section 12 or otherwise.

“Default” shall mean an event of default under the Mortgage Loan or an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Mortgage Loan.

12

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Defaulted A Loan” shall (I) prior to the Lead Securitization Date, mean the A Notes collectively if (i) the Mortgage Loan is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Note and without regard to any acceleration of payments under the related Mortgage and Note, (ii) the Lead Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the Notes, or (iii) 60 days after the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, is not dismissed within those 60 days; and (II) after the Lead Securitization Date, shall have the meaning assigned to such term or another analogous term in the Lead Securitization Servicing Agreement.

“Defaulted A Loan Purchase Date” shall have the meaning assigned to such term in Section 12.

“Defaulted A Loan Purchase Price” shall mean, as of any date of determination, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed pursuant to Section 3(b) or Section 3(c) of this Agreement: (a) the Note A Principal Balance, (b) accrued and unpaid interest, on the Note A Principal Balance at the Note A Rate from the date as to which interest was last paid in full by Mortgagor up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan to the Note A Holders, other than Prepayment Premiums, Penalty Charges, late fees, exit fees and any other similar fees, provided that if a Borrower Party is the purchaser, the Defaulted A Loan Purchase Price shall include Prepayment Premiums, Penalty Charges, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed Advances and any expenses incurred in enforcing the Loan Documents (including, without limitation, Property Advances payable or reimbursable to any Servicer, and special servicing fees incurred by or on behalf of the Note A Holders), (e) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount with respect to an Advance made by or on behalf of the Note A Holders, (f) (x) if a Borrower Party is the purchaser, or (y) if the Mortgage Loan is purchased more than ninety (90) days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Servicing Agreement with respect to the Mortgage Loan; (g) (x) if a Borrower Party is the purchaser, or (y) if the Mortgage Loan is purchased more than 120 days after notice by the Lead Master Servicer or the Lead Special Servicer to the Note B Holders of the Servicing Transfer Event as a result of which such option first becomes exercisable pursuant to Section 12 of this Agreement, any accrued and unpaid Penalty Charges on the A Notes that are not held by a Securitization Trust; and (h) any Recovered Costs not reimbursed previously to the Note A Holders pursuant to this Agreement. If the Mortgaged Property becomes an REO Property, for purposes of determining the Defaulted A Loan Purchase Price, interest will be deemed to continue to accrue on Note A at the Note A Default Rate as if the Mortgage Loan

13

were not so converted. In no event shall the Defaulted A Loan Purchase Price include amounts due or payable to the Note B Holders under this Agreement.

“Defaulted A Loan Purchase Date” shall have the meaning assigned to such term in Section 12.

“Defaulted Securitized A Loan” shall mean, as of any date of determination when the A Notes collectively constitute a Defaulted A Loan, the A Notes that are then included in a Lead Trust or any Non-Lead Trust, collectively.

“Defaulted Securitized A Loan Purchase Price” shall mean, as of any date of determination, the product of (a) Defaulted A Loan Purchase Price and (b) the ratio of the aggregate Note Principal Balance of the A Notes comprising the Defaulted Securitized A Loan to the aggregate Note Principal Balance of the A Notes comprising the Defaulted A Loan.

“Due Date” shall mean, with respect to the Mortgage Loan, for any calendar month: (i) up to and including the calendar month in which its Maturity Date occurs, the day of such month set forth in the Loan Documents on which the Monthly Payment thereon is scheduled to be first due (without regard to any grace period); (ii) after the calendar month in which its Maturity Date occurred, the day of such month that would have been the Due Date in accordance with clause (i) of this definition without regard to the occurrence of the Maturity Date; and (iii) if the Mortgage Loan has become an REO Loan, the day of such month that would have been the Due Date in accordance with clause (i) of this definition without regard to the occurrence of such event.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Loan Documents.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Extraordinary Major Decision” shall mean any one or more of the following:

(i)            any extension of the term of the Mortgage Loan (A) pursuant to a written agreement to be executed and delivered prior to the scheduled maturity date of the Mortgage Loan, or (B) pursuant to a written agreement to be executed and delivered on or after the scheduled maturity date of the Mortgage Loan, if the extension described in this clause (B) does not satisfy all of the following requirements: (1) the new maturity date provided in the extension documentation does not extend beyond the date that is eighteen (18) months after the original stated maturity date (described in Exhibit A hereto), (2) each of the A Noteholders shall receive partial prepayment of the A Notes of not less than seven and a half percent (7.5%) of the then current principal balance of the A Notes), and (3) the interest rates for each of the A Notes shall be increased to the greater of (x) the initial Note A Rate set forth in the initial loan documents (described on Exhibit A) plus 200 basis points or (y) the “on the run” 5 year treasury note plus 300 basis points;

14

(ii)                       any single forbearance agreement other than a forbearance agreement which (a) relates solely to an event of default as a result of the failure to timely repay the loan at the maturity date and (b) requires the lender to forbear from exercising remedies for a period not to exceed four (4) months;

(iii)                    any deferral of a monthly debt service payment (other than in connection with a forbearance permitted under the preceding clause (ii)) that impacts Note A;

(iv)                   any forgiveness of any of the principal balance of any A Note;

(v)                      any waiver or modification of a monthly debt service payment at the non-default interest rate (and for avoidance of doubt, subject to clauses (iii) and (iv) above, waivers, modifications and deferrals of any other monetary obligations do not constitute Extraordinary Major Decision);

(vi)                   any direct or indirect sale (including through a sale of equity interests in the owner of REO Property) of all or substantially all of any REO Property, for a price that is less than the Defaulted A Loan Purchase Price;

(vii)                any release of any material collateral for the Mortgage Loan (including in connection with any substitution of collateral), unless required pursuant to the terms of the Mortgage Loan and there is no lender consent required;

(viii)             any consent to a transfer of the Mortgaged Property or of direct or indirect interests in the Mortgagor or the Guarantor or to a change in the control of Mortgagor or Guarantor, in each case other than (a) any such transfer or change in control that may be effected pursuant to the terms of the Loan Documents without the consent of lender, and (b) any such transfer or change in control that is effected in connection with any pursuit of remedies, a deed in lieu of foreclosure, or a foreclosure;

(ix)                     any determination of an Acceptable Insurance Default, or any proposed modification or waiver of any material provisions in the Loan Documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the Mortgagor (unless the modification is to increase the amount or scope of coverage);

(x)                        any approval of any property insurance settlement or condemnation settlement, in each case unless either (i) such approval is required pursuant to the terms of the Loan Documents and there is no lender discretion involved or (ii) under the terms of the Loan Documents the Mortgagor is permitted to enter into such settlement without the approval of lender;

(xi)                     any determination by lender to apply property insurance proceeds or condemnation awards to the reduction of debt rather than to the restoration of the

15

Mortgaged Property, to the extent the lender has a right under the Loan Documents to consent to or make such determination;

(xii)                  any consent to incurrence of additional debt by the Mortgagor or mezzanine debt by a direct or indirect parent of a Mortgagor, other than (i) any such debt that is permitted pursuant to the terms of the Loan Documents and for which there is no lender consent required or (ii) any such debt the net proceeds of which will be used to pay down the Mortgage Loan and/or to support the cash needs of the Mortgaged Property; and

(xiii)               any filing of a bankruptcy or similar insolvency action against the Mortgagor or the Guarantor.

“Final Recovery Determination” shall (I) prior to the Lead Securitization Date, mean, with respect to the Mortgage Loan, if it is a Specially Serviced Loan or REO Loan, a determination that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Proceeds and other payments or recoveries that the Lead Special Servicer has determined in accordance with the Servicing Standard will ultimately be recoverable; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Guarantor” shall mean OPG Investment Holdings (US), LLC, a Delaware limited liability company, or any other Person that has guaranteed, or hereafter guarantees, any of the Mortgagor’s obligations under any Loan Document.

“Guaranty” shall mean any guaranty, or any agreement, pursuant to which any Person has guaranteed, or hereafter guarantees, any of the Mortgagor’s obligations under any Loan Document.

“Independent” shall (I) prior to the Lead Securitization Date, mean, when used with respect to any specified Person, that such Person (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Mortgagor, the Controlling Noteholder, the Controlling Noteholder Representative, any other Noteholder, any Consulting Party or any Affiliate thereof, nor, following the Lead Securitization, the Lead Depositor, the Lead Trustee, the Lead Operating Advisor, the Lead Asset Representations Reviewer, the Lead Certificate Administrator, the Lead Master Servicer, the Lead Special Servicer, the Lead Controlling Class Representative, or any Affiliate thereof, and (ii) is not connected with any Person described in the preceding clause (i) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of another Person merely because such Person is (A) compensated for services by, or (B) the beneficial owner of 1% or less of any class of securities issued by, the other Person, provided that such ownership constitutes less than 1% of the total assets owned by such Person; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term in the Servicing Agreement.

“Initial Agent” shall have the meaning assigned to such term in the recitals.

16

“Initial Note A-1 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-2 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-3 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-4-1 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-4-2 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-4-3 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-5-1 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-5-2 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-6 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-7-A Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-7-B Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-8-1 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-8-2-A Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-8-2-B Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-8-3 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note B-1 Holder” shall have the meaning assigned to such term in the recitals.

17

“Initial Note B-2 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note Percentage Interest” shall mean, (i) with respect to Note A-1, the “Initial Note A-1 Percentage Interest” set forth in the Mortgage Loan Schedule; (ii) with respect to Note A-2, the “Initial Note A-2 Percentage Interest” set forth in the Mortgage Loan Schedule; (iii) with respect to Note A-3, the “Initial Note A-3 Percentage Interest” set forth in the Mortgage Loan Schedule; (iv) with respect to Note A-4-1, the “Initial Note A-4-1 Percentage Interest” set forth in the Mortgage Loan Schedule; (v) with respect to Note A-4-2, the “Initial Note A-4-2 Percentage Interest” set forth in the Mortgage Loan Schedule; (vi) with respect to Note A-4-3, the “Initial Note A-4-3 Percentage Interest” set forth in the Mortgage Loan Schedule; (vii) with respect to Note A-5-1, the “Initial Note A-5-1 Percentage Interest” set forth in the Mortgage Loan Schedule; (viii) with respect to Note A-5-2, the “Initial Note A-5-2 Percentage Interest” set forth in the Mortgage Loan Schedule; (ix) with respect to Note A-6, the “Initial Note A-6 Percentage Interest” set forth in the Mortgage Loan Schedule; (x) with respect to Note A-7-A, the “Initial Note A-7-A Percentage Interest” set forth in the Mortgage Loan Schedule; (xi) with respect to Note A-7-B, the “Initial Note A-7-B Percentage Interest” set forth in the Mortgage Loan Schedule; (xii) with respect to Note A-8-1, the “Initial Note A-8-1 Percentage Interest” set forth in the Mortgage Loan Schedule; (xiii) with respect to Note A-8-2-A, the “Initial Note A-8-2-A Percentage Interest” set forth in the Mortgage Loan Schedule; (xiv) with respect to Note A-8-2-B, the “Initial Note A-8-2-B Percentage Interest” set forth in the Mortgage Loan Schedule; (xv) with respect to Note A-8-3, the “Initial Note A-8-3 Percentage Interest” set forth in the Mortgage Loan Schedule; (xvi) with respect to Note B-1, the “Initial Note B-1 Percentage Interest” set forth in the Mortgage Loan Schedule; and (xvii) with respect to Note B-2, the “Initial Note B-2 Percentage Interest” set forth in the Mortgage Loan Schedule.

“Initial Note Principal Balance” shall mean, (i) with respect to Note A-1, the “Initial Note A-1 Principal Balance” set forth in the Mortgage Loan Schedule; (ii) with respect to Note A-2, the “Initial Note A-2 Principal Balance” set forth in the Mortgage Loan Schedule; (iii) with respect to Note A-3, the “Initial Note A-3 Principal Balance” set forth in the Mortgage Loan Schedule; (iv) with respect to Note A-4-1, the “Initial Note A-4-1 Principal Balance” set forth in the Mortgage Loan Schedule; (v) with respect to Note A-4-2, the “Initial Note A-4-2 Principal Balance” set forth in the Mortgage Loan Schedule; (vi) with respect to Note A-4-3, the “Initial Note A-4-3 Principal Balance” set forth in the Mortgage Loan Schedule; (vii) with respect to Note A-5-1, the “Initial Note A-5-1 Principal Balance” set forth in the Mortgage Loan Schedule; (viii) with respect to Note A-5-2, the “Initial Note A-5-2 Principal Balance” set forth in the Mortgage Loan Schedule; (ix) with respect to Note A-6, the “Initial Note A-6 Principal Balance” set forth in the Mortgage Loan Schedule; (x) with respect to Note A-7-A, the “Initial Note A-7-A Principal Balance” set forth in the Mortgage Loan Schedule; (xi) with respect to Note A-7-B, the “Initial Note A-7-B Principal Balance” set forth in the Mortgage Loan Schedule; (xii) with respect to Note A-8-1, the “Initial Note A-8-1 Principal Balance” set forth in the Mortgage Loan Schedule; (xiii) with respect to Note A-8-2-A, the “Initial Note A-8-2-A Principal Balance” set forth in the Mortgage Loan Schedule; (xiv) with respect to Note A-8-2-B, the “Initial Note A-8-2-B Principal Balance” set forth in the Mortgage Loan Schedule; (xv) with respect to Note A-8-3, the “Initial Note A-8-3 Principal Balance” set forth in the Mortgage Loan Schedule; (xvi) with respect to Note B-1, the “Initial Note B-1 Principal Balance” set forth in the Mortgage Loan

18

Schedule; and (xvii) with respect to Note B-2, the “Initial Note B-2 Principal Balance” set forth in the Mortgage Loan Schedule.

“Initial Noteholders” shall mean, collectively, the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3 Holder, the Initial Note A-4-1 Holder, the Initial Note A-4-2 Holder, the Initial Note A-4-3 Holder, the Initial Note A-5-1 Holder, the Initial Note A-5-2 Holder, the Initial Note A-6 Holder, the Initial Note A-7-A Holder, the Initial Note A-7-B Holder, the Initial Note A-8-1 Holder, the Initial Note A-8-2-A Holder, the Initial Note A-8-2-B Holder, the Initial Note A-8-3 Holder, the Initial Note B-1 Holder and the Initial Note B-2 Holder.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgagor, any action for the dissolution of the Mortgagor, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgagor for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgagor or any other action concerning the adjustment of the debts of the Mortgagor, the cessation of business by the Mortgagor, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgagor in a transaction permitted under the Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgagor for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgagor, the term “Mortgagor” shall refer to any such entity.

“Insurance Proceeds” shall (I) prior to the Lead Securitization Date, mean proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to the Mortgage Loan; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Interested Person” shall mean, as of any date of determination, any party to the Servicing Agreement, the Controlling Noteholder, any Controlling Noteholder Representative, any Consulting Party, any Mortgagor, any holder of a related mezzanine loan (if one exists), any manager of the Mortgaged Property, any independent contractor engaged by the Lead Special Servicer to manage the Mortgaged Property after it has become an REO Property, any party to a Non-Lead Securitization Servicing Agreement, or any Person actually known to a Responsible Officer of the Lead Trustee or the Lead Certificate Administrator to be an Affiliate of any of the preceding entities.

“Interim Servicing Agreement” shall have the meaning assigned to such term in Section 2(a).

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds the applicable Note as collateral securing

19

(in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc., or its successor in interest.

“Lead Asset Representations Reviewer” shall mean the asset representations reviewer appointed pursuant to the Lead Securitization Servicing Agreement.

“Lead Certificate Administrator” shall mean the certificate administrator appointed pursuant to the Lead Securitization Servicing Agreement.

“Lead Controlling Class Representative” shall mean, with respect to the Lead Securitization, the holders of the majority of the class of securities issued in such Securitization designated as the “controlling class” pursuant to the related Securitization Servicing Agreement for such Securitization or their duly appointed representative.

“Lead Depositor” shall mean the depositor under the Lead Securitization.

“Lead Master Servicer” shall mean, subject to Section 2(a), the “master servicer” appointed pursuant to the Servicing Agreement.

“Lead Operating Advisor” shall mean the “operating advisor”, if any, appointed pursuant to the Lead Securitization Servicing Agreement.

“Lead Securitization” shall mean (a) during the period from and after the closing date of the Securitization of Note A-6 (if such date is prior to the Note A-4-1 Securitization Date) until the Note A-4-1 Securitization Date, such Securitization of Note A-6 and (b) on and after the Note A-4-1 Securitization Date, the Note A-4-1 Securitization.

“Lead Securitization Date” shall mean the closing date of the Lead Securitization.

“Lead Securitization Note” shall mean (a) during the period from and after the closing date of the Securitization of Note A-6 (if such date is prior to the Note A-4-1 Securitization Date) until the Note A-4-1 Securitization Date, the Note(s) included in such Securitization of Note A-6 and (b) on and after the Note A-4-1 Securitization Date, Note A-4-1.

“Lead Securitization Noteholder” shall mean the Lead Securitization Trust so long as it holds one or more of the Lead Securitization Notes and otherwise shall mean the Note A-4-1 Holder.

“Lead Securitization Servicing Agreement” shall mean (a) during the period from and after the closing date of the Securitization of Note A-6 (if such date is prior to the Note A-4-1 Securitization Date) until the Note A-4-1 Securitization Date, the Securitization Servicing Agreement governing such Securitization of Note A-6 and (b) on and after the Note A-4-1 Securitization Date, the Note A-4-1 Securitization Servicing Agreement.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

20

“Lead Special Servicer” shall mean, subject to Section 2(a), the special servicer appointed pursuant to the Servicing Agreement and this Agreement (or any successor and assign appointed by the Controlling Noteholder in accordance with the Servicing Agreement and this Agreement).

“Lead Trustee” shall mean the trustee appointed pursuant to the Lead Securitization Servicing Agreement.

“Liquidation Proceeds” shall (I) prior to the Lead Securitization Date, mean the amount (other than Insurance Proceeds and Condemnation Proceeds) received in connection with (i) a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) with respect to a Specially Serviced Loan, (ii) a purchase of the Defaulted A Loan or an interest in any REO Property by one or more of the Note B Holders pursuant to Section 12 of this Agreement; (iii) the taking of the Mortgage Property or any REO Property, or a portion thereof, by exercise of the power of eminent domain or condemnation; (iv) the sale of any REO Property pursuant to Section 4(j) of this Agreement; or (v) the transfer of any Threshold Event Collateral to the Custodial Account pursuant to Section 4(f) of this Agreement; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Loan Documents” shall mean, with respect to the Mortgage Loan, the documents executed or delivered in connection with the origination or any subsequent modification of the Mortgage Loan or subsequently added.

“Major Decision” shall mean:

(i)                          any forbearance with respect to the Mortgage Loan or any proposed or actual foreclosure upon or comparable conversion (which may include any sale by power of sale or any acceptance of a deed in lieu of foreclosure or any acquisition of an REO Property) of the ownership of properties securing the Mortgage Loan if it comes into and continues in default;

(ii)                       any modification, consent to a modification or waiver of any monetary term (including, without limitation, Penalty Charges) or material non-monetary term (including, without limitation, a modification with respect to the timing of any Monthly Payment(s) and acceptance of discounted payoffs) of the Mortgage Loan or any extension of the Maturity Date of the Mortgage Loan;

(iii)                    any direct sale or indirect sale (such as but not limited to the sale of limited liability company interests in an entity that is the direct owner) of all or any material portion of any REO Property;

(iv)                     any determination to bring any REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property, give any lender consent under the Loan Documents to the Mortgagor with respect to environmental matters or any approval of the Mortgagor’s determination to bring the Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials

21

located at the Mortgaged Property, in each case, to the extent the lender is required to consent to, or approve, any such requirement from the Mortgagor or the determination by the Mortgagor under the Loan Documents;

(v)                      any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan, or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the Mortgage Loan and there is no lender discretion;

(vi)                   any waiver of or decision to not enforce a “due on sale” or “due on encumbrance” clause under the Loan Documents or, if lender consent is required, any consent to a transfer of the Mortgaged Property or of direct or indirect interests in the Mortgagor (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected pursuant to the terms of the Loan Documents without the consent of the lender and for which there is otherwise no lender discretion;

(vii)                any approval of property management company changes (including modifications, waivers or amendments to any management agreement or entering into or terminating a management agreement), in each case to the extent the lender is required to consent to, or approve, such changes under the Loan Documents;

(viii)             releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the Loan Documents and for which there is no lender discretion (for the avoidance of doubt the determination of whether conditions precedent to a Mortgagor’s right to obtain a release have been satisfied will be a matter of lender discretion);

(ix)                     (a) any acceptance of an assumption agreement, any consent to a transfer of interests in the Guarantor or the Mortgagor that is not permitted under the Loan Documents, any other agreement permitting transfers of interests in a Mortgagor or Guarantor other than in accordance with the Loan Documents, releasing a Mortgagor or Guarantor from liability under the Mortgage Loan, the Loan Documents or any Guaranty other than pursuant to the specific terms of the Loan Documents and for which there is no lender discretion, and (b) any amendment or modification to the definition of “Permitted Transfer” (or analogous term in the Loan Documents) or other provisions in the Mortgage Loan Agreement with respect to change of control or ownership of the Mortgaged Property, the Mortgagor or the Guarantor;

(x)                        any acceleration of the Mortgage Loan or the exercise of any other remedy following a default or an event of default with respect to the Mortgage Loan or any Guaranty (including any delivery of a notice of default), any initiation of judicial, bankruptcy or similar proceedings under the Loan

22

Documents, with respect to any Guarantor, the Mortgagor or the Mortgaged Property;

(xi)                     the determination of the Lead Special Servicer pursuant to clause (b) or clause (g) of the definition of “Specially Serviced Loan”;

(xii)                  any determination of an Acceptable Insurance Default; any proposed modification or waiver of any material provisions in the Loan Documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the Mortgagor; any approval of any casualty, insurance settlements or condemnation settlements, and, to the extent the lender is required to consent to, or approve, any such determination under the Loan Documents, any determination to apply casualty proceeds or condemnation awards to the reduction of debt rather than to the restoration of the Mortgaged Property;

(xiii)               approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any Mortgagor of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xiv)              any modification, waiver, amendment, renewal or termination of any Major Lease (as defined in the Mortgage Loan Agreement) to the extent lender consent or approval is required under the Loan Documents, or entering into any subordination, non-disturbance and attornment agreement;

(xv)                 any consent to incurrence of additional debt by the Mortgagor or mezzanine debt by a direct or indirect parent of a Mortgagor, other than such debt that is permitted pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion (for the avoidance of doubt, the determination of whether conditions precedent to the right to incur additional debt or additional mezzanine debt are satisfied will be a matter of lender discretion);

(xvi)              any approval of or consent to a grant of an easement or right of way that materially affects the use or value of the Mortgaged Property or the Mortgagor’s ability to make payments with respect to such Specially Serviced Loan;

(xvii)           agreeing to any modification, waiver, consent or amendment of the Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the Mortgagor or the existing collateral or material modifications of the existing collateral) that would permit the defeasance of the subject Serviced Loan, (b) a modification of the type of defeasance collateral required under the Loan Documents such that defeasance collateral

23

other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the Loan Documents do not otherwise permit such principal prepayment;

(xviii)        any extension, modification, waiver, consent or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder (or holder of preferred equity that is substantially equivalent to the permitted mezzanine debt), or any action to enforce rights (or decision not to enforce rights), or any material modification, waiver, consent or amendment of such agreement, or any consent, approval waiver or determination by the senior lender under any such agreement and/or the exercise of rights and powers granted to the senior lender under any such agreement;

(xix)                the approval of any annual budget or material alteration for the Mortgaged Property, to the extent the lender has a right of consent or approval with respect to such budget or alteration under the Loan Documents;

(xx)                   any filing of a bankruptcy or similar action against the Mortgagor or Guarantor or the election of any action in a bankruptcy or Insolvency Proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a Section 363 sale, order shortening time or similar motion of procedure in an Insolvency Proceeding or making an Section 1111(b)(2) election on behalf of the Noteholders;

(xxi)                any material modification, waiver or amendment of any guaranty, environmental indemnity or environmental insurance policy related to the Loan Documents, in each case, to the extent lender has the right to consent to or approve such guaranty, indemnity or policy under the Loan Documents;

(xxii)             any approval of any operating and business plans proposed by the Special Servicer for REO Property; and

(xxiii)          any calculation of debt yield or determination of whether a Low Debt Yield period is in effect when required for any purpose under the Loan Documents.

“Major Decision Reporting Package” shall (I) prior to the Lead Securitization Date, mean, with respect to any Major Decision, (a) a written report prepared by the Lead Special Servicer describing in reasonable detail (i) the background and circumstances requiring action of the Lead Special Servicer, (ii) the proposed course of action recommended, and (iii) information regarding any direct or indirect conflict of interest in the subject action, and (b) all information in the Lead Special Servicer's possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under this Agreement; provided, for the

24

avoidance of doubt, that the Lead Special Servicer may provide the information described in clauses (a)(i) and (a)(ii) above in the form of an Asset Status Report and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Major Decision Urgent Second Notice” means, for purposes of Section 5(d) or Section 5(e), with respect to any Major Decision that is also an Extraordinary Major Decision (when the Note A-4-1 Holder is not the Controlling Noteholder), or a Major Decision that is also a Majority Decision (when neither the Note B-1 Holder nor the Note A-4-1 Holder is the Controlling Noteholder), an additional copy of the notice of such Major Decision in all caps bold 14-point font that includes the following statements and is delivered both by email (bearing the subject caption “Back Bay Office Mortgage Loan – Urgent Second Notice of Major Decision”) and by overnight service at least three (3) Business Days and not more than five (5) Business Days following the delivery of the first notice of such Major Decision: “THIS IS AN URGENT SECOND NOTICE OF A MAJOR DECISION. IF YOU HAVE A RIGHT (ALONE OR TOGETHER WITH ONE OR MORE OTHER NOTEHOLDERS) TO APPROVE OR OBJECT TO THIS MAJOR DECISION UNDER THE SECOND AMENDED AND RESTATED AGREEMENT BETWEEN NOTEHOLDERS DATED AS OF AUGUST 2, 2023, RELATED TO THE BACK BAY OFFICE MORTGAGE LOAN AND YOU HAVE NOT ALREADY DELIVERED TO THE LEAD SPECIAL SERVICER A RESPONSE TO THE FIRST NOTICE, YOUR FAILURE TO DELIVER A RESPONSE TO THE LEAD SPECIAL SERVICER BEFORE THE CONCLUSION OF A CUMULATIVE TEN (10) BUSINESS DAY RESPONSE PERIOD (OR, IN THE CASE OF A DETERMINATION OF AN “ACCEPTABLE INSURANCE DEFAULT,” THE CONCLUSION OF A CUMULATIVE TWENTY (20) DAY RESPONSE PERIOD) WILL RESULT IN YOUR DEEMED CONSENT TO OR APPROVAL OF THIS MAJOR DECISION AND A LOSS OF YOUR RIGHT TO APPROVE OR OBJECT TO OR VOTE ON THIS MAJOR DECISION. THE CUMULATIVE RESPONSE PERIOD COMMENCED ON [FILL IN DATE OF GIVING OF FIRST NOTICE]. **YOU ARE URGED TO RESPOND IMMEDIATELY TO THE LEAD SPECIAL SERVICER TO STATE WHETHER YOU CONSENT TO OR OBJECT TO THIS MAJOR DECISION.**” Notwithstanding the provisions otherwise set forth in Section 5(d) or Section 5(e), if such second urgent notice with respect to the relevant Major Decision is not delivered within five (5) Business Days following the delivery of such first notice of such Major Decision, then a deemed approval shall not arise with respect to such Major Decision earlier than five (5) Business Days following the delivery of such second urgent notice.

“Majority Decision” means each Major Decision that does not also constitute an Extraordinary Major Decision.

“Manager”: With respect to the Mortgage Loan, any property manager for the related Mortgaged Properties.

“Master Servicer Remittance Date” shall have the meaning assigned to such term or another analogous term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

25

“Maximum Legal Rate” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Model PSA” shall mean that certain pooling and servicing agreement, dated as of May 1, 2022, among Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as master servicer, KeyBank National Association, as special servicer, Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, Computershare Trust Company, National Association, as certificate administrator, and Wilmington Trust, National Association, as trustee, relating to the Benchmark 2022-B35 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2022-B35, which is included as Exhibit 4.2 to a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 12, 2023 (Central Index Key No. 0001921064; SEC Accession No. 0001539497-22-000966).

“Modified Asset” shall (I) prior to the Lead Securitization Date, mean the Mortgage Loan if any Servicing Transfer Event has occurred and the Mortgage Loan has been modified by the Lead Special Servicer pursuant to the Servicing Agreement in a manner that:

(a)       affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to the Mortgage Loan);

(b)       except as expressly contemplated by the related Loan Documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Lead Special Servicer (at the expense of the related Mortgagor and upon which the Lead Special Servicer may conclusively rely); or

(c)       in the reasonable, good faith judgment of the Lead Special Servicer, otherwise materially impairs the security for the Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon; and

and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Monetary Default” shall have the meaning assigned to such term in Section 11(a).

“Monetary Default Notice” shall have the meaning assigned to such term in Section 11(a).

“Monthly Payment” shall (I) prior to the Lead Securitization Date, mean, with respect to the Mortgage Loan (other than the REO Loan), and any Due Date, the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate, which is payable by the related Mortgagor on such Due Date under the related Notes, exclusive of any Balloon Payment. The Monthly Payment with respect to any Due Date for (i) an REO Loan or

26

(ii) the Mortgage Loan if it is delinquent at its respective Maturity Date and with respect to which the Lead Special Servicer has not entered into an extension, shall be the monthly payment that would otherwise have been payable on such Due Date had the related Notes not been discharged or the related Maturity Date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement. The Monthly Payment for the Mortgage Loan is the aggregate Monthly Payment for the Notes.

“Monthly Payment Date” shall have the meaning assigned to the term “monthly payment date” in the Mortgage Loan Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the loan agreement described on Exhibit A, as the same may be amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgagor” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Rate” shall mean, as of any date of determination, the weighted average of the Note A Rate and the Note B Rate.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“New A Note” shall have the meaning assigned to such term in Section 39.

“Net Note A Rate” shall mean the Note A Rate minus the Servicing Fee Rate.

“Net Note B Rate” shall mean the Note B Rate minus the Servicing Fee Rate.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Noteholders to make such payments free of any obligation or liability for withholding.

27

“Non-Lead Asset Representations Reviewer” shall mean a party acting as “Asset Representations Reviewer” (within the meaning of Item 1101(m) of Regulation AB) under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” or such other analogous term under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Controlling Class Representative” shall mean, with respect to a Non-Lead Securitization, the holders of the majority of the class of securities issued in such Securitization designated as the “controlling class” pursuant to the related Securitization Servicing Agreement for such Securitization or their duly appointed representative.

“Non-Lead Depositor” shall mean the “Depositor” under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean the applicable “Master Servicer” under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Note” shall mean each Note other than the Lead Securitization Notes.

“Non-Lead Noteholder” shall mean each Noteholder other than a Lead Securitization Noteholder.

“Non-Lead Operating Advisor” shall mean the “trust advisor,” “operating advisor” or such other analogous term under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization” shall mean any Securitization of a Securitization-Eligible Note other than the Lead Securitization Note.

“Non-Lead Securitization Date” shall mean the closing date of a Non-Lead Securitization.

“Non-Lead Securitization Determination Date” shall mean the “determination date” (or any term substantially similar thereto) as defined in a Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization A Note” shall mean, from and after the date a Non-Lead Securitization A Note is included in a Non-Lead Securitization, each Securitization A Note, if any, that is not a Lead Securitization Note.

“Non-Lead Securitization Note A Holder” shall mean a Note A Holder of a Non-Lead Securitization A Note.

“Non-Lead Securitization Servicing Agreement” shall mean the pooling and servicing agreement or trust and servicing agreement entered into in connection with a Non-Lead Securitization.

28

“Non-Lead Securitization Trust” shall mean each Securitization Trust other than the Lead Securitization Trust.

“Non-Lead Servicer” shall mean the Non-Lead Master Servicer or the Non-Lead Special Servicer for a Non-Lead Securitization, as the context may require.

“Non-Lead Special Servicer” shall mean the applicable “Special Servicer” under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Sponsor” shall mean a then-current Non-Lead Securitization Note A Holder (immediately prior to the related Non-Lead Securitization) in its capacity as the sponsor with respect to the related Non-Lead Securitization A Note in connection with such Non-Lead Securitization.

“Non-Lead Trustee” shall mean the applicable “Trustee” under a Non-Lead Securitization Servicing Agreement.

“Non-Monetary Default” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 11(d).

“Nonrecoverable Advance” shall mean a Nonrecoverable Property Advance or Nonrecoverable Securitization P&I Advance.

“Nonrecoverable Property Advance” shall (I) prior to the Lead Securitization Date, mean any Property Advance (including any emergency advance) previously made or proposed to be made in respect of the Mortgage Loan or REO Property by the any Servicer under any interim servicing agreement, which Property Advance the advancing party (or, in the case of an emergency advance made by the Special Servicer, the reimbursing party) or, if different, the Servicer under the interim servicing agreement has determined, would not or will not, as applicable, be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of the Mortgage Loan or REO Property (and any Property Advance (including any emergency advance) that is not required to be repaid by the related Mortgagor under the terms of the related Loan Documents shall be deemed to be a Nonrecoverable Property Advance for purposes of the applicable Servicer’s entitlement to reimbursement for such Advance); and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Nonrecoverable Securitization P&I Advance” shall mean, from and after the Lead Securitization Date, with respect to any Securitization Note (or the portion of any REO Loan related thereto), any Securitization P&I Advance previously made or proposed to be made in respect of such Securitization Note by a Lead Master Servicer, Non-Lead Master Servicer,

29

Lead Trustee or Non-Lead Trustee, which P&I Advance such party or a Lead Special Servicer or Non-Lead Special Servicer has determined pursuant to and in accordance with a Securitization Servicing Agreement, would not or will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of the Mortgage Loan (or the REO Loan), as the case may be.

“Note” shall mean each A Note and each B Note.

“Note A” shall have the meaning assigned to such term in the recitals.

“Note A Default Rate” shall mean a rate per annum equal to the Note A Rate plus the Note Default Interest Spread.

“Note A Holders” shall mean the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4-1 Holder, the Note A-4-2 Holder, the Note A-4-3 Holder, the Note A-5-1 Holder, the Note A-5-2 Holder, the Note A-6 Holder, the Note A-7-A Holder, the Note A-7-B Holder, the Note A-8-1 Holder, the Note A-8-2-A Holder, the Note A-8-2-B Holder and the Note A-8-3 Holder.

“Note A Rate” shall mean the Note A Rate set forth on the Mortgage Loan Schedule.

“Note A Relative Spread” shall mean the ratio of the Note A Rate to the Mortgage Loan Rate.

“Note A-1” shall have the meaning assigned to such term in the recitals.

“Note A-1 Holder” shall mean the Initial Note A-1 Holder, or any subsequent holder of Note A-1, together with its successors and assigns.

“Note A-2” shall have the meaning assigned to such term in the recitals.

“Note A-2 Holder” shall mean the Initial Note A-2 Holder, or any subsequent holder of Note A-2, together with its successors and assigns.

“Note A-3” shall have the meaning assigned to such term in the recitals.

“Note A-3 Holder” shall mean the Initial Note A-3 Holder, or any subsequent holder of Note A-3, together with its successors and assigns.

“Note A-4-1” shall have the meaning assigned to such term in the recitals.

“Note A-4-1 Holder” shall mean the Initial Note A-4-1 Holder, or any subsequent holder of Note A-4-1, together with its successors and assigns.

“Note A-4-1 Securitization” shall mean the first sale by the Note A-4-1 Holder of all or a portion of Note A-4-1 to a depositor who will in turn include such portion of Note A-4-1 as part of the securitization of one or more mortgage loans.

30

“Note A-4-1 Securitization Date” shall mean the closing date of the Note A-4-1 Securitization.

“Note A-4-1 Securitization Servicing Agreement” shall mean the Securitization Servicing Agreement entered into in connection with the Note A-4-1 Securitization.

“Note A-4-2” shall have the meaning assigned to such term in the recitals.

“Note A-4-2 Holder” shall mean the Initial Note A-4-1 Holder, or any subsequent holder of Note A-4-1, together with its successors and assigns.

“Note A-4-3” shall have the meaning assigned to such term in the recitals.

“Note A-4-3 Holder” shall mean the Initial Note A-4-1 Holder, or any subsequent holder of Note A-4-1, together with its successors and assigns.

“Note A-5-1” shall have the meaning assigned to such term in the recitals.

“Note A-5-1 Holder” shall mean the Initial Note A-5-1 Holder, or any subsequent holder of Note A-5-1, together with its successors and assigns.

“Note A-5-2” shall have the meaning assigned to such term in the recitals.

“Note A-5-2 Holder” shall mean the Initial Note A-5-2 Holder, or any subsequent holder of Note A-5-2, together with its successors and assigns.

“Note A-6” shall have the meaning assigned to such term in the recitals.

“Note A-6 Holder” shall mean the Initial Note A-6 Holder, or any subsequent holder of Note A-6, together with its successors and assigns.

“Note A-7-A” shall have the meaning assigned to such term in the recitals.

“Note A-7-A Holder” shall mean the Initial Note A-7-A Holder, or any subsequent holder of Note A-7-A, together with its successors and assigns.

“Note A-7-B” shall have the meaning assigned to such term in the recitals.

“Note A-7 Holder” shall mean the Initial Note A-7-B Holder, or any subsequent holder of Note A-7-B, together with its successors and assigns.

“Note A-8-1” shall have the meaning assigned to such term in the recitals.

“Note A-8-1 Holder” shall mean the Initial Note A-8-1 Holder, or any subsequent holder of Note A-8-1, together with its successors and assigns.

“Note A-8-2-A” shall have the meaning assigned to such term in the recitals.

31

“Note A-8-2-A Holder” shall mean the Initial Note A-8-2-A Holder, or any subsequent holder of Note A-8-2-A, together with its successors and assigns.

“Note A-8-2-B” shall have the meaning assigned to such term in the recitals.

“Note A-8-2-B Holder” shall mean the Initial Note A-8-2-B Holder, or any subsequent holder of Note A-8-2-B, together with its successors and assigns.

“Note A-8-3” shall have the meaning assigned to such term in the recitals.

“Note A-8-3 Holder” shall mean the Initial Note A-8-3 Holder, or any subsequent holder of Note A-8-3, together with its successors and assigns.

“Note B” shall have the meaning assigned to such term in the recitals.

“Note B Default Rate” shall mean a rate per annum equal to the Note B Rate plus the Note Default Interest Spread.

“Note B Holders” shall mean the Note B-1 Holder and the Note B-2 Holder; provided, however, that:

(a)   for the purposes of the definition of “Controlling Noteholder,” Section 4(e) (entitled “Appraisals and Appraisal Reduction Amounts”) and Section 4(f) (entitled “Threshold Event Cures and Collateral”), “Note B Holder” shall mean the Note B-1 Holder; and

(b)   for the purposes of Section 9 (entitled “Limitation on Liability of the Noteholders”), Section 13 (entitled “Representations of the Note B Holder”), Section 15 (entitled “Independent Analysis of the Note B Holder””) and Section 20 (entitled “Sale of the Notes”), “Note B Holder” shall mean each of the Note B-1 Holder and the Note B-2 Holder, in each case solely as to itself and its related B Note.

“Note B Rate” shall mean the Note B Rate set forth on the Mortgage Loan Schedule.

“Note B Relative Spread” shall mean the ratio of the Note B Rate to the Mortgage Loan Rate.

“Note B-1” shall have the meaning assigned to such term in the recitals.

“Note B-1 Holder” shall mean the Initial Note B-1 Holder, or any subsequent holder of Note B-1, together with its successors and assigns.

“Note B-2” shall have the meaning assigned to such term in the recitals.

“Note B-2 Holder” shall mean the Initial Note B-2 Holder, or any subsequent holder of Note B-2, together with its successors and assigns.

32

“Note Default Interest Spread” shall mean, with respect to the outstanding principal balance of any Note, a rate per annum equal to the lesser of (i) the Maximum Legal Rate minus the Note Rate applicable to such Note and (ii) four percent (4%).

“Note Pledgee” shall have the meaning assigned to such term in Section 20(e).

“Note A Principal Balance” shall mean the aggregate of the Note Principal Balances of the A Notes.

“Note Principal Balance” shall mean, with respect to each Note, at any time of determination, the Initial Note Principal Balance of such Note, less any payments of principal on such Note received by the Noteholder of such Note or reductions in such amount pursuant to Sections 3(b), 3(c) or 3(d), as applicable.

“Note Rate” shall mean any of the Note A Rate and the Note B Rate, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 22.

“Noteholder” shall mean any of the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4-1 Holder, the Note A-4-2 Holder, the Note A-4-3 Holder, the Note A-5-1 Holder, the Note A-5-2 Holder, the Note A-6 Holder, the Note A-7-A Holder, the Note A-7-B Holder, the Note A-8-1 Holder, the Note A-8-2-A Holder, the Note A-8-2-B Holder, the Note A-8-3 Holder, the Note B-1 Holder and the Note B-2 Holder, as applicable.

“Noteholder Purchase Notice” has the meaning assigned to such term in Section 12.

“Outside A Note” shall mean, as of any date of determination, any A Note that constitutes either (a) a Securitization-Eligible A Note that is not then included in a Securitization Trust or (b) a Securitization-Ineligible A Note.

“Outside A Noteholder” shall mean, as of any date of determination, the Noteholder of an Outside A Note.

“Penalty Charges” shall mean any amounts collected from the Mortgagor or with respect to the Mortgage Loan or the Mortgaged Property that represent default charges, penalty charges, late fees and/or Default Interest, but excluding any yield maintenance charge or prepayment premium.

“Performing Loan”: The Mortgage Loan if it not a Specially Serviced Loan or an REO Loan.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least

33

$500,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof) endowment fund or any other form of entity.

“Pledge” shall have the meaning assigned to such term in Section 20(e).

“Prepayment Premium” shall (I) prior to the Lead Securitization Date, mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Loan Documents, including any exit fee; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Prohibited Person” shall have the meaning set forth on Exhibit D.

“Pro Rata Share” shall mean, with respect to a Note, for the purposes of a reimbursement by the related Noteholder, a percentage equal to the Initial Note Percentage Interest of such Note.

“Pro Rata and Pari Passu Basis” shall mean, (i) with respect to the A Notes and the Note A Holders (or any specified group of the A Notes and the Note A Holders), the allocation of any particular payment, collection, cost, expense, liability or other amount between such A Notes or such Note A Holders, as the case may be, in accordance with a specified basis and without any priority of any such A Note or any such Note A Holder over another such A Note or Note A Holder, as the case may be, and in any event such that each such A Note or Note A Holder, as the case may be, is allocated its respective pro rata portion (relative to the other such A Notes in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount; and (ii) with respect to the B Notes and the Note B Holders (or any specified group of the B Notes and the Note B Holders), the allocation of any particular payment, collection, cost, expense, liability or other amount between such B Notes or such Note B Holders, as the case may be, in accordance with a specified basis and without any priority of any such B Note or any such Note B Holder over another such B Note or Note B Holder, as the case may be, and in any event such that each such B Note or Note B Holder, as the case may be, is allocated its respective pro rata portion (relative to the other such B Note in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount.

“Property Advance” shall (I) prior to the Lead Securitization Date, mean any advance made by the Lead Master Servicer or the Lead Trustee in respect of property protection expenses, together with all other customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred by the Lead Master Servicer, the Lead Special Servicer or the Lead Trustee in connection with the

34

servicing and administration of the Mortgage Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) the preservation, insurance, restoration, protection and management of a related Mortgaged Property, (b) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, (c) any enforcement or judicial proceedings with respect to a related Mortgaged Property, including foreclosures, (d) any Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder and (e) the operation, management, maintenance and liquidation of any such REO Property; provided that, notwithstanding anything to the contrary, “Property Advances” shall not include allocable overhead of the Lead Master Servicer, the Lead Special Servicer or the Lead Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of the Mortgage Loan or any REO Property pursuant to any provision of a Servicing Agreement or an intercreditor agreement (and each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance to but excluding the date of payment or reimbursement); and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Purchase Price” shall (I) prior to the Lead Securitization Date, with respect to any REO Property, a price equal to the sum of the following (without duplication): (a) the outstanding principal balance of the REO Loan as of the time of purchase; plus (b) all accrued and unpaid interest on the principal balance of the REO Loan, other than Penalty Charges, at the related Mortgage Loan Rate in effect from time to time through the Due Date in the collection period of purchase; plus (c) all related unreimbursed Property Advances and Advance Interest Amounts with respect thereto; plus (d) all accrued and unpaid Advance Interest Amounts in respect of related Advances; plus (e) to the extent not otherwise covered by clause (d) above, any “special serving fees” and any other Additional Servicing Expenses outstanding or previously incurred in respect of the related Mortgage Loan under the Servicing Agreement; plus (f) to the extent not otherwise included in the amount described in clause (e) above, any “liquidation fee” if and to the extent payable in accordance with the terms and conditions of the Servicing Agreement; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Purchased Note” has the meaning assigned to such term in Section 12.

“Purchasing Noteholder” has the meaning assigned to such term in Section 12.

“Qualified Institutional Lender” shall mean each of (i) the Initial Noteholders (and any Affiliates and subsidiaries of such entity), (ii) SM Finance (GoReLux) LLC, a Delaware limited liability company, or any Affiliate thereof managed by Affinius Capital Management LLC, and (iii) any other Person that is:

(a)   an entity Controlled (as defined below) by, under common Control with or Controlling any Initial Noteholder;

35

(b)   one or more of the following:

(i)                          a real estate investment bank, insurance company, reinsurance trust, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)                       an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)                    a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with such securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of such Note to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the Lead Special Servicer of such Securitization Vehicle has a Required Lead Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (b)(i), (b)(ii), (b)(iii), (b)(iv) or (b)(v) of this definition, or

(iv)                   an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $500,000,000, in which (A) any Noteholder, (B) a person that is otherwise a Qualified Institutional Lender under clause (b)(i), (b)(ii) or (b)(v) (with respect to an institution substantially similar to the entities referred to in clause (b)(i) or (b)(ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least

36

50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition),

(v)                      an entity substantially similar to any of the foregoing, or

(vi)                   a Person that is otherwise a Qualified Institutional Lender but is acting in an agency capacity for a syndicate of lenders if at least 51% of the lenders in such syndicate are otherwise Qualified Institutional Lenders under clauses (b)(i), (b)(ii), (b)(iv) and (b)(v) above; or

(c)   any entity Controlled (as defined below) by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer;

provided that, (x) in the case of any entity referred to in clause (b)(i), (b)(ii), (b)(iii)(a) or (b)(v) of this definition, such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $500,000,000 in total assets (in name or under management) (and total assets shall be determined for this purposes by including any uncalled and recallable, unconditional, irrevocable capital commitments of the entity’s limited partners, shareholders or members (excluding a limited partner, shareholder or member that has defaulted on such a capital commitment), which commitments are not subject to draw conditions other than market-standard conditions), and (y) in the case of any entity referred to in clause (b)(i), (b)(ii), (b)(iii)(a), (b)(iv)(B) or (b)(v) of this definition, such entity is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning junior CMBS securities or owning or operating commercial real estate properties (provided further that, in the case of the entity described in clause (b)(iv)(B) of this definition, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity).

For purposes of this definition only, “Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract (including an asset management agreement) or otherwise (“Controlled” and “Controlling” have the meaning correlative thereto).

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior

37

unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agency”: With respect to one or more Securitization A Notes, any rating agency that was engaged by a participant in the Securitization of such Securitization-Eligible Notes to assign a rating to any class of CMBS issued pursuant to such Securitization.

“Rating Agency Confirmation” shall (I) prior to the Lead Securitization Date, mean, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of CMBS issued pursuant to such Securitization (if then rated by such Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought, the requirement for the Rating Agency Confirmation from the applicable Rating Agency with respect to such matter shall not apply; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Recovered Costs” shall mean any amounts referred to in clauses (i)(d) and/or (i)(e) of the definition of “Defaulted A Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans, if any, other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 20(e).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“Relative Spread” shall mean any of the Note A Relative Spread or the Note B Relative Spread, as the context may require.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

38

“REO Loan” shall (I) prior to the Lead Securitization Date, mean the Mortgage Loan if the related Mortgaged Property has become an REO Property; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“REO Proceeds” shall (I) prior to the Lead Securitization Date, mean, with respect to any REO Property and the related REO Loan, all revenues received by the Lead Special Servicer with respect to such REO Property or REO Loan which do not constitute Liquidation Proceeds; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“REO Property” shall (I) prior to the Lead Securitization Date, mean the Mortgaged Property if title to it has been acquired on behalf of the Noteholders through foreclosure, deed in lieu of foreclosure or otherwise and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Required Decision-Eligible Note A Holders” shall mean (i) with respect to any Major Decision that also constitutes an Extraordinary Major Decision, one or more Decision-Eligible Note A Holders whose A Notes collectively evidence not less than 66-2/3% of the Initial Note Principal Balance of the A Notes of all Decision-Eligible Note A Holders and (ii) with respect to any Major Decision that also constitutes a Majority Decision when the Initial Note A-1 Holder or the Initial Note A-2 Holder is the Controlling Noteholder, one or more Decision-Eligible Note A Holders whose A Notes collectively evidence a majority of the Initial Note Principal Balance of the A Notes of all Decision-Eligible Note A Holders.

“Required Lead Special Servicer Rating” shall mean with respect to a Lead Special Servicer (i) in the case of Fitch, a rating of either “CSS3” or “CLLSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as such special servicer for one or more loans included in a CMBS transaction that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of CMBS securities or placed any class of CMBS securities on watch citing the continuation of such special servicer as such special servicer of such commercial mortgage loans, (iv) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (v) in the case of DBRS Morningstar, such special servicer is currently acting as such special servicer for one or more loans included in a commercial mortgage loan securitization that is rated by DBRS Morningstar, and DBRS Morningstar has not downgraded or withdrawn the then-current rating on any class of commercial mortgage-backed securities or placed any class of commercial mortgage-backed securities on watch citing the continuation of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

39

“Restricted Mezzanine Holder” shall mean a holder of a related mezzanine loan (if any exists), or any Affiliate or agent thereof, or an owner in any interest in any related mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a related mezzanine loan, a holder of a participation interest in a related mezzanine loan or a beneficial owner of any securities collateralized by a related mezzanine loan) (a) that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, (b) as to which an event of default under such mezzanine loan has occurred giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (c) at any time when any Servicing Transfer Event has occurred and is continuing with respect to the Mortgage Loan as a result of any determination by the Servicer that a default in the payment of principal or interest under the Mortgage Loan is reasonably foreseeable.

“Restricted Note A Holder” shall mean any Note A Holder that is either (i) a Borrower Party or an interest in whose Note is owned (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such Note or as a beneficial owner of any securities collateralized by such Note) by a Borrower Party or (ii) a Note B Holder or any Affiliate of a Note B Holder or an interest in whose A Note is owned (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such A Note or as a beneficial owner of any securities collateralized by such A Note) by a Note B Holder or any Affiliate of a Note B Holder.

Notwithstanding any provision of this definition or any other provision of this Agreement or the Servicing Agreement to the contrary, in no event shall the ownership or holding of an interest in an A Note (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such A Note or as a beneficial owner of any securities collateralized by such A Note) by a Note B Holder or any Affiliate of a Note B Holder shall limit the status of the Note B-1 Holder as the Controlling Noteholder or the rights of the Note B-1 Holder or its Controlling Noteholder Representative, at any time when no Control Appraisal Period is in effect and the Note B-1 Holder is not a Borrower Party, nor limit, at any time, the rights of the Note B Holder in such capacity, whether under the final sentence of the first paragraph of Section 4.2(j)(iii), Section 4.2(j)(viii), Section 4.2(j)(xi), Section 11, Section 12 or otherwise.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall mean a sale by a Noteholder of all or a portion of a Note to a depositor who will in turn include such portion of such Note as part of the securitization of one or more mortgage loans.

“Securitization A Notes” shall mean the Lead Securitization Note and the Non-Lead Securitization A Notes.

40

“Securitization Date” shall mean the effective date on which the Securitization of any A Note or a portion thereof is consummated.

“Securitization-Eligible Note” shall mean any of Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5-1, Note A-5-2, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B and Note A-8-3.

“Securitization-Eligible Noteholder” shall mean the Noteholder of any Securitization-Eligible Note.

“Securitization-Ineligible A Note” shall mean any of Note A-1 and Note A-2.

“Securitization-Ineligible Note” shall mean any of Note A-1, Note A-2, Note B-1 and Note B-2.

“Securitization-Ineligible Note A Holder” shall mean the Noteholder of any Securitization-Ineligible A Note.

“Securitization-Ineligible Noteholder” shall mean the Noteholder of any Securitization-Ineligible Note.

“Securitization P&I Advance” shall mean an advance made by a party to a Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Note(s) securitized pursuant to such Securitization Servicing Agreement.

“Securitization Servicing Agreement” shall mean the Lead Securitization Servicing Agreement or a Non-Lead Securitization Servicing Agreement, as the context may require.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Note is held.

“Selling Noteholder” has the meaning assigned to such term in Section 12.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan, any other Event of Default for which the Mortgage Loan is actually accelerated or any other Event of Default which causes the Mortgage Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an Event of Default; provided, however, that unless the Servicer has notice or knowledge of such event at least ten (10) Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Mortgage Loan. A Sequential Pay Event shall no longer exist to the extent it has been cured (including any cure payment made by the Note B Holder in accordance with Section 11) and shall not be deemed to exist to the extent the Note B Holder is exercising cure rights under Section 11 or the default that led to the occurrence of such Sequential Pay Event has otherwise been cured or waived.

41

“Servicer” shall mean the Lead Master Servicer or the Lead Special Servicer, as the context may require.

“Servicer Termination Event” shall (I) prior to the Lead Securitization Date, mean with respect to the Lead Master Servicer and the Lead Special Servicer shall include: (i) solely with respect to the Lead Master Servicer, the failure to timely remit payments to a Non-Lead Noteholder, which failure continues unremedied for approximately one (1) Business Day following the date on which such payment was to be made; (ii) solely with respect to the Lead Special Servicer, the failure to deposit into any REO Account any amount required to be so deposited within two (2) Business Days after the date such deposit was to be made, or the failure to remit to the Lead Master Servicer for deposit into the Custodial Account, as applicable, any amount required to be so remitted by the Lead Special Servicer within one (1) Business Day after the date such remittance was to be made; (iii) solely with respect to the Lead Special Servicer, the failure to maintain the Required Lead Special Servicer Rating or to be otherwise acceptable to each Rating Agency rating a Securitization, which failure continues unremedied for a period of sixty (60) days following actual knowledge thereof by the Lead Special Servicer; (iv) the qualification, downgrade or withdrawal, or placing on “watch status” in contemplation of a rating downgrade or withdrawal of the ratings of any class of certificates issued in connection with the Non-Lead Securitization by the Rating Agencies rating such securities (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by such rating agencies within sixty (60) days of actual knowledge of such event by the Lead Master Servicer or the Lead Special Servicer, as the case may be), and publicly citing servicing concerns with the Lead Master Servicer or Lead Special Servicer, as applicable, as the sole or a material factor in such rating action; (v) the failure to provide to a Non-Lead Securitization Note A Holder (if and to the extent required under the related Non-Lead Securitization) reports required under the Exchange Act, and the rules and regulations thereunder, in a timely fashion; (vi) solely with respect to the Lead Master Servicer, a material breach by the Lead Master Servicer of its obligations or covenants in this Agreement or the Servicing Agreement; and (vii) solely with respect to the Lead Special Servicer, a material breach by the Lead Special Servicer of its obligations and covenants in this Agreement or the Servicing Agreement; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Lead Securitization Servicing Agreement.

“Servicing Agreement” shall mean (a) during the period from and after the execution and delivery hereof until the Lead Securitization Date, the Interim Servicing Agreement (or any replacement servicing agreement contemplated by Section 2(a)), and (b) on and after the Lead Securitization Date, the Lead Securitization Servicing Agreement; provided that in the event that, at any time following the Securitization of the Lead Securitization Note, no A Note is an asset of the Lead Trust or any Non-Lead Trust, the “Servicing Agreement” shall be determined in accordance with Section 2(i).

“Servicing Fee Rate” shall have the meaning assigned to such term in the Servicing Agreement; provided, however, that such rate shall not exceed one basis point (0.01%) per annum.

“Servicing Standard” shall (I) prior to the Lead Securitization Date, mean, with respect to the Lead Master Servicer or the Lead Special Servicer, to service and administer the

42

Mortgage Loan and any REO Property that such party is obligated to service and administer under the Servicing Agreement, on behalf of the Noteholders (as a collective whole as if such Noteholders constituted a single lender (and taking into account the subordinate nature of Note B)), in accordance with the terms of this Agreement and the Servicing Agreement and in accordance with the following: (i) the higher of the following standards of care: (A) with the same care, skill, prudence and diligence with which the Lead Master Servicer or the Lead Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties); and (B) with the same care, skill, prudence and diligence with which the Lead Master Servicer or the Lead Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Lead Master Servicer or the Lead Special Servicer, as the case may be; and in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Mortgage Loan and this Agreement; (ii) with a view to: the timely recovery of all payments of principal and interest, including Balloon Payments, under the Mortgage Loan or, in the case of (1) a Specially Serviced Loan or (2) a Mortgage Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on the Mortgage Loan to the Noteholders (as a collective whole as if the Noteholders constituted a single lender (and taking into account the subordinate nature of Note B)) of principal and interest, including Balloon Payments, on a present value basis; and (iii) without regard to (A) any relationship, including as lender on any other debt, that the Lead Master Servicer or the Lead Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to the Servicing Agreement; (B) the ownership of any Note, any security backed by or evidencing an interest in any Note or other indebtedness secured by the related Mortgaged Property by the Lead Master Servicer or the Lead Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Lead Master Servicer to make Advances; (D) the right of the Lead Master Servicer or the Lead Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs under the Servicing Agreement generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Lead Master Servicer or the Lead Special Servicer, as the case may be, or any Affiliate thereof; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Servicing Transfer Event” shall (I) prior to the Lead Securitization Date, mean, with respect to the Mortgage Loan, the occurrence of any of the events described in clauses (I)(a) through (g) of the definition of “Specially Serviced Loan”, subject to the terms of such definition; and (II) from and after the Lead Securitization Date, have the meaning assigned to such term or another analogous term in the Servicing Agreement.

“Specially Serviced Loan” shall (I) prior to the Lead Securitization Date, mean the Mortgage Loan (including a related REO Loan if any of the following events has occurred (taking into account any cure rights of the Note B-1 Holder and Note B-2 Holder hereunder):

43

(a)                        the related Mortgagor has failed to make when due any Monthly Payment or a Balloon Payment, which failure continues unremedied (without regard to any grace period):

(i)                          except in the case of a Balloon Loan delinquent in respect of its Balloon Payment, beyond 60 days after the date on which the subject payment was due, or

(ii)                      solely in the case of a delinquent Balloon Payment, (A) one Business Day after the date on which that Balloon Payment was due (except as described in clause B below) or (B) if (1) the related Mortgagor has delivered to the Lead Master Servicer or the Lead Special Servicer (each of whom shall promptly deliver a copy to the other and the Controlling Noteholder and each Consulting Party), on or before the date on which that Balloon Payment was due, a refinancing commitment, letter of intent or otherwise binding application or other similar binding document for refinancing from an acceptable lender or signed purchase agreement related to the sale of the related Mortgaged Property reasonably acceptable to the Lead Special Servicer, (2) the related Mortgagor continued to make its Monthly Payments on each Due Date, and (3) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (x) 120 days after the date on which the Balloon Payment was due and (y) the termination of the refinancing commitment, letter of intent or otherwise binding application or similar binding document or the purchase agreement; or

(b)                       there shall have occurred a default (other than as set forth in clause (a) above and other than an Acceptable Insurance Default) that (i) the Lead Master Servicer or the Lead Special Servicer (and, in the case of the Lead Special Servicer, with the consent of any applicable Controlling Noteholder) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of the Noteholders in the Mortgage Loan), and (ii) continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Noteholders in the Mortgage Loan; or

(c)                        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in any involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered into against the related Mortgagor; or

(d)                       the related Mortgagor consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment or debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

44

(e)                        the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)                          the Lead Master Servicer or the Lead Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)                       the Lead Master Servicer or the Lead Special Servicer (and, in the case of the Lead Special Servicer, with the consent of the Controlling Noteholder) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of the Noteholders in the Mortgage Loan, and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or, if no cure period is specified and the default is capable of being cured, for 60 days;

provided, however, that the Mortgage Loan will cease to be a Specially Serviced Loan, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Loan, when:

(w)                     with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Lead Master Servicer or the Lead Special Servicer pursuant to the Servicing Agreement);

(x)                         with respect to the circumstances described in clauses (c), (d), (e) and (g) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Lead Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

(y)                       with respect to the circumstances described in clause (b) of this definition, such default is cured as determined by the Lead Special Servicer in its reasonable, good faith judgment; and

(z)                         with respect to the circumstances described in clause (f) of this definition, such proceedings are terminated; and

(II) from and after the Lead Securitization Date, have the meaning assigned to the term “special servicer decision” or another analogous term in the Servicing Agreement.

45

“Sub-Servicer” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement).

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 4(f).

“Threshold Event Cure” shall have the meaning assigned to such term in Section 4(f).

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition, either directly or indirectly, by operation of law or otherwise.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or any Note entered into with the Mortgagor in accordance with this Agreement and the Servicing Agreement.

Section 2.                Servicing.

(a)                  Each Noteholder acknowledges and agrees that, subject to this Agreement, the Mortgage Loan shall be serviced pursuant to this Agreement and (i) prior to the Lead Securitization Date, under interim servicing arrangements (such arrangements, the “Interim Servicing Agreement”) as directed by the Note A-4-1 Holder, subject to the terms of this Agreement (including the provisions hereof relating to Major Decisions and Extraordinary Major Decisions as if the Note A-4-1 Holder were the “Lead Master Servicer” or “Lead Special Servicer”) and to the Servicing Standard, and (ii) after the Lead Securitization Date, the Lead Securitization Servicing Agreement; provided that the Lead Master Servicer shall not be obligated to advance monthly payments of principal and/or or interest in respect of any of the Notes other than the Lead Securitization Note if such principal or interest is not paid by the Mortgagor but shall be obligated to make Property Advances, including, but not limited to, advances of delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Servicing Agreement (including a determination of recoverability thereunder). Each Noteholder acknowledges that each Securitization-Eligible

46

Noteholder may elect, in its sole discretion, to include the related Securitization-Eligible Note in a Securitization and agrees that it will reasonably cooperate with such other Noteholder, at such other Noteholder’s expense, to effect such Securitization as set forth in Section 41. Each Noteholder hereby irrevocably and unconditionally agrees that the Lead Depositor shall have and own the exclusive right to select the Persons to be appointed as the initial Lead Master Servicer, the initial Lead Special Servicer, the initial Lead Certificate Administrator, the Custodian, the initial Lead Operating Advisor, the initial Lead Asset Representations Reviewer and the initial Lead Trustee under the Lead Securitization Servicing Agreement and no Noteholder shall have right to object to any one or more of such selections; provided, that the foregoing statements shall not limit the right of the Controlling Noteholder (or its Controlling Noteholder Representative) to select the initial Lead Special Servicer for the Mortgage Loan under the Note A-4-1 Securitization Servicing Agreement as provided in Section 2(d) or to replace the Special Servicer as provided herein. Each Noteholder agrees to reasonably cooperate with the Lead Master Servicer and the Lead Special Servicer with respect to the servicing of the Mortgage Loan in accordance with this Agreement and the Servicing Agreement. Each Noteholder hereby appoints the Lead Master Servicer, the Lead Special Servicer and the Lead Trustee as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under this Agreement and the Servicing Agreement (subject at all times to the rights of each Noteholder set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require any Servicer to enforce the rights of any Noteholder against any other Noteholder or limit any Servicer in enforcing the rights of one Noteholder against any other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder. Each Servicer shall be required pursuant to the Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, the terms of the Loan Documents, this Agreement, the Servicing Agreement and applicable law, and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing. During the period when the Mortgage Loan is serviced under the Interim Servicing Agreement, references in this Agreement to “Lead Master Servicer” or “Lead Special Servicer” shall mean (except as set forth above for the purposes of Major Decisions and Extraordinary Major Decisions) the applicable interim servicer under the Interim Servicing Agreement and references to “Lead Asset Representations Reviewer,” “Lead Certificate Administrator,” “Lead Controlling Class Representative,” “Lead Depositor,” “Lead Operating Advisor” and “Lead Trustee” shall not have any force or effect for the purposes of the servicing and administration of the Mortgage Loan under the Interim Servicing Agreement. If no Lead Securitization Date occurs on or before the date is ninety (90) days after the date hereof, the parties shall negotiate in good faith with respect to the execution and delivery of a successor servicing agreement with respect to the servicing and administration of the Mortgage Loan in accordance with this Agreement and the Servicing Standard.

(b)                  In no event shall a Note B Holder be entitled to exercise any rights of the “directing holder”, controlling or consulting class or any analogous class or holder under the Servicing Agreement except to the extent such Note B Holder is given such rights expressly under the terms of this Agreement or the Servicing Agreement in its capacity as the Controlling Noteholder.

47

(c)                  The Lead Master Servicer shall be the lead master servicer on the Mortgage Loan, and from time to time it (or the Lead Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Property Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make Securitization P&I Advances on the Lead Securitization Note, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Lead Master Servicer, the Lead Special Servicer and the Lead Trustee, as applicable, will be entitled to reimbursement for a Property Advance, first from funds on deposit in the Custodial Account that (in any case) represent amounts received on or in respect of the Mortgage Loan in the manner provided in the Lead Securitization Servicing Agreement, and then, in the case of Nonrecoverable Property Advances, if such funds on deposit in the Custodial Account are insufficient, from general collections of the Lead Securitization as provided in the Lead Securitization Servicing Agreement and from general collections of the Non-Lead Securitizations as provided below. The Lead Master Servicer, the Lead Special Servicer and the Lead Trustee, as applicable, will be entitled to reimbursement for Advance Interest Amounts on a Property Advance or a Nonrecoverable Property Advance, in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of the Lead Securitization and, in the case of Property Advances, from general collections of the Non-Lead Securitizations as provided below. Notwithstanding the foregoing, to the extent the Lead Master Servicer, the Lead Special Servicer or the Lead Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Nonrecoverable Property Advance or any Advance Interest Amounts on a Property Advance or a Nonrecoverable Property Advance, each Non-Lead Securitization Note A Holder (including from general collections or any other amounts from the Non-Lead Securitization Trust) shall be required to, promptly following notice from the Lead Master Servicer, reimburse the Lead Securitization for its Pro Rata Share of such Nonrecoverable Property Advance or Advance Interest Amounts on Property Advances.

In addition, each Non-Lead Securitization Note A Holder (including, but not limited to, the related Non-Lead Securitization Trust) shall be required to, promptly following notice from the Lead Master Servicer or the Lead Special Servicer, pay or reimburse the Lead Securitization for such Non-Lead Securitization Note A Holder’s Pro Rata Share of any additional trust fund expenses with respect to the Mortgage Loan or the Mortgaged Property, any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan and allocable to the Note A Holders pursuant to this Agreement and as to which the Lead Master Servicer, the Lead Special Servicer, the Lead Certificate Administrator, the Lead Trustee, the Lead Operating Advisor or the Lead Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement, and any fees, costs or expenses related to obtaining a Rating Agency Confirmation and allocated to the Note A Holders, in each case to the extent amounts on deposit in the Custodial Account that are allocated to the related Non-Lead Securitization A Note are insufficient for reimbursement of such amounts (which such reimbursement shall be made, if a Non-Lead Securitization A Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust). Each Non-Lead Securitization Note A Holder agrees to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Lead Securitization Servicing Agreement) each of the Lead Master

48

Servicer, the Lead Special Servicer, the Lead Certificate Administrator, the Lead Trustee, the Lead Operating Advisor and the Lead Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Lead Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its Pro Rata Share of such Indemnified Items, and to the extent that (after application of collections allocable to Note B on deposit in the Custodial Account to pay such amounts) amounts on deposit in the Custodial Account that are allocated to the related Non-Lead Securitization A Note are insufficient for reimbursement of such amounts, such Non-Lead Securitization Note A Holder shall be required to, promptly following notice from the Lead Master Servicer, the Lead Special Servicer or the Lead Trustee, reimburse each of the applicable Indemnified Parties for its Pro Rata Share of the insufficiency (including, if the related Non-Lead Securitization A Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust).

A Non-Lead Master Servicer may be required to make Securitization P&I Advances on the related Non-Lead Securitization A Note it is servicing, from time to time, subject to the terms of the related Non-Lead Securitization Servicing Agreement, the Lead Securitization Servicing Agreement and this Agreement. The Lead Master Servicer, the Lead Special Servicer and the Lead Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a Securitization P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. Each Non-Lead Master Servicer, Non-Lead Special Servicer and Non-Lead Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a Securitization P&I Advance to be made on the related Non-Lead Securitization A Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. The Lead Master Servicer and the Lead Trustee, as applicable, and each Non-Lead Master Servicer or Non-Lead Trustee shall be required to notify each other servicer and trustee with respect to a Securitization of the amount of its Securitization P&I Advance within two (2) Business Days of making such advance. If the Lead Master Servicer, the Lead Special Servicer or the Lead Trustee, as applicable (with respect to the Lead Securitization Note) or a Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization A Note), determines that a proposed Securitization P&I Advance, if made, would be non-recoverable or an outstanding Securitization P&I Advance is or would be non-recoverable, or if the Lead Master Servicer, the Lead Special Servicer or the Lead Trustee, as applicable, subsequently determines that a proposed Property Advance would be non-recoverable or an outstanding Property Advance is or would be non-recoverable, then the Lead Master Servicer or the Lead Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Lead Master Servicer, the Lead Special Servicer or the Lead Trustee) or such Non-Lead Master Servicer or Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of

49

a determination of non-recoverability by a Non-Lead Master Servicer, a Non-Lead Special Servicer or a Non-Lead Trustee) shall notify the Lead Master Servicer and the Lead Trustee, or such Non-Lead Master Servicer and such Non-Lead Trustee, as the case may be, within two (2) Business Days of making such determination. Each of the Lead Master Servicer, the Lead Trustee, the Non-Lead Master Servicers and the Non-Lead Trustees, as applicable, will only be entitled to reimbursement for a Securitization P&I Advance that becomes non-recoverable and Advance Interest Amount thereon, first, from the Custodial Account from amounts allocable to the Note for which all or a portion of such Securitization P&I Advance was made and then, if funds are insufficient, (i) in the case of the Lead Securitization Note, from such other assets and funds of the Lead Securitization Trust as may be made available therefor under the terms of the Lead Securitization Servicing Agreement and (ii) in the case of a Non-Lead Securitization A Note, such other assets and funds of the related Non-Lead Securitization Trust as may be made available therefor under the terms of the related Non-Lead Securitization Servicing Agreement.

From time to time following the Lead Securitization Date, the Lead Master Servicer shall promptly deliver to each Noteholder that is not a Borrower Party or provide electronically: (i) copies of operating statements and rent rolls; (ii) annual CREFC® NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CREFC® Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to the Servicing Agreement with respect to the Mortgaged Property securing the Mortgage Loan. From time to time following the Lead Securitization Date, any Appraisal prepared in order to determine the Appraisal Reduction Amount applicable to the Mortgage Loan shall be delivered by the Lead Special Servicer to each Noteholder.

(d)               The Servicing Agreement shall contain provisions to the effect that (and to the extent such following provisions are not included in the Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)                                 any payments received on the Mortgage Loan shall be paid by the Lead Master Servicer to each of the Noteholders shall be made described in clause (viii) below;

(ii)                              each Non-Lead Noteholder shall be entitled to receive, and the Lead Master Servicer and the Lead Special Servicer shall provide access to, any information relating to the Mortgage Loan, the Mortgagor or the Mortgaged Property as such Non-Lead Noteholder may reasonably request and would be customarily in the possession of, or collected or known by, the Lead Master Servicer or the Lead Special Servicer of mortgage loans similar to the Mortgage Loan and, in any event, all information that is required to be provided to holders of the securities issued by the Lead Securitization Trust but not limited to standard CREFC reports and Asset Status Reports, provided that if such requesting Noteholder is a Borrower Party or a Restricted Note A Holder, then such requesting Noteholder shall not be entitled to receive the Asset Status Report or any other information relating to the Lead Special Servicer’s workout strategy or any “excluded information” or analogous term under the Servicing Agreement;

(iii)                           each Noteholder is an intended third-party beneficiary in respect of the rights afforded it under the Servicing Agreement and may directly enforce such rights;

50

(iv)                          the Servicing Agreement may not be amended without the consent of each Non-Lead Noteholder if such amendment would be materially adverse to such Non-Lead Noteholder or would materially adversely affect the Mortgage Loan or any Non-Lead Noteholder’s rights with respect thereto or would alter any term that is defined herein by reference to the Servicing Agreement in a manner that is materially adverse to a Non-Lead Noteholder;

(v)                             the Person selected by the Controlling Noteholder (and, for so long as the Note B-1 Holder is the Controlling Noteholder, Situs Holdings, LLC shall be deemed to have been so selected) shall be appointed as the initial Lead Special Servicer for the Mortgage Loan not later than the earlier of (x) the closing of the Securitization of Note A-4-1 (in which case such appointment shall be made in the Note A-4-1 Securitization Servicing Agreement) or (y) the Mortgage Loan becoming a Specially Serviced Loan under any other Servicing Agreement; provided, however, that, in the case of clause (x), such Lead Special Servicer has the Required Lead Special Servicer Rating of, or otherwise be acceptable to, each of the Rating Agencies rating any Securitization of an A Note; provided, further, that this clause shall not be construed to limit the right of the Controlling Noteholder under Section 7 to replace the Lead Special Servicer under the Securitization Servicing Agreement for the Securitization of Note A-6 at any time when such Securitization Servicing Agreement is the Lead Securitization Servicing Agreement;

(vi)                            the Lead Master Servicer or Lead Trustee shall be required to provide written notice to each Non-Lead Master Servicer and each Non-Lead Trustee of any Securitization P&I Advance it has made with respect to the Lead Securitization Notes within two (2) Business Days of making such advance;

(vii)                       if the Lead Master Servicer determines that a proposed Securitization P&I Advance with respect to the Lead Securitization Note or Property Advance with respect to the Mortgage Loan, if made, or any outstanding Securitization P&I Advance or Property Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Lead Master Servicer shall provide each Non-Lead Master Servicer written notice of such determination promptly after such determination was made together with such reports that the Lead Master Servicer delivered to the Lead Special Servicer or Trustee in connection with notification of its determination of nonrecoverability;

(viii)                    the Lead Master Servicer shall remit all payments allocated to the Noteholder of each Note other than the Lead Securitization Note pursuant to Section 3, net of the servicing fees payable to the Lead Master Servicer and Lead Special Servicer with respect to such Non-Lead Securitization A Note, and any other applicable fees and reimbursements payable to the Lead Master Servicer, the Lead Special Servicer and the Lead Trustee, to such Non-Lead Securitization Note A Holder not later than the earlier of (x) the Lead Master Servicer Remittance Date and (y) the Business Day following the “determination date” (or any term substantially similar thereto) as defined in the Lead Securitization Servicing Agreement (or, for the purposes of this clause (y), in the case of a remittance to a Non-Lead Securitization Noteholder, the Business Day following the “determination date” (or any term substantially similar thereto) as defined in the applicable Non-Lead Securitization Servicing Agreement (such determination date, the

51

“Non-Lead Securitization Determination Date”), if such Business Date is earlier than the date otherwise described in this clause (y), provided, that (a) no remittance is required to be made until one (1) Business Day of receipt of properly identified funds constituting the related Monthly Payment (provided, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Lead Master Servicer shall use commercially reasonable efforts to remit such amounts within one (1) Business Day of receipt of properly identified funds but, in any event, the Lead Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds; and (b) any late collections received by the Lead Master Servicer after the related due date under the Mortgage Loan shall be remitted by the Lead Master Servicer in accordance with Section 2(e)(xiv) below;

(ix)                            with respect to each Non-Lead Note, the Lead Master Servicer agrees to deliver or cause to be delivered or to make available to such Non-Lead Noteholder (or, in the case of a Non-Lead Note held by a Securitization Trust, the related Non-Lead Master Servicer) all reports required to be delivered by the Lead Master Servicer to the Lead Certificate Administrator and the Lead Trustee under the Lead Securitization Servicing Agreement (which shall include all loan-level reports constituting the CREFC® Investor Reporting Package (IRP)) pursuant to the terms of the Lead Securitization Servicing Agreement, to the extent related to the Mortgage Loan, the Mortgaged Property, such Non-Lead Note, the Lead Master Servicer, the Lead Special Servicer, the Lead Certificate Administrator or the Lead Trustee, not later than the earlier of (x) the Lead Master Servicer Remittance Date and (y) the Business Day following the Non-Lead Securitization Determination Date (if any), in each case so long as the date on which delivery is required under this clause (ix) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(x)                               the servicing duties of each of the Lead Master Servicer and Lead Special Servicer under the Lead Securitization Servicing Agreement shall include the duty to service the Mortgage Loan and all of the Notes on behalf of the Noteholders (including any respective trustees and certificateholders) in accordance with the terms and provisions of this Agreement, the Lead Securitization Servicing Agreement and the Servicing Standard;

(xi)                            each Non-Lead Noteholder shall be entitled to the same indemnity as the Lead Securitization Noteholder under the Lead Securitization Servicing Agreement; each of the Lead Master Servicer, the Lead Special Servicer, the Lead Trustee, the Lead Certificate Administrator, the Lead Operating Advisor and the Custodian shall be required to (and shall require any Servicing Function Participant or Additional Servicer engaged by it to) indemnify each Certifying Person and the Non-Lead Depositor, and their respective directors and officers and controlling persons, to the same extent that they indemnify the Lead Depositor (as Lead Depositor in respect of the Lead Securitization) and each Certifying Person for (i) its failure to deliver the items in clause (xiii) below in a timely manner, (ii) its failure to perform its obligations to the Non-Lead Depositor or the related Non-Lead Trustee under Article X (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required after giving effect to any applicable grace period or cure period, (iii) the failure of any Servicing Function

52

Participant or Additional Servicer retained by it (other than an Initial Sub-Servicer) to perform its obligations to such Lead Depositor or trustee under such Article X (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required and/or (iv) any Deficient Exchange Act Deliverable regarding, and delivered by or on behalf of, such party;

(xii)                         with respect to each Non-Lead Securitization that is subject to reporting requirements under the Securities Act, the Exchange Act (including Rule 15Ga-1), and Regulation AB, (a) the Lead Master Servicer, any primary servicer, the Lead Special Servicer, the Lead Trustee, the Lead Certificate Administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver; provided that such party shall only be required to use commercially reasonable efforts to cause an Initial Sub-Servicer to deliver), in a timely manner (i) the reports, certifications, compliance statements, accountants’ assessments and attestations, and information to be included in reports (including, without limitation, Form ABS-15G, Form 10-K, Form 10-D and Form 8-K), and (ii) upon request, any other materials specified in the Non-Lead Securitization Servicing Agreement, in the case of sub-clauses (vi) and (vii), as the Non-Lead Depositor or the Non-Lead Trustee reasonably believes, in good faith, are required in order for the Non-Lead Depositor or the Non-Lead Trustee to comply with (1) its obligations under the Securities Act, the Exchange Act (including Rule 15Ga-1), Regulation AB and Form SF-3 and (2) any applicable comment letter from the Commission or its obligations with respect to any Deficient Exchange Act Deliverable, (b) without limiting the generality of the foregoing (x) the Lead Depositor or the Lead Securitization Noteholder shall provide or cause to be provided to the Non-Lead Depositor (and to counsel to the Non-Lead Depositor) and the Non-Lead Trustee (1) written notice (which may be by email) in a timely manner (but no later than three (3) Business Days prior to closing) of the occurrence of the Lead Securitization, and (2) no later than the closing date of the Lead Securitization, a copy of the Lead Securitization Servicing Agreement in an EDGAR-compatible format, and (y) the Lead Master Servicer and Lead Special Servicer (or any replacement Lead Master Servicer or Lead Special Servicer, as applicable) shall, upon reasonable prior written request, and subject to the right of the Lead Master Servicer or the Lead Special Servicer, as the case may be, to review and approve such disclosure materials (in each case, at the cost (including the reasonable fees of counsel) of the Non-Lead Sponsor), permit a holder of the Non-Lead Securitization A Note to use such party’s description contained in the Lead Securitization prospectus (updated as appropriate by the Lead Master Servicer or Lead Special Servicer, as applicable, at the cost (including the reasonable fees of counsel) of the Non-Lead Sponsor) or contained in a Lead Securitization Form 8-K), for inclusion in the disclosure materials or a Form 8-K relating to any securitization of the Non-Lead Securitization A Note, and (z) the Lead Master Servicer and the Lead Special Servicer (or any replacement Lead Master Servicer or Lead Special Servicer, as applicable), shall provide indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization (in each case, at the cost (including the reasonable fees of counsel) of the Non-Lead Sponsor), and (c) in connection with any amendment of the Lead Securitization Servicing Agreement, the

53

Lead Depositor shall provide written notice (which may be by email) of such proposed amendment to the Non-Lead Depositor and the Non-Lead Trustee no later than three (3) Business Days prior to the date of effectiveness of such amendment, and, on the date of effectiveness of such amendment to the Lead Securitization Servicing Agreement, provide a copy of such amendment in an EDGAR-compatible format to the Non-Lead Depositor and the Non-Lead Trustee. The Lead Master Servicer and the Lead Special Servicer shall each be required to provide certification and indemnification to any Certifying Person with respect to any applicable Sarbanes-Oxley Certification with respect to a Non-Lead Securitization.

(xiii)                      each of the Lead Master Servicer, the Lead Special Servicer, the Custodian and the Lead Trustee and each affected reporting party shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement), with each Non-Lead Depositor (including, without limitation, providing all due diligence information, reports, written responses, negotiations and coordination) to the same extent as such party is required to cooperate with the Lead Depositor under Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement and in connection with Deficient Exchange Act Deliverables. All respective reasonable out-of-pocket costs and expenses incurred by the Non-Lead Depositor (including reasonable legal fees and expenses of outside counsel to such Lead Depositor) in connection with the foregoing (other than those costs and expenses related to participation by a Non-Lead Depositor in any telephone conferences and meetings with the Commission and other costs the Non-Lead Depositor must bear pursuant to Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement) and any amendments to any reports filed with the Commission therewith shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from such Non-Lead Depositor;

(xiv)                     any late collections received by the Lead Master Servicer from the Mortgagor that are allocable to a Note other than the Lead Securitization Note or reimbursable to a Non-Lead Master Servicer or a Non-Lead Trustee shall be remitted by the Lead Master Servicer to such Noteholder or such Non-Lead Master Servicer, as applicable, within one (1) Business Day of receipt of properly identified funds; provided, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Lead Master Servicer shall use commercially reasonable efforts to remit such amounts within one (1) Business Day of receipt of properly identified funds but, in any event, the Lead Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds;

(xv)                        each Non-Lead Master Servicer and each Non-Lead Special Servicer shall each be a third-party beneficiary of the Lead Securitization Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such Non-Lead Master Servicer or such Non-Lead Special Servicer, as the case may be, and the provisions regarding coordination of Advances;

(xvi)                     to the extent related to the Mortgage Loan, the Lead Master Servicer or the Lead Special Servicer, Rating Agency Confirmation shall be provided with respect to the

54

commercial mortgage pass-through certificates issued in connection with each Non-Lead Securitization to the same extent provided with respect to the commercial mortgage pass-through certificates issued in connection with the Lead Securitization;

(xvii)                  Upon the occurrence of such a Servicer Termination Event (A) with respect to the Lead Master Servicer affecting any Non-Lead Noteholder and the Lead Master Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Lead Trustee shall, upon the direction of such Non-Lead Noteholder, appoint a sub-servicer solely with respect to the Mortgage Loan (or if the Mortgage Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement); and (B) the appointment (or replacement) of a sub-servicer with respect to the Mortgage Loan, as contemplated in clause (A) above, will in any event be subject to written confirmation from each Rating Agency that such appointment would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the securities issued in connection with any Securitization. Upon the occurrence of a Servicer Termination Event with respect to the Lead Special Servicer affecting a Non-Lead Noteholder and the Lead Special Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Lead Trustee shall, upon direction of such Non-Lead Noteholder, terminate the Lead Special Servicer with respect to, but only with respect to, the Mortgage Loan, and the Controlling Noteholder shall have the right (subject to Section 7) to approve any successor Lead Special Servicer thereto;

(xviii)               upon any resignation of the Lead Master Servicer or the Lead Special Servicer, any termination of the Lead Master Servicer or Lead Special Servicer and/or any replacement thereof, any appointment of a successor to the Lead Master Servicer or Lead Special Servicer, or the effectiveness of any designation of a new Lead Special Servicer, the Lead Trustee or Lead Certificate Administrator shall promptly (and in any event no later than three (3) Business Days prior to the effective date of such resignation, termination, replacement and/or appointment of a Lead Master Servicer or Lead Special Servicer) provide written notice thereof to each Non-Lead Trustee, each Non-Lead Master Servicer, and each Non-Lead Depositor, together with any information reasonably required (including, without limitation, any disclosure required under Item 1108 of Regulation AB) for the related Non-Lead Securitization to comply with any applicable reporting obligations under the Exchange Act; provided, that such notice shall not be deemed to be provided unless receipt thereof has been confirmed in writing (which may be by email) from the Non-Lead Depositor;

(xix)                       if a Non-Lead Securitization A Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Lead Master Servicer, the Lead Special Servicer, the Lead Trustee and the Custodian shall reasonably cooperate with the Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing the Non-Lead Asset Representations Reviewer with any documents reasonably requested by the Non-Lead Asset Representations Reviewer, but only to the extent (x) such documents are in the possession of the Lead Master Servicer, the Lead Special Servicer, the Lead Trustee or the Custodian, as the case

55

may be, and (y) the Non-Lead Asset Representations Reviewer has not been able to obtain such documents from the related mortgage loan seller;

(xx)                          the Lead Special Servicer shall not be permitted to take or approve a Major Decision (or consent to approve the Lead Master Servicer’s taking or approving a Major Decision) in the absence of such consents of the Controlling Noteholder and/or the Required Decision-Eligible Note A Holders as may be required pursuant to, and in accordance with the terms of, Sections 5(a), 5(d) and 5(e) of this Agreement (including the sixth, seventh and eighth paragraphs of Section 5(a)); and

(xxi)                       any conflict between the Lead Securitization Servicing Agreement and this Agreement shall be resolved in favor of this Agreement.

Without limiting the generality of any provision set forth above, any Lead Securitization Servicing Agreement shall contain provisions substantially similar in all material respects to or materially consistent with those set forth in the Model PSA (as such provisions would relate to the Mortgage Loan (or REO Loan) if it were a “serviced loan combination” thereunder) with respect to (i) defined terms (but this clause shall not be construed to permit a modification of a term herein that is defined other than by reference to the Lead Securitization Servicing Agreement); (ii) the rights and obligations of an “operating advisor,” including with respect to the termination of the Lead Special Servicer (but this clause shall not be construed to limit the effect of Section 3(f)); (iii) duties of the Lead Special Servicer in respect of foreclosure and the management of REO Property (but this clause shall not be construed to permit a limitation on the consent, approval or consultation rights granted to one or more Noteholders or their representatives or designees hereunder); (iv) permitted investments of amounts on deposit in collection and custodial accounts; (v) the indemnification of and protections afforded to servicers and other service providers; and (vi) the information and notices made available electronically to holders of loans serviced thereunder but not owned by the trust fund established thereunder, including as described in the third paragraph of Section 4.02(a) of the Model PSA (but this clause shall not be construed to permit a reduction or elimination of the rights of the various Noteholders or their representative or designees to information and notices expressly set forth in this Agreement); provided, however, that (A) this statement shall not be construed to prohibit differences in the names of defined terms, the allocation of ministerial duties between multiple servicers or other service providers or certificateholder voting or certificateholder consent thresholds, or to prohibit or restrict additional notice or rating agency confirmation requirements; and (B) if there is any conflict between a provision described above and a provision of this Agreement, such provision of this Agreement shall control.

In addition, and without limiting the provisions set forth above, the Lead Securitization Servicing Agreement shall incorporate (or include a provision that deems to incorporate therein) the rights, as set forth in the express provisions of this Agreement, of the various Noteholders or their representatives or designees to consent to, approve or consult with respect to Major Decision, Majority Decisions and Extraordinary Decisions.

(e)                  Each Non-Lead Securitization Note A Holder agrees that it shall cause the related Non-Lead Securitization Servicing Agreement to provide as follows (and to the extent

56

such following provisions are not included in such Non-Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)                                 Each Non-Lead Securitization Note A Holder shall be responsible for its Pro Rata Share of any Nonrecoverable Property Advances (and Advance Interest Amount thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid special servicing fees, liquidation fees and workout fees relating to the Notes, and that in the event that the funds received with respect to the Notes are insufficient to cover such Property Advances or additional trust fund expenses, (A) the Non-Lead Master Servicer will be required to, promptly following notice from the Lead Master Servicer or the Lead Special Servicer, pay or reimburse the Lead Master Servicer, the Lead Special Servicer, the Lead Certificate Administrator, the Lead Trustee or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Securitization Note A Holder’s Pro Rata Share of any such Nonrecoverable Property Advances (together with Advance Interest Amount thereon) and/or other additional trust fund expenses (including compensation due to the Lead Master Servicer and the Lead Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Lead Securitization Servicing Agreement permits the Lead Master Servicer, the Lead Special Servicer, the Lead Certificate Administrator or the Lead Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Lead Master Servicer, the Lead Special Servicer, the Lead Certificate Administrator or the Lead Trustee, as applicable, may do so, and the Non-Lead Master Servicer will be required to, promptly following notice from the Lead Master Servicer, the Lead Special Servicer or the Lead Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Securitization Note A Holder’s Pro Rata Share of any such Nonrecoverable Property Advances (together with Advance Interest Amount thereon) and/or additional trust fund expenses (including compensation due to the Lead Master Servicer and the Lead Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)                              each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by the Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its Pro Rata Share of such Indemnified Items and, to the extent that (after application of collections allocable to Note B on deposit in the Custodial Account to pay such amounts) amounts on deposit in the Custodial Account that are allocated to the Non-Lead Securitization A Note are insufficient for reimbursement of such amounts, the Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the Non-Lead Securitization A Note’s Pro Rata Share of the

57

insufficiency out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement;

(iii)                           the Non-Lead Master Servicer, Non-Lead Trustee or Non-Lead Certificate Administrator will be required to deliver to the Lead Trustee, the Lead Certificate Administrator, the Lead Special Servicer, the Lead Master Servicer and the Lead Operating Advisor (i) promptly following the Non-Lead Securitization, notice of the deposit of the Non-Lead Securitization A Note into a Securitization Trust (which notice may be (x) in the form of delivery (which may be by email) of a copy of the Non-Lead Securitization Servicing Agreement, or (y) by email notification together with contact information for the Non-Lead Trustee, the Non-Lead Certificate Administrator, the Non-Lead Master Servicer, the Non-Lead Special Servicer and the party designated to exercise the rights of the Non-Lead Controlling Class Representative under this Agreement, accompanied by a copy of the executed Non-Lead Securitization Servicing Agreement, and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer, the Non-Lead Trustee or the party designated to exercise the rights of the Non-Lead Controlling Class Representative under this Agreement (together with the relevant contact information) (which may be in the form of email delivery of a copy of any revised Non-Lead Securitization Servicing Agreement); and

(iv)                          the Lead Master Servicer, the Lead Special Servicer, the Lead Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

This subsection (e) shall not be construed to limit the obligations of the Outside A Noteholders and the Note B Holders under Section 3(h) of this Agreement.

(f)                The Lead Securitization Noteholder shall:

(i)                                 give each Non-Lead Securitization Note A Holder that is included in a Securitization (if any) at the time of the Securitization of the Lead Securitization Note, notice of such Securitization of the Lead Securitization Note in writing (which may be by email) not less than three (3) Business Days prior to the applicable pricing date for the Lead Securitization, together with contact information for each of the parties to the Lead Securitization Servicing Agreement; and

(ii)                              send to each Non-Lead Securitization Note A Holder and the parties to the related Non-Lead Securitization Servicing Agreement (that are not also party to the Lead Securitization Servicing Agreement) (x) on or promptly following the Lead Securitization Date (to the extent the applicable parties to the related Non-Lead Securitization Servicing Agreement have been engaged by the related Non-Lead Depositor on or prior to the Lead Securitization Date), a copy (in EDGAR-compatible format) of the execution version of the Lead Securitization Servicing Agreement, (y) within (1) one Business Day after the date of any re-filing by the Lead Depositor of the Lead Securitization Servicing Agreement with the Commission to account for any changes thereto (other than a formal amendment thereto following the Lead Securitization Date), a copy (in EDGAR-compatible format) of the re-filed Lead Securitization Servicing Agreement, and (z)

58

promptly following distribution thereof to the parties to the Lead Securitization Servicing Agreement, any changes made by the Lead Depositor to the Lead Securitization Servicing Agreement (other than a formal amendment thereto following the Lead Securitization Date).

(g)               Each Non-Lead Securitization Note A Holder shall provide (or cause to be provided) to the Lead Securitization Noteholder and the parties to the Lead Securitization Servicing Agreement (provided that the Lead Securitization Servicing Agreement has been delivered to the Non-Lead Securitization Note A Holder) notice of the closing of the related Non-Lead Securitization, in writing (which may be by email) prior to or promptly following the related Non-Lead Securitization Date, which notice shall include a copy of the Non-Lead Securitization Servicing Agreement.

(h)               Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Lead Master Servicer or the Lead Special Servicer, as applicable, as set forth in the Servicing Agreement.

(i)                 At all times after the Lead Securitization Date, the Mortgage Loan (or REO Loan) shall be serviced and administered under the Lead Securitization Servicing Agreement unless (A) none of the A Notes is then included in the Lead Trust or any Non-Lead Trust; (B) the Noteholders unanimously (each in its sole discretion) consent to a termination of the servicing of the Mortgage Loan (or REO Loan) under the Lead Securitization Servicing Agreement and to the execution and delivery of a successor servicing agreement (which shall thereupon constitute the “Servicing Agreement” hereunder); and (C) the relevant parties to the Lead Securitization Servicing Agreement and/or each Non-Lead Securitization Servicing Agreement, and any primary servicer for the Mortgage Loan, have been paid or reimbursed for all unreimbursed Property Advances and Advance Interest Amounts with respect to Property Advances relating to the Mortgage Loan (or REO Loan); all unreimbursed Securitization P&I Advances and Advance Interest Amounts with respect to Securitization P&I Advances relating to the Mortgage Loan (or REO Loan); any accrued and unpaid primary servicing fees, master servicing fees, trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees relating to the Mortgage Loan (or REO Loan); and their reasonable out-of-pocket costs and expenses (but in no event including any termination fee) incurred in connection with the termination of the servicing and administration of the Mortgage Loan (or REO Loan) under the Lead Securitization Servicing Agreement or any necessary transfer of title to the Mortgage Loan (or REO Loan); provided, however, that, notwithstanding any contrary terms of such successor servicing agreement, the Lead Special Servicer (or, if applicable, a predecessor Lead Special Servicer) shall retain the right to receive any workout fees payable to it in respect of the Mortgage Loan if, as of the date of the termination of the servicing of the Mortgage Loan (or REO Loan) under the Lead Securitization Servicing Agreement, the Mortgage Loan had become a “corrected loan” or had become a Specially Serviced Loan for which the Lead Special Servicer (or, if applicable, such predecessor) had cured the event of default through a modification, restructuring or workout negotiated by the Lead Special Servicer (or, if applicable, such predecessor) and evidenced by a signed writing, but which had not as of the date of such termination become a ”corrected loan” solely because there had not been three consecutive full and timely monthly payments under the terms of the workout and which

59

thereafter becomes a “corrected loan” as a result of the Mortgagor making such three consecutive full and timely monthly payments.

(j)                  Subject to the Servicer’s obligation to act in accordance with the Servicing Standard and subject to a Rating Agency Confirmation, and solely in the event that S&P rates any securities issued in connection with any Securitization of any Note, the Servicer shall require the related Mortgagor to maintain insurance with an insurer meeting the minimum S&P ratings requirements specified in the related Loan Documents (and, for the avoidance of doubt, without regard to any lender discretion with respect to such ratings in the related Loan Documents).

Section 3.                Subordination of the B Notes; Payments.

(a)                  Subordination of B Notes: The B Notes and the rights of the Note B Holders to receive payments of interest, principal and other amounts with respect to the B Notes shall at all times be junior, subject and subordinate to A Notes and the rights of the Note A Holders to receive payments of interest, principal and other amounts with respect to the A Notes as and to the extent set forth herein.

(b)                  Payments Prior to a Sequential Pay Event: If no Sequential Pay Event shall have occurred and be continuing, all amounts tendered by the Mortgagor or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including, without limitation, the proceeds of any purchase of the Mortgage Loan by a mezzanine lender pursuant to an option set forth in the related mezzanine intercreditor agreement if no Sequential Pay Event is then in effect and the proceeds of any purchase of the Defaulted A Loan by the Note B Holder under Section 12 if no Sequential Pay Event is then in effect), whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance Proceeds or Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the terms of the Loan Documents, to the extent permitted by the REMIC Provisions) and any other amounts paid by the Mortgagor under the Loan Documents shall be distributed by the Lead Master Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement or this Agreement, as applicable) (provided, that (1) there shall be excluded from the aggregate amount so distributed all amounts for required reserves or escrows required by the Loan Documents (to the extent, in accordance with the terms of the Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement; and (2) there shall be excluded from the aggregate amount to be so distributed all amounts that are then due, payable or reimbursable to any Servicer, Lead Operating Advisor, Lead Certificate Administrator or Lead Trustee under the Servicing Agreement and this Agreement; provided such distributions shall be made in a manner that complies with Sections 3(c), (d), (e), (f) and (g), including (without limitation) that (A) trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, and any Servicing Fees due to the Lead Master Servicer in excess of a Non-Lead Note’s pro rata share of that portion of such Servicing

60

Fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Mortgage Loan (as set forth in the Lead Securitization Servicing Agreement, which “primary servicing fee rate” shall not exceed the maximum rate set forth in the definition of “Servicing Fee Rate” herein) and any master servicing fees on mortgage loans other than the Mortgage Loan, and reimbursements of Securitization P&I Advances and Advance Interest Amounts thereon, shall be payable to such party only by the respective Note A Holder in respect of whose A Note such fees accrued or such advances were made, in each case out of amounts otherwise payable in respect of such A Note under the following provisions, and (B) any Penalty Charges shall be allocated under the following provisions (without a purported exclusion on account of amounts payable to any Servicer, Lead Operating Advisor, Lead Certificate Administrator or Lead Trustee under the Servicing Agreement) and then paid or distributed in the manner set forth in Sections 3(g) and provided, yet further, that, with respect to any assumption or transfer fees explicitly payable pursuant to the Mortgage Loan Agreement to the Noteholders of the Notes not then currently held by a Securitization Trust, any such assumption or transfer fees that are actually so paid shall be distributed to the respective Noteholders of such Notes in the respective amounts payable to them as provided in the Mortgage Loan Agreement without deduction or exclusion):

(i)                                first, to the Note A Holders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on their respective Note Principal Balances at the Net Note A Rate;

(ii)                              second, to the Note A Holders, on a Pro Rata and Pari Passu Basis (based on the Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Note Principal Balance of all such Noteholders’ Notes), in an aggregate amount equal to all principal payments received, including any Insurance Proceeds or Condemnation Proceeds received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan allocated as principal on the Mortgage Loan and payable to the Noteholders, until the Note Principal Balances of the A Notes have been reduced to zero;

(iii)                           third, to the Note A Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by the respective Note A Holders, including any Recovered Costs not previously reimbursed by the Mortgagor (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed to such Servicer) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(iv)                          fourth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a Workout the Note A Principal Balance has been reduced, then to the Note A Holders, on a Pro Rata and Pari Passu Basis (based on the Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Note Principal Balance of all such Noteholders’ Notes), in an aggregate amount up to the reduction, if any, of the Note A Principal Balance as a result of such Workout, plus interest on such amount at the related Note A Rate from and

61

including the date(s) of such reduction to but excluding the Monthly Payment Date next succeeding the availability of funds under this clause;

(v)                             fifth, to the extent one or more of the Note B Holders have made any payments or advances to cure defaults pursuant to Section 11, to reimburse such Note B Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this portion of this clause, for all such cure payments and to such Note B Holders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this portion of this clause, in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such Note B Holders in connection with any cure of a non-monetary default pursuant to Section 11, to the extent reimbursable by, but not previously reimbursed by, the Mortgagor;

(vi)                          sixth, to the Note B Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on their respective Note Principal Balances at the Net Note B Rate;

(vii)                       seventh, to the Note B Holders, on a Pro Rata and Pari Passu Basis (based on the Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Note Principal Balance of all such Noteholders’ Notes), in an aggregate amount equal to all principal payments received, including any Insurance Proceeds or Condemnation Proceeds received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan allocated as principal on the Mortgage Loan and payable to the Noteholders, remaining after giving effect to the allocations in clause (ii) above, until the Note Principal Balances of the B Notes have been reduced to zero;

(viii)                    eighth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a Workout the Note B Principal Balance has been reduced, then to the Note B Holders, on a Pro Rata and Pari Passu Basis (based on the Initial Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Initial Note Principal Balance of all such Noteholders’ Notes), in an aggregate amount up to the reduction, if any, of the Note B Principal Balance as a result of such Workout, plus interest on such amount at the related Note B Rate from and including the date(s) of such reduction to but excluding the Monthly Payment Date next succeeding the availability of funds under this clause;

(ix)                            ninth, to the Note A Holders, on a Pro Rata and Pari Passu Basis (based on the Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Note Principal Balance of all such Noteholders’ Notes), in an aggregate amount equal to the product of (i) the Aggregate Note A Percentage Interest multiplied by (ii) the Note A Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgagor;

(x)                               tenth, to the Note B Holders, on a Pro Rata and Pari Passu Basis (based on the Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Note Principal Balance of all such Noteholders’ Notes), in an aggregate

62

amount equal to the product of (i) the Aggregate Note B Percentage Interest multiplied by (ii) the Note B Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgagor;

(xi)                            eleventh, to the Note A Holders, on a Pro Rata and Pari Passu Basis (based on the Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Note Principal Balance of all such Noteholders’ Notes), the Aggregate Note A Percentage Interest of any Penalty Charges and late payment charges then due and owing under the Mortgage Loan;

(xii)                         twelfth, to the Note B Holders, on a Pro Rata and Pari Passu Basis (based on the Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Note Principal Balance of all such Noteholders’ Notes), the Aggregate Note B Percentage Interest of any Penalty Charges and late payment charges then due and owing under the Mortgage Loan; and

(xiii)                      thirteenth, if any amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xii), such remaining amount shall be paid pro rata to the Note A Holders and the Note B Holders in accordance with the initial Aggregate Note A Percentage Interest and the initial Aggregate Note B Percentage Interest, respectively, with the amount distributed to the Note A Holders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective Initial Note Principal Balances of the A Notes and the amount distributed to the Note B Holders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective Initial Note Principal Balances of the B Notes.

To the extent that amounts distributable to a Noteholder as described above constitute proceeds of the purchase of the Mortgage Loan by a mezzanine lender pursuant to an option granted under the related mezzanine intercreditor agreement or the proceeds of the purchase of the Defaulted A Loan by the Note B Holder pursuant to Section 12, such amounts shall be so distributable to the Person who was the applicable Noteholder immediately prior to such purchase. No portion of the proceeds of a purchase of the Defaulted A Loan by the Note B Holder(s) shall be distributable to any Note B Holder in that capacity. The proceeds of any sale of the Defaulted Securitized A Loan shall be distributable solely as set forth in Section 4(j)(iv) and not under this subsection.

(c)                  Payments Following a Sequential Pay Event: Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement; provided, if a Sequential Pay Event shall have occurred and be continuing, all amounts tendered by the Mortgagor or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including without limitation amounts received by the Lead Master Servicer or Lead Special Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances, the proceeds of any purchase of the Mortgage Loan by a mezzanine lender pursuant to an option set forth in the related mezzanine intercreditor agreement if a Sequential Pay Event is then in effect and the proceeds of any purchase of the Defaulted A Loan by the Note B Holder under Section 12 if a Sequential Pay Event is then in effect), whether received in

63

the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, any proceeds from the sale or distribution of any REO Property, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance Proceeds or Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the terms of the Loan Documents, to the extent permitted by the REMIC Provisions) and any other amounts paid by the Mortgagor under the Loan Documents shall be distributed by the Lead Master Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement or this Agreement, as applicable) (provided, however, that (1) there shall be excluded from the aggregate amount so distributed all amounts for required reserves or escrows required by the Loan Documents (to the extent, in accordance with the terms of the Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement; (2) there shall be excluded from the aggregate amount to be so distributed all amounts that are then due, payable or reimbursable to any Servicer, Lead Operating Advisor, Lead Certificate Administrator or Lead Trustee under the Servicing Agreement and this Agreement; provided (such distributions shall be made in a manner that complies with Sections 3(c), (d), (e), (f) and (g), including (without limitation) that (A) trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, and any Servicing Fees due to the Lead Master Servicer in excess of a Non-Lead Note’s pro rata share of that portion of such Servicing Fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Mortgage Loan as set forth in the Lead Securitization Servicing Agreement) and any master servicing fees on mortgage loans other than the Mortgage Loan, and reimbursements of Securitization P&I Advances and Advance Interest Amounts thereon, shall be payable to such party only by the respective Note A Holder in respect of whose A Note such fees accrued or such advances were made, in each case out of amounts otherwise payable in respect of such A Note under the following provisions and (B) any Penalty Charges shall be allocated under the following provisions (without a purported exclusion on account of amounts payable to any Servicer, Lead Operating Advisor, Lead Certificate Administrator or Lead Trustee under the Servicing Agreement) and then paid or distributed in the manner set forth in Sections 3(g) and provided, yet further, that, with respect to any assumption or transfer fees explicitly payable pursuant to the Mortgage Loan Agreement to the Noteholders of the Notes not then currently held by a Securitization Trust, any such assumption or transfer fees that are actually so paid shall be distributed to the respective Noteholders of such Notes in the respective amounts payable to them as provided in the Mortgage Loan Agreement without deduction or exclusion):

(i)                                 first, to the Note A Holders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on their respective Note Principal Balances at the Net Note A Rate;

(ii)                              second, to the Note A Holders, on a Pro Rata and Pari Passu Basis (based on the Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Note Principal Balance of all such Noteholders’ Notes), until the Note Principal Balances of the A Notes have been reduced to zero;

64

(iii)                           third, to the Note A Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by the respective Note A Holders, including any Recovered Costs, in each case to the extent reimbursable by the Mortgagor but not previously reimbursed by the Mortgagor (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed to such Servicer), with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(iv)                          fourth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a Workout the Note A Principal Balance has been reduced, then to the Note A Holders, on a Pro Rata and Pari Passu Basis (based on the Initial Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Initial Note Principal Balance of all such Noteholders’ Notes), in an aggregate amount up to the reduction, if any, of the Note A Principal Balance as a result of such Workout, plus interest on such amount at the related Note A Rate from and including the date(s) of such reduction to but excluding the Monthly Payment Date next succeeding the availability of funds under this clause;

(v)                             fifth, to the extent one or more of the Note B Holders have made any payments or advances to cure defaults pursuant to Section 11, to reimburse such Note B Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this portion of this clause, for all such cure payments and to such Note B Holders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this portion of this clause, in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such Note B Holders in connection with any cure of a non-monetary default pursuant to Section 11, to the extent reimbursable by, but not previously reimbursed by, the Mortgagor;

(vi)                          sixth, to the Note B Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on their respective Note Principal Balances at the Net Note B Rate;

(vii)                       seventh, to the Note B Holders, on a Pro Rata and Pari Passu Basis (based on the Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Note Principal Balance of all such Noteholders’ Notes), until the Note Principal Balances of the B Notes have been reduced to zero;

(viii)                    eighth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a Workout the Note B Principal Balance has been reduced, then to the Note B Holders, on a Pro Rata and Pari Passu Basis (based on the Initial Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Initial Note Principal Balance of all such Noteholders’ Notes), in an aggregate amount up to the reduction, if any, of the Note B Principal Balance as a result of such Workout, plus interest on such amount at the related Note B

65

Rate from and including the date(s) of such reduction to but excluding the Monthly Payment Date next succeeding the availability of funds under this clause;

(ix)                            ninth, to the Note A Holders, on a Pro Rata and Pari Passu Basis (based on the Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Note Principal Balance of all such Noteholders’ Notes), in an aggregate amount equal to the product of (i) the Aggregate Note A Percentage Interest multiplied by (ii) the Note A Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgagor;

(x)                               tenth, to the Note B Holders, on a Pro Rata and Pari Passu Basis (based on the Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Note Principal Balance of all such Noteholders’ Notes), in an aggregate amount equal to the product of (i) the Aggregate Note B Percentage Interest multiplied by (ii) the Note B Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgagor;

(xi)                            eleventh, to the Note A Holders, on a Pro Rata and Pari Passu Basis (based on the Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Note Principal Balance of all such Noteholders’ Notes), the Aggregate Note A Percentage Interest of any Penalty Charges and late payment charges then due and owing under the Mortgage Loan;

(xii)                         twelfth, to the Note B Holders, on a Pro Rata and Pari Passu Basis (based on the Note Principal Balance of each such Noteholder’s Note as a percentage of the aggregate Note Principal Balance of all such Noteholders’ Notes), the Aggregate Note B Percentage Interest of any Penalty Charges and late payment charges then due and owing under the Mortgage Loan; and

(xiii)                      thirteenth, if any amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xii), such remaining amount shall be paid pro rata to the Note A Holders and the Note B Holders in accordance with the initial Aggregate Note A Percentage Interest and the initial Aggregate Note B Percentage Interest, respectively, with the amount distributed to the Note A Holders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial Note Principal Balances of the A Notes and the amount distributed to the Note B Holders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial Note Principal Balances of the B Notes.

To the extent that amounts distributable to a Noteholder as described above constitute proceeds of the purchase of the Mortgage Loan by a mezzanine lender pursuant to an option granted under the related mezzanine intercreditor agreement or the proceeds of the purchase of the Defaulted A Loan by the Note B Holder pursuant to Section 12, such amounts shall be so distributable to the Person who was the applicable Noteholder immediately prior to such purchase. No portion of the proceeds of a purchase of the Defaulted A Loan by the Note B Holder(s) shall be distributable to any Note B Holder in

66

that capacity. The proceeds of any sale of the Defaulted Securitized A Loan shall be distributable solely as set forth in Section 4(j)(iv) and not under this subsection.

(d)                  Note B Holders to Bear Effects of Workout: Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Sections 5 and 6), if the Servicer in connection with a Workout of the Mortgage Loan modifies the terms thereof in accordance herewith such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Mortgage Loan Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on such Mortgage Loan are waived, reduced or deferred or (iv) any other modification, waiver or amendment (other than an increase in the Mortgage Loan Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, all payments to the Note A Holders and the Note B Holders pursuant to Section 3(b) and Section 3(c), as applicable, shall be made pursuant Section 3(b) and Section 3(c), as applicable, as though such Workout did not occur, with the payment terms of the A Notes remaining the same as they are on the date hereof, the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout shall be borne, first, by the Note B Holders (pro rata based on the Note Principal Balances of their respective Notes), and then, by the Note A Holders (pro rata based on the Note Principal Balances of their respective Notes), in that order, in each case up to the amount otherwise due on such Note(s). Subject to the Servicing Agreement and this Agreement (including without limitation Sections 5 and 6), in the case of any modification or amendment described above, the Lead Securitization Noteholder (or the Servicer on its behalf) will have the sole authority and ability to revise the payment provisions set forth in Section 3(b) and Section 3(c) above in a manner that reflects the subordination of the B Notes to the A Notes, with respect to the loss that is the result of such amendment or modification, including (without limitation): (i) the ability to increase the Aggregate Note A Percentage Interest, and to increase or reduce, as applicable, the Aggregate Note B Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Note A Rate and the Note B Rate, as applicable, in order to reflect a reduction in the Mortgage Loan Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Sections 3(b) and 3(c) hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(e)                  REMIC Expenses: Anything herein or in the Servicing Agreement to the contrary notwithstanding, in the event that a Note is included in a REMIC and the other Notes are not, the other Noteholders shall not be required to reimburse such Noteholder that deposited its Note in the REMIC or any other Person for payment of (i) any taxes imposed on such REMIC (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2), the tax on contributions to a REMIC set forth in Code Section 860G(d) and the tax on “net income from foreclosure property” under Code Section 860G(c)), (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income

67

resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to any such other Noteholder be reduced to offset or make-up any such payment or deficit.

(f)                   Certain Securitization Costs: Anything herein or in any Securitization Servicing Agreement to the contrary notwithstanding, in no event shall any Outside A Noteholder be required to pay or reimburse any Person for, nor shall any amount otherwise payable or distributable to an Outside A Noteholder be reduced, in whole or in part, as a result of any Advance Interest Amount on Securitization P&I Advances; any Securitization P&I Advances that are determined to be Nonrecoverable Advances; trustee fees, certificate administrator fees, operating advisor fees or asset representation reviewer fees, or any master servicing fees for the Mortgage Loan in excess of an Outside A Noteholder’s pro rata share of that portion of master servicing fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Mortgage Loan as set forth in the Lead Securitization Servicing Agreement (and any master servicing fees on mortgage loans other than the Mortgage Loan), that are accrued, paid or payable in respect of any Securitization A Note; or any costs or expenses of the enforcement of any obligation of any Person to repurchase a Securitization A Note from any Securitization Trust; provided, however, that this subsection (f) shall be subject to the provisions of subsection (g) with respect to Penalty Charges.

(g)                  Application of Penalty Charges: Penalty Charges allocated to the Notes pursuant to Section 3(b) or (c) shall be applied: first, to reduce the Penalty Charges otherwise payable on each such Note by the amount necessary to pay the Lead Master Servicer, the Lead Trustee or the Lead Special Servicer for any Advance Interest Amount accrued on any Property Advance and reimbursement of any Property Advances in accordance with the terms of the Lead Securitization Servicing Agreement (on a pro rata and pari passu basis, from amounts allocated to the A Notes and the B Notes); second, with respect to amounts allocated to any A Note included in a Securitization Trust, to reduce, on a Pro Rata and Pari Passu Basis, the Penalty Charges otherwise payable to the Noteholder of each such A Note by the amount necessary to pay each Lead Master Servicer, Lead Trustee, Non-Lead Master Servicer or Non-Lead Trustee for any Advance Interest Amount accrued on any Securitization P&I Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or any Non-Lead Securitization Servicing Agreement, as applicable); third, to reduce, the Penalty Charges otherwise payable on each such Note by the amount necessary to pay additional trust fund expenses (including special servicing fees, unpaid workout fees and unpaid liquidation fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) (on a pro rata and pari passu basis, from amounts allocated to the A Notes and the B Notes based solely upon the Note Principal Balances of such A Notes and B Notes); and finally, on a pro rata and pari passu basis based upon the Note Principal Balances of the A Notes and B Notes, (i) in the case of the remaining amount of Penalty Charges so allocated to any Securitization-Eligible Note, to pay such remaining amount to the Lead Master Servicer and/or the Lead Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement, and (ii) in the case of the remaining amount of Penalty Charges so allocated to any Securitization-Ineligible Note, to pay such remaining amount to the related A Noteholders and B Noteholders on a pro rata and pari passu basis based upon the Note Principal Balances of such A Notes and B Notes. Notwithstanding the foregoing, (A) any Penalty Charges received as part of the purchase price for the Mortgage Loan pursuant to a

68

purchase option of a mezzanine lender under a mezzanine intercreditor agreement shall be paid to the Outside A Noteholders to the extent of such Penalty Charges that were so paid on their Notes (and allocated and paid, as between such Outside A Noteholders, on a pro rata and pari passu basis according to their Note Principal Balances) and to the B Noteholders to the extent of such Penalty Charges that were so paid on their Notes (and allocated and paid, as between such B Noteholders, on a pro rata and pari passu basis according to their Note Principal Balances) and (b) any Penalty Charges received as part of the purchase price for the Defaulted A Loan pursuant to the purchase option of the Note B Holders under Section 12 shall be paid to the Outside A Noteholders (and allocated and paid between such Outside A Noteholders on a pro rata and pari passu basis according to their Note Principal Balances).

(h)                  Certain Reimbursements By Outside A Noteholders and the Note B Holders: If the Lead Master Servicer, the Lead Special Servicer or the Lead Trustee, as applicable (with respect to the Lead Securitization Note) determines that an outstanding Property Advance is a Nonrecoverable Property Advance, and the Lead Master Servicer is requesting the Non-Lead Securitization Note A Holders to reimburse the Lead Securitization for their Pro Rata Shares of Nonrecoverable Property Advance or Advance Interest Amounts on Property Advances pursuant to the provision set forth in the final sentence of Section 2(c), then the Lead Master Servicer or the Lead Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Lead Master Servicer, the Lead Special Servicer or the Lead Trustee) may but shall not be obligated to require the Outside A Noteholders and the Note B Holders to make reimbursement to the Lead Master Servicer of their Pro Rata Shares of such Nonrecoverable Advance (and unpaid Advance Interest Amounts thereon). Any such Pro Rata Share for each such Noteholder shall be determined according to a fraction, expressed as a percentage, the numerator of which is the initial Note Principal Balance of such Noteholder’s Note and the denominator of which is the initial aggregate Note Principal Balance of all of the Notes. If so required by the Lead Master Servicer or the Lead Trustee, such reimbursement shall be made by the Outside A Noteholders and the Note B Holders within five (5) Business Days following delivery of notice by the Lead Master Servicer or the Lead Trustee to such Noteholder of the reimbursement amount and such Noteholder’s allocable portion thereof. No Noteholder shall have any liability for a failure of another Noteholder to make a reimbursement required to be made by such other Noteholder under this Section 3(h).

Section 4.                Administration of the Mortgage Loan.

(a)                  Exclusive Administration: Subject to the terms of this Agreement and the Servicing Agreement that impose limitations on the exercise of the following-described power and authority (including, without limitation, the rights of the Controlling Noteholder, the Controlling Noteholder Representative, the Consulting Parties and the Decision-Eligible Note A Holders to exercise their respective rights specifically set forth under this Agreement, including those set forth in Section 5, and the obligation of the Lead Master Servicer and Lead Special Servicer to comply with the Servicing Standard), the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Loan Documents or consent to any action or failure to act by the Mortgagor or any other party to the Loan Documents, call or waive any Event of Default,

69

accelerate the Mortgage Loan or institute any foreclosure action or other remedy and no other Noteholder shall have any right whatsoever to administer or exercise of the rights and remedies of the lender under the Mortgage Loan. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 5 below) and consistent with the Servicing Standard, each Non-Lead Noteholder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) the rights, if any, that such Non-Lead Noteholder has to, (i) call or cause the Lead Securitization Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgagor, including, without limitation, filing or causing the Lead Securitization Noteholder to file any bankruptcy petition against the Mortgagor. The Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall not have any fiduciary duty to any Non-Lead Noteholder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Noteholder (or any Servicer therefor) from the obligation to make any disbursement of funds as set forth herein).

(b)                  This Agreement and Servicing Agreement to Govern: The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of this Agreement and the Servicing Agreement. The Servicers shall service the Mortgage Loan in accordance with the terms of this Agreement, including without limitation, the rights of the Note B Holder and other Noteholders set forth in Section 5 below and consistent with the Servicing Standard. Servicing of the Mortgage Loan shall be carried out by the Lead Master Servicer and, if the Mortgage Loan is a Specially Serviced Loan, by the Lead Special Servicer, in each case pursuant to the Servicing Agreement and consistent with the Servicing Standard. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Securitization Noteholder shall cause the Lead Master Servicer and the Lead Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard and each Non-Lead Noteholder while it is not a Borrower Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 4(b) shall not limit or modify the rights of the Controlling Noteholder, the Controlling Noteholder Representative, the Consulting Parties or the Decision-Eligible Note A Holders to exercise their respective rights specifically set forth under this Agreement, including those set forth in Section 5.

(c)                  Lead Securitization Noteholder’s Rights and Obligations: To the extent that this Agreement grants rights to or imposes obligations on the Lead Securitization Noteholder as such, such rights may be exercised or such obligations performed by the Servicer on behalf of the Lead Securitization Noteholder in accordance with the Servicing Agreement and this Agreement.

(d)                  REMICs: If any Securitization-Eligible Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Noteholders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be

70

administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgagor, or exercise or refrain from exercising any powers or rights which the Noteholders may have under the Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes all or a portion of any Note. The Noteholders agree that the provisions of this Section 4(d) shall be effected by compliance by the Lead Securitization Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Securitization Noteholder’s interests therein. All costs and expenses of compliance with this Section 4(d), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne (without reimbursement under Section 3(b) or Section 3(c)), with respect to the applicable REMIC, solely by the Securitization-Eligible Noteholder whose Securitization-Eligible Note (or an interest therein) is held by such REMIC.

(e)                  Appraisals and Appraisal Reduction Amounts:

(i)                                 Promptly upon knowledge of the occurrence of an Appraisal Reduction Event (or a longer period so long as the Lead Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such), if an Appraisal has not been obtained within the immediately preceding nine (9) months (or if the Lead Special Servicer has determined in accordance with the Servicing Standard such Appraisal to be materially inaccurate), the Lead Special Servicer shall use reasonable efforts to obtain an Appraisal, the costs of which shall be paid by the Lead Special Servicer as a Property Advance (or as an expense of the Lead Trust and paid by the Lead Special Servicer out of the collection account for the Lead Trust if such Property Advance would be a Nonrecoverable Advance).

The Lead Master Servicer shall provide (via electronic delivery) the Lead Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount using reasonable efforts to deliver such information within four (4) Business Days of the Lead Special Servicer’s reasonable written request. None of the Lead Master Servicer, the Lead Trustee or the Lead Certificate Administrator shall calculate or verify Appraisal Reduction Amounts. On the first Master Servicer Remittance Date (or, after the Lead Securitization Date, the “determination date” under the Lead Securitization Servicing Agreement) that is at least five (5) Business Days following the receipt of such Appraisal, the Lead Special Servicer shall calculate or adjust, as applicable, the Appraisal Reduction Amount to take into account such Appraisal and such information, if any, reasonably requested by the Lead Special Servicer from the Lead Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount.

71

With respect to the Mortgage Loan, if an Appraisal Reduction Event has occurred (unless the Mortgage Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and has remained current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred during the preceding three months), the Lead Special Servicer shall, within 30 days of each anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of the prior Appraisal) (the cost of which will be covered by, and reimbursable as, a Property Advance by the Lead Master Servicer or as an expense of the Trust Fund and paid by the Lead Master Servicer out of the collection account for the Lead Trust if such Property Advance would be a Nonrecoverable Advance), provided, however, no new or updated Appraisal will be required if the Serviced Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the Lead Special Servicer reasonably believes such sale is likely to close. Based upon such Appraisal or letter updates thereto, the Lead Special Servicer shall determine and report to the Lead Master Servicer and the Lead Certificate Administrator the Appraisal Reduction Amount, if any, with respect to the Mortgage Loan, and each of those parties shall be entitled to rely conclusively on such determination by the Lead Special Servicer. The Lead Special Servicer shall deliver a copy of any such Appraisal or internal valuation to the Lead Master Servicer and the Lead Certificate Administrator, which shall be in electronic format. Each Appraisal Reduction Amount shall also be adjusted with respect to the next Master Servicer Remittance Date (or, after the Lead Securitization Date, the next “distribution date” thereunder) to take into account any subsequent Appraisal and annual letter update, as of the date of each such subsequent Appraisal or letter update.

(ii)            If a Control Appraisal Period is in effect as a result of an Appraisal Reduction Amount, the Note B Holder shall have the right, at its sole expense, to require the Lead Special Servicer to order a second Appraisal of the Mortgaged Property (setting forth an Appraised Value). The Lead Special Servicer shall use its reasonable efforts to cause such Appraisal to be delivered within 30 days from receipt of the Note B Holder’s written request. Upon receipt of such second Appraisal, the Lead Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such second Appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, the Lead Special Servicer shall recalculate such Appraisal Reduction Amount, based upon such second Appraisal and receipt of information reasonably requested by the Lead Special Servicer from the Lead Master Servicer and reasonably required to calculate or recalculate the Appraisal Reduction Amount. The Lead Special Servicer shall promptly deliver notice to the Lead Certificate Administrator and the Lead Master Servicer of any such determination and recalculation of Appraisal Reduction Amount and the Lead Certificate Administrator shall promptly post such notice to the Lead Certificate Administrator’s Website. If required by any such recalculation, the Note B Holder shall be reinstated as the Controlling Noteholder.

In addition, if a Control Appraisal Period is in effect, the Note B Holder shall have the right, at its sole expense, to require the Lead Special Servicer to order an additional Appraisal of the Mortgaged Property (setting forth an Appraised Value) if an event has occurred at or with regard to the related Mortgaged Property that would have a

72

material effect on its appraised value. In such event, the Special Servicer shall use its reasonable efforts to cause such Appraisal to be delivered within 30 days from receipt of the Note B Holder’s written request; provided that the Lead Special Servicer shall not be required to obtain such Appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the Mortgaged Property have occurred that would have a material effect on the appraised value of the Mortgaged Property. Upon receipt of any such additional Appraisal, the Lead Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional Appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, the Lead Special Servicer shall recalculate such Appraisal Reduction Amount, based upon such additional Appraisal and receipt of information reasonably requested by the Lead Special Servicer from the Lead Master Servicer and reasonably required to calculate or recalculate the Appraisal Reduction Amount. The Lead Special Servicer shall promptly deliver notice to the Lead Certificate Administrator and the Lead Master Servicer of any such determination and recalculation of Appraisal Reduction Amount and the Lead Certificate Administrator shall promptly post such notice to the Lead Certificate Administrator’s Website. If required by any such recalculation, the Note B Holder shall be reinstated as the Controlling Noteholder. The right of the Note B Holder to require the Lead Special Servicer to order an additional Appraisal as described in this paragraph shall be limited to no more frequently than once in any 9-month period.

The Note B Holder, if requesting a second or additional Appraisal, may not exercise any direction, control, consent and/or similar rights of the Controlling Noteholder until such time, if any, as the Note B Holder is reinstated as the Controlling Noteholder and no Control Appraisal Period exists, and the rights of the Controlling Noteholder shall be exercised by the Person that then constitutes the Controlling Noteholder in accordance with the definition of “Controlling Noteholder”.

Appraisals that are permitted to be obtained by the Lead Special Servicer at the request of the Note B Holder as described above shall be in addition to any appraisals or updated appraisals that the Lead Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or this Agreement without regard to any appraisal requests made by the Note B Holder.

(f)                   Threshold Event Cures and Collateral: The Note B Holder shall be entitled to avoid a Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of the following conditions (which conditions must be satisfied in full within thirty (30) days of receipt of a third party Appraisal ordered by the Lead Special Servicer that indicates such Control Appraisal Period has occurred (which such Appraisal the Lead Special Servicer will be required to deliver to the Note B Holder within two Business Days of receipt by the Lead Special Servicer of such third party Appraisal) together with the Lead Special Servicer’s calculation of the applicable Appraisal Reduction Amount): (i) the Note B Holder shall have delivered Threshold Event Collateral in the amount described in clause (ii) below, to the Lead Master Servicer, together with documentation acceptable to the Lead Master Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Lead Master Servicer on behalf of the Note A Holders in (a) cash

73

collateral for the benefit of, and acceptable to, the Lead Master Servicer or (b) an unconditional and irrevocable standby letter of credit with the Lead Master Servicer (or, after the Lead Securitization Date, such party as provided under the Servicing Agreement) as the beneficiary, issued by a bank or other financial institutions issued by a bank or other financial institution (the “Threshold Collateral Issuer”) the long term unsecured debt obligations of which are rated at least “A” by S&P, “A” by DBRS Morningstar, “A” by Fitch and “A2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “R-1(middle)” by DBRS Morningstar, “F-1” by Fitch and “P-1” by Moody’s, in each case ignoring any of the foregoing ratings requirements with respect to any rating agency that is not one of the Rating Agencies (either (a) or (b), the “Threshold Event Collateral”), (ii) the Threshold Event Collateral shall be in an amount which, when added to 90% of the Appraised Value of the Mortgaged Property as determined pursuant to the Servicing Agreement and any Threshold Event Collateral then held by the Servicer, would cause the applicable Control Appraisal Period not to be in effect and (iii) the Note B Holder shall pay all costs and expenses incurred by any party to the Servicing Agreement associated with the delivery and/or pledge of such Threshold Event Collateral. So long as the conditions and requirements of this paragraph are satisfied by the Note B Holder (a “Threshold Event Cure”), no Control Appraisal Period caused by application of an Appraisal Reduction Amount shall be deemed to be in effect with respect to the Note B Holder. If a letter of credit is furnished as Threshold Event Collateral, the letter of credit must (i) have an initial term no shorter than six (6) months, (ii) contain an evergreen clause providing for automatic renewal for additional periods not less than six (6) months and (iii) provide that the Lead Master Servicer may draw upon such letter of credit if it is not renewed prior to the date that is 30 days prior to the expiration date of such letter of credit. The Note B Holder is required to provide notice of each renewal at least 30 days prior to the expiration date of such letter of credit. If the Lead Master Servicer does not receive notice of such renewal at least 30 days prior to the expiration date of the letter of credit or if the Lead Master Servicer receives notice that the letter of credit will not be renewed, then the Lead Master Servicer shall promptly draw upon such letter of credit and the Lead Master Servicer shall hold the proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, the Note B Holder shall be required to replace such letter of credit with other Threshold Event Collateral within 30 days if the credit ratings of the issuer of the letter of credit are downgraded below the required ratings set forth above; provided, however, that, if such Threshold Event Collateral is not so replaced, the Lead Master Servicer shall draw upon such letter of credit and hold proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) taking into consideration the value of all Threshold Event Collateral then held by the Lead Master Servicer, a Control Appraisal Period would be in effect (provided that, to the extent that a decrease in the Appraised Value of the Mortgaged Property or any REO Property arises from a subsequent Appraisal under this Agreement, the applicable Controlling Noteholder shall have 30 days from the Lead Special Servicer’s receipt of such subsequent Appraisal (and delivery to the Controlling Noteholder of the Special Servicer’s calculation of the Appraisal Reduction Amount) to deliver additional Threshold Event Collateral in an amount that, when added to 90% of the Appraised Value of the Mortgaged Property or any REO Property immediately after the decrease, is not less than 90% of the Appraised Value of the Mortgaged Property or any REO Property immediately before the decrease, it being acknowledged that such 30-day period shall not apply to other Threshold Event Collateral that may be necessary to be delivered in order to avoid a Control Appraisal Period); (ii) the occurrence of a Final Recovery Determination; or (iii)

74

the return of the Threshold Event Collateral pursuant to the following sentence. If the Appraised Value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral then held by the Lead Master Servicer, any or such portion of Threshold Event Collateral held by the Lead Master Servicer shall promptly be returned to the Note B Holder (at its sole direction and expense). Upon a Final Recovery Determination with respect to the Mortgage Loan, the Lead Master Servicer shall transfer any related Threshold Event Collateral held in the form of cash (or, if the related Threshold Event Collateral is a letter of credit, the proceeds of such Threshold Event Collateral) to the Custodial Account, which such transferred amount shall be treated as Liquidation Proceeds and applied in accordance with Section 3(b) or 3(c), as applicable. Upon the delivery of such Threshold Event Collateral and satisfaction of the other conditions set forth above, the Note B Holder, unless it then constitutes a Borrower Party, shall be reinstated as the Controlling Noteholder and entitled to exercise all of the rights of the Controlling Noteholder hereunder; provided, however, that such posting of such collateral and such satisfaction of conditions shall not prevent the Note B Holder from losing its status as the Controlling Noteholder again as a result of the operation of the definition of Control Appraisal Period from time to time (subject to the Controlling Noteholder’s right to again deliver Threshold Event Collateral on the same terms and conditions as those set forth above). Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be beneficially owned by the Note B Holder, which shall be taxed on all income with respect thereto. The entire amount of Threshold Event Collateral, without a haircut or other reduction thereto, shall be considered in determining the sufficiency of such Threshold Event Collateral to cure a Control Appraisal Period. For the avoidance of doubt, if a Control Appraisal Period commences following the Lead Special Servicer’s receipt of an Appraisal under this Agreement and the Note B Holder does not exercise its right to effect a Threshold Event Cure (or the Note B Holder exercises such right and thereafter ceases to maintain such Threshold Event Cure) in accordance with the provisions set forth above, then the receipt of a subsequent Appraisal after the expiration of the period afforded to the Note B Holder to effect such Threshold Event Cure (or after the Note B Holder ceases to maintain such Threshold Event Cure) shall not revive such right, or establish a new right, to effect such Threshold Event Cure.

Notwithstanding the foregoing, the rights and duties of the Lead Master Servicer set forth above may be exercised or performed in whole or in part by the Lead Certificate Administrator or the Lead Trustee if so provided in the Servicing Agreement.

(g)                  Modifications, Consents and Amendments:

(i)            In each case subject to any consent rights of any Controlling Noteholder (or its Controlling Noteholder Representative), any applicable consent rights of the Decision-Eligible Note A Holders and/or any applicable consultation rights of any Consulting Party under the other provisions of this Agreement, the Lead Master Servicer or the Lead Special Servicer, as applicable as set forth in the Servicing Agreement, may modify, waive or amend any term of the Mortgage Loan if such modification, waiver or amendment (A) is consistent with the Servicing Standard and (B) would not constitute a “significant modification” of the Mortgage Loan pursuant to Treasury Regulations

75

Section 1.860G 2(b) and would not otherwise (1) cause any REMIC that holds an interest in an A Note to fail to qualify as a REMIC or cause any Grantor Trust that holds an interest in an A Note to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes or (2) result in the imposition of a tax upon any REMIC that holds an interest in an A Note (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). The Lead Master Servicer and the Lead Special Servicer may rely on an opinion of counsel with respect to the determination described in clause (B) of the immediately preceding sentence.

To the extent any modification, waiver, amendment or other action constitutes a Major Decision, the Lead Master Servicer (if the Servicing Agreement provides, or the Lead Master Servicer and the Lead Special Servicer have mutually agreed, that the Lead Master Servicer shall process such modification, waiver, amendment or other action) shall not make enter into or approve such Major Decision unless the Lead Master Servicer obtains the consent (or deemed consent) of the Lead Special Servicer in accordance with Section 5, and, in each case, to the extent any modification, waiver, amendment or other action constitutes a Major Decision, the Lead Special Servicer shall not enter into or approve such Major Decision (or approve the Lead Master Servicer’s entry into or approval of such Major Decision) unless the Lead Special Servicer obtains the consent (or deemed consent) of the Controlling Noteholder in accordance with Section 5(a) and/or the consent (or deemed consent) of the Required Decision-Eligible Note A Holders in accordance with Section 5(d) (if such Major Decision also constitutes an Extraordinary Major Decision and the Note B-1 Holder is then the Controlling Noteholder) or Section 5(e) (if such Major Decision also constitutes a Majority Decision and neither the Note B-1 Holder nor the Note A-4-1 Holder is the Controlling Noteholder) and consults with the applicable Consulting Parties, in each case to the extent required pursuant to Section 5, as applicable.

In addition, at any time when the Mortgage Loan is not a Specially Serviced Loan, the Lead Master Servicer and the Lead Special Servicer may not (except as may be required by the Servicing Standard) waive any transfer or assumption fees payable to any one or more Noteholders under the express provisions of the Mortgage Loan Agreement without the consent of each Noteholder entitled to payment of such fees pursuant to the Mortgage Loan Agreement; provided, however, that if so provided in the Lead Securitization Servicing Agreement, the Lead Master Servicer or the Lead Special Servicer may waive such fees that are payable on a Securitization Note (after its Securitization); provided, further, that the effect of such waiver shall not be borne by any of the other Noteholders for purposes of allocations and distribution on their Notes hereunder.

(ii)            Neither the Lead Master Servicer nor the Lead Special Servicer shall enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage Loan in a manner that would have the effect of placing amounts payable as compensation, or otherwise directly or indirectly

76

reimbursable, to the Lead Master Servicer or the Lead Special Servicer in a higher priority than that which is set forth in the other provisions of this Agreement and the Servicing Agreement.

(iii)                           The Servicing Agreement may set forth conditions to any Major Decision or other servicing action that are in addition to (and not subtraction from) the conditions to such Major Decision expressly set forth in this Agreement, provided that such additional conditions are materially consistent with the Model PSA.

(iv)                          Notwithstanding the foregoing, the Lead Securitization Noteholder (or any Servicer acting on its behalf) shall not follow any advice, direction, objection or consultation provided by the Controlling Noteholder (or its Controlling Noteholder Representative), by a Decision-Eligible Note A Holder or by a Consulting Party, that would require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate provisions of this Agreement, or the Servicing Agreement, or to violate the terms of the Mortgage Loan or Loan Documents, or materially expand the scope of the Lead Securitization Noteholder’s (or any Servicer acting on its behalf) responsibilities under this Agreement or the Servicing Agreement.

(h)                  REMIC Limitations on Servicing and Sale of REO Property: If the Mortgaged Property becomes an REO Property, the Lead Special Servicer, on behalf of the Noteholders, shall sell the REO Property in accordance with, and within the time periods provided for, in the Servicing Agreement. The Lead Special Servicer shall manage, conserve, protect and operate the REO Property for the Noteholders solely for the purpose of its prompt disposition and sale in a manner which does not cause the REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by a REMIC of any “income from non permitted assets” within the meaning of Code Section 860F(a)(2)(B) or (i) endanger the status of any REMIC or the Lead Securitization Trust as a REMIC or (ii) result in the imposition of a tax (other than the tax on “net income from foreclosure property” if the relevant conditions set forth in the Servicing Agreement are satisfied) upon any such REMIC or the Lead Securitization Trust .

(i)                    Continuing Information: Regardless of whether a Control Appraisal Period is in effect with respect to Note B, each of the Lead Master Servicer and the Lead Special Servicer shall provide to the Note B Holder (provided that it is not a Borrower Party) copies of all notices, reports and information that the Servicing Agreement would require such Lead Master Servicer or Lead Special Servicer, as the case may be, to provide to the Controlling Noteholder during such time as no Control Appraisal Period is in effect. Each Noteholder (other than a Borrower Party) and Consulting Party (other than a Borrower Party), and excluding a Restricted Note A Holder when the Note B-1 Holders is not the Controlling Noteholder, each shall be provided access to any website that a “privileged person” (other than a Rating Agency) would be permitted to access in accordance with the procedures set forth in the Servicing Agreement, subject to any restrictions on access to such websites contained in the Servicing Agreement. Promptly following request made by any Noteholder, the Lead Master Servicer or the Lead Special Servicer shall deliver to the Lead Certificate Administrator, for posting to such

77

website, the most recent borrower financial statements, property operating statements, rent rolls and inspection reports then in the possession of the Lead Master Servicer or the Lead Special Servicer, as the case may be, in each case to the extent not previously so delivered. Notwithstanding the foregoing, such notices, reports and information need not be provided, such access need not be granted and such information need not be posted, to or at the request of any Noteholder that is a Borrower Party.

(j)                    Sales of A Notes; Sale of REO Property:

(i)                                 In no event shall any Person have authority to sell any Note pursuant to the Servicing Agreement or any Securitization Servicing Agreement without the written consent of the related Noteholder, which consent may be granted or withheld in its sole and absolute discretion, in each case other than solely pursuant the Note B Holder’s option under Section 12, the option of a mezzanine lender to purchase the Mortgage Loan under the terms of the related mezzanine intercreditor agreement, as set forth in the Securitization Servicing Agreement for a Securitization Trust that is the Noteholder of such Note or as set forth below

(ii)                              If the A Notes collectively become a Defaulted A Loan, and the Lead Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the related Note A Holders of the Defaulted Securitized A Loan (as a collective whole as if the related Note A Holders of the Defaulted Securitized A Loan constituted a single lender) to attempt to sell the Defaulted Securitized A Loan, the Lead Special Servicer shall use reasonable efforts to solicit offers for the Defaulted Securitized A Loan on behalf of the related Note A Holders of the Defaulted Securitized A Loan in such manner as will be reasonably likely to realize a fair price. Subject to the other subsections of this Section 4(j), the Lead Special Servicer shall accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any Person that constitutes a fair price for the Defaulted Securitized A Loan. In connection with such a sale, the Lead Special Servicer may not sell any A Note comprising a portion of the Defaulted Securitized A Loan without selling all of the A Notes comprising the Defaulted Securitized A Loan in such sale transaction. The Lead Special Servicer shall notify the related Note A Holders of the Defaulted Securitized A Loan and each of the applicable Consulting Parties (as designated in the definition of “Consulting Parties”) with respect to the A Notes that comprise the Defaulted Securitized A Loan, of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of the Defaulted Securitized A Loan, in each case to the extent requested by any such party.

(iii)                           The Lead Special Servicer shall give the Lead Trustee, the Lead Certificate Administrator, the Lead Master Servicer, the Lead Controlling Class Representative and each Non-Lead Controlling Class Representative not less than ten (10) Business Days’ prior written notice of its intention to sell the Defaulted Securitized A Loan. In addition, the Lead Special Servicer shall not be permitted to sell the Defaulted Securitized A Loan unless the Special Servicer has delivered to the Lead Controlling Class Representative and each Non-Lead Controlling Class Representative: (a) at least fifteen (15) Business

78

Days’ prior written notice of any decision to attempt to sell the Defaulted Securitized A Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Lead Special Servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale date, (x) a copy of the most recent Appraisal for the Mortgaged Property and (y) any Mortgage Loan-related or Mortgaged Property-related documents in the possession of the Lead Special Servicer that are reasonably requested by Lead Controlling Class Representative or such Non-Lead Controlling Class Representative, as the case may be, and material to the price of the Defaulted Securitized A Loan and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all other documents that are approved by the Lead Special Servicer in connection with the proposed sale; provided, that the Lead Controlling Class Representative or such Non-Lead Controlling Class Representative may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Lead Servicing Agreement, each of the Lead Controlling Class Representative, each Non-Lead Controlling Class Representative, each Outside A Noteholder and each Note B Holder shall be included among the Persons who receive a bid package and are permitted to bid at any sale of the Defaulted Securitized A Loan unless such Person is a Borrower Party or an agent of a Borrower Party.

No Person, including any party to the Lead Securitization Servicing Agreement, shall be obligated to submit an offer to purchase the Defaulted Securitized A Loan, and notwithstanding anything to the contrary contained herein, neither the Lead Trustee, in its individual capacity, nor any of its Affiliates may offer to purchase, or purchase, the Defaulted Securitized A Loan pursuant hereto.

In addition, in no event may the Lead Special Servicer sell the Defaulted Securitized A Loan for a price less than the Defaulted Securitized A Loan Purchase Price unless the Lead Controlling Class Representative has approved such sale (but a failure by it to respond to the Lead Special Servicer within ten (10) Business Days following delivery by the Lead Special Servicer of a decision reporting package shall be deemed to constitute such approval). Notwithstanding the preceding sentence, the Lead Special Servicer’s may disregard the absence of such approval if the Lead Special Servicer determines that failing to do would require or cause the Lead Special Servicer to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard (construed as described above), require or cause the Lead Securitization Special Servicer to violate provisions of this Agreement, or the Servicing Agreement, or to violate the terms of the Mortgage Loan or Loan Documents, or materially expand the scope of the Lead Special Servicer’s responsibilities under this Agreement or the Servicing Agreement.

(iv)                          Whether any cash offer constitutes a fair price for the Defaulted Securitized A Loan for purposes of Section 4(j)(ii) shall be determined by the Lead Special Servicer, if the offeror is a Person other than an Interested Person, and by the Lead Trustee, if the offeror is an Interested Person (provided that the Lead Trustee may not be an offeror); provided, however, that no offer from an Interested Person shall constitute a fair price

79

unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties; and provided, further, notwithstanding the immediately preceding proviso, the Defaulted Securitized A Loan Purchase Price for the Defaulted Securitized A Loan shall be deemed a fair price in all cases, including with respect to any offer from an Interested Person. In all cases under this Agreement (except to the extent the Lead Trustee is not required to determine whether any cash offer constitutes a fair price for the Defaulted Securitized A Loan pursuant to the immediately preceding sentence), in determining whether any offer received from an Interested Person represents a fair price for the Defaulted Securitized A Loan, the Lead Trustee shall (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in mortgage loans similar to such Defaulted Securitized A Loan that has been selected with reasonable care by the Lead Trustee to determine if such cash offer constitutes a fair price for such Defaulted Securitized A Loan; provided that the Lead Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Lead Trustee. The reasonable costs of all Appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this Section 4(j)(iii) will be covered by and will be reimbursable by the Interested Person. The Lead Trustee will be entitled to rely conclusively upon such third party’s determination. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such Defaulted Securitized A Loan, the Lead Special Servicer shall take into account (in addition to the results of any Appraisal or updated Appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), among other factors, the period and amount of any delinquency on such Defaulted Securitized A Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The appraiser conducting any new Appraisal for determining whether any offer from a Person other than an Interested Person represents a fair price for the Defaulted Securitized A Loan shall be an Appraiser selected by the Lead Special Servicer. The cost of any such Appraisal shall be covered by, and shall be reimbursable to, the Lead Master Servicer as a Property Advance if no Interested Person is offering to purchase the Defaulted Securitized A Loan. Any sale of the Defaulted Securitized A Loan pursuant to this Section 4(j) shall be for cash only. The purchase price for the Defaulted Securitized A Loan purchased under this Section 4(j) shall be deposited into the Custodial Account. In no event shall any costs, fees and expenses incurred by the Lead Special Servicer, the Lead Trustee or any other party to the Lead Securitization Servicing Agreement in connection with an offer or sale of the Defaulted Securitized A Loan under this Section 4(j), or any disposition fee to which the Lead Special Servicer may become entitled in connection with such sale of the Defaulted Securitized A Loan, be paid or reimbursed at the expense of, or otherwise borne by, any Outside A Noteholder or Note B Holder (except if and to the extent, if any, that such Outside A Noteholder or Note B Holder is a purchaser of the Defaulted Securitized A Loan and such costs, fees and expenses are paid from the purchase price paid by such Outside A Noteholder or Note B Holder in its capacity as such purchaser). No one or more of the Outside A Noteholders or the Note B Holders shall be entitled to any portion of the proceeds of any sale of the Defaulted Securitized A Loan under this Section 4(j). The proceeds received from a sale of the Defaulted Securitized A Loan under this Section

80

4(j) shall be applied, first, to pay or reimburse the Lead Special Servicer, the Lead Trustee or any other party to the Lead Securitization Servicing Agreement for the costs, fees and expenses incurred in connection with the offer and sale of the Defaulted Securitized A Loan (including to reimburse any Property Advance made to pay the cost of Appraisals) and pay to the Special Servicer a disposition fee equal to 1.0% of the proceeds from such sale (net of the costs, fees and expenses incurred in connection with the offer and sale); second, to the payment or reimbursement of any unreimbursed Securitization P&I Advances and unpaid Advance Interest Amounts on thereon; and, finally, to the former Noteholders of the Defaulted Securitized A Loan on a Pro Rata and Pari Passu Basis, the remainder of such proceeds.

(v)                             Notwithstanding any of the foregoing paragraphs of this Section 4(j), the Lead Special Servicer shall not be obligated to accept the highest cash offer for a Defaulted Securitized A Loan if the Lead Special Servicer determines (in consultation with the Lead Controlling Class Representative and the Non-Lead Controlling Class Representatives), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the related Note A Holders (as a collective whole as if the related Note A Holders constituted a single lender), and the Lead Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the related Note A Holders (as a collective whole as if the related Note A Holders constituted a single lender) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

(vi)                          Subject to the other subsections of this Section 4(j), the Lead Special Servicer shall act on behalf of the Noteholders in negotiating and taking any other action necessary or appropriate in connection with the sale of the Defaulted Securitized A Loan, and the collection of all amounts payable in connection therewith. In connection therewith, the Lead Special Servicer may charge prospective offerors, and may retain, fees that approximate the Lead Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Custodial Account. Any sale of the Defaulted Securitized A Loan shall be final and without recourse to any Noteholder (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any appropriations applied thereto and any customary closing matters) or any party to a Securitization Servicing Agreement, and if such sale is consummated in accordance with the terms of this Agreement, no party to the Lead Securitization Servicing Agreement shall have any liability to any Noteholder with respect to the purchase price therefor accepted by the Lead Special Servicer or the Lead Trustee.

(vii)                       Subject to the rights of the Note B Holder under Section 12 to purchase the A Loan, notwithstanding any offer or sale of the Defaulted Securitized A Loan pursuant to this Section 4(j), the Lead Special Servicer shall continue to service and administer the Mortgage Loan in accordance with the Servicing Standard, this Agreement and the Servicing Agreement and shall pursue such other resolutions or recovery strategies

81

including workout or foreclosure of the Mortgage Loan, as is consistent with the Servicing Standard, this Agreement and the Servicing Agreement. The authority of the Lead Special Servicer to sell the Defaulted Securitized A Loan, and the obligations of the related Note A Holders to execute and deliver instruments or deliver their A Notes upon request of the Lead Special Servicer, shall terminate and cease to be of any further force or effect upon the date, if any, upon which, after the Lead Securitization, none of the A Notes is held by the Lead Trust or any Non-Lead Trust.

(viii)                    If the Mortgaged Property becomes an REO Property, the Lead Special Servicer shall use reasonable efforts to solicit offers for the REO Property on behalf of the Noteholders in such manner as will be reasonably likely to realize a fair price within the time period specified by Section 4(h) of this Agreement. Subject to Section 4(j)(ix) of this Agreement, the Lead Special Servicer shall accept the first (and, if multiple offers are contemporaneously received, highest) cash offer received from any Person that constitutes a fair price for the REO Property and, in any event, shall consult on a non-binding basis with the Note B Holders with respect to any proposed sale of the REO Property and with respect to any proposed acceptance of any offer for the REO property that is not highest cash offer received (which consultation shall be in addition to compliance with the provisions of Section 5 and with the other provisions of this Section 4). If the Lead Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for the REO Property within the time constraints imposed by specified by Section 4(h) of this Agreement, then the Lead Special Servicer shall dispose of the REO Property upon such terms and conditions as the Lead Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless from whom received. The Liquidation Proceeds (net of related Liquidation Expenses) for the REO Property sold hereunder shall be deposited in the Custodial Account.

(ix)                            The Lead Special Servicer shall give each Noteholder, the Controlling Noteholder and each Consulting Party not less than three (3) Business Days’ prior written notice of its intention to sell the REO Property. No Person shall be obligated to submit an offer to purchase the REO Property, and notwithstanding anything to the contrary contained herein, neither the Lead Trustee, in its individual capacity, nor any of its Affiliates may offer to purchase, or purchase, the REO Property pursuant hereto.

(x)                                Whether any cash offer constitutes a fair price for the REO Property for purposes of this Section 4(j) shall be determined by the Lead Special Servicer, if the offeror is a Person other than an Interested Person, and by the Lead Trustee, if the offeror is an Interested Person (provided that the Lead Trustee may not be an offeror); provided, however, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties; and provided, further, notwithstanding the immediately preceding proviso, the Purchase Price for any the REO Property shall be deemed a fair price in all cases, including with respect to any offer from an Interested Person. In determining whether any offer received from an Interested Person represents a fair price for any the REO Property, the Lead Trustee shall (at the expense of the Interested Person) designate an

82

independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in properties similar to the REO Property that has been selected with reasonable care by the Lead Trustee to determine if such cash offer constitutes a fair price for the REO Property; provided that the Lead Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Lead Trustee. The reasonable costs of all Appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this subsection will be covered by, and will be reimbursable by the Interested Person. The Lead Trustee will be entitled to rely conclusively upon such third party’s determination. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any the REO Property, the Lead Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), among other factors, the period and amount of any delinquency on the Mortgage Loan, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of the REO Property within the time period specified in Section 4(h) of this Agreement. The appraiser conducting any new Appraisal for determining whether any offer from a Person other than an Interested Person represents a fair price for the REO Property shall be an Appraiser selected by the Lead Special Servicer. The cost of any such Appraisal shall be covered by, and shall be reimbursable to, the Lead Master Servicer as a Property Advance if no Interested Person is offering to purchase the REO Property.

(xi)                            Notwithstanding any of the foregoing paragraphs of this Section 4(j), the Lead Special Servicer shall not be obligated to accept the highest cash offer for an REO Property if the Lead Special Servicer determines (in consultation with the Controlling Noteholder, the Consulting Parties and the Note B Holders), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Noteholders (as a collective whole as if the Noteholders constituted a single lender (and taking into account the subordinate nature of Note B)), and the Lead Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate and then only if permitted by the other subsection of this Section) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Noteholders (as a collective whole as if the Noteholders constituted a single lender (and taking into account the subordinate nature of Note B)) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

(xii)                         Subject to the other subsections of this Section 4(j), the Lead Special Servicer shall act on behalf of the Noteholders in negotiating and taking any other action necessary or appropriate in connection with the sale of the REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Lead Special Servicer may charge prospective offerors, and may retain, fees that approximate the Lead Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Custodial Account. Any sale of the REO Property shall be final and without recourse to any Noteholder (except such recourse imposed by those

83

representations and warranties typically given in such transactions, any appropriations applied thereto and any customary closing matters) or any party to any Securitization Servicing Agreement, and if such sale is consummated in accordance with the terms of this Agreement, no party to the Lead Securitization Servicing Agreement shall have any liability to any Noteholder with respect to the purchase price therefor accepted by the Lead Special Servicer or the Lead Trustee.

Section 5.                Controlling Noteholder and Consulting Parties.

(a)                  The Controlling Noteholder shall be entitled to advise the Lead Special Servicer with respect to the Mortgage Loan as to all Major Decisions as set forth in this Section 5.

In addition, except as set forth in, and in any event subject to, Section 5(b) and the subsequent paragraphs of this Section 5(a), (1) the Lead Master Servicer shall not be permitted to take any of the actions constituting a Major Decision unless the Lead Master Servicer and the Lead Special Servicer mutually agree that the Lead Master Servicer shall take such action, subject to the consent of the Lead Special Servicer, who shall have 15 Business Days (or 60 days with respect to the determination of an Acceptable Insurance Default) (from the date that the Lead Special Servicer receives the information from the Lead Master Servicer) to analyze and make a recommendation regarding such Major Decision (provided that if the Lead Special Servicer does not consent, or notify the Lead Master Servicer that it will not consent, to such Major Decision within the required 15 Business Days or 60 days, as applicable, the Lead Special Servicer shall be deemed to have consented to such Major Decision), and (2) the Lead Special Servicer shall not be permitted to take, or to consent to the Lead Master Servicer’s taking, any of the actions constituting a Major Decision as to which either (x) if the Note B-1 Holder or the Note A-4-1 Holder is the Controlling Noteholder, such Controlling Noteholder has objected in writing within ten (10) Business Days (or in the case of a determination of an Acceptable Insurance Default, twenty (20) days) after receipt of the related Major Decision Reporting Package from the Lead Special Servicer (provided that if such written objection has not been received by the Lead Special Servicer within such ten (10) Business Day period or twenty (20) day period, the Controlling Noteholder shall be deemed to have consented to such Major Decision), (y) that, if such Major Decision also constitutes an Extraordinary Major Decision (other than when the Note A-4-1 Holder is the Controlling Noteholder), has not been consented to or approved (or been deemed to have consented to or approved) by the Required Decision-Eligible Note A Holders in accordance with Section 5(d) or (z) that, if such Major Decision also constitutes a Majority Decision (other than when the Note B-1 Holder or the Note A-4-1 Holder is the Controlling Noteholder), has not been consented to or approved (or been deemed to have consented to or approved) by the Required Decision-Eligible Note A Holders in accordance with Section 5(e).

Furthermore, the Controlling Noteholder may direct the Lead Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as such party may reasonably deem advisable or as to which provision is otherwise made herein or in the Servicing Agreement (but this shall not be construed to limit the rights of other Noteholders under the other provisions of this subsection or under Section 5(d) or Section 5(e)).

84

In addition, prior to taking, or consenting to the Lead Master Servicer’s taking of, any Major Decision, the Lead Special Servicer shall consult (on a non-binding basis) with all applicable Consulting Parties in connection with such Major Decision with respect to the Mortgage Loan and consider alternative actions recommended by such Consulting Parties; provided that each such consultation is not binding on the Lead Special Servicer. The Lead Special Servicer shall provide all information reasonably requested by any applicable Consulting Party and in the Lead Special Servicer's possession that is necessary in order for such Consulting Party to exercise its consultation rights set forth in the first sentence of this paragraph. The period when the Lead Special Servicer engages in such non-binding consultation with any Consulting Party need not extend past ten (10) Business Days (or in the case of a determination of an Acceptable Insurance Default, twenty (20) days) after such Consulting Party’s receipt of the related Major Decision Reporting Package from the Lead Special Servicer.

With respect to each Major Decision regarding the Mortgage Loan, the Lead Special Servicer shall provide the related Major Decision Reporting Package to (i) the Controlling Noteholder simultaneously with the Lead Special Servicer’s request for the Controlling Noteholder’s consent to such Major Decision, provided that the Note B-1 Holder or the Note A-4-1 Holder is the Controlling Noteholder, (ii) each Decision-Eligible Note A Holder in accordance with Section 5(d) or Section 5(e) (as applicable) simultaneously with the Lead Special Servicer’s request for the Required Decision-Eligible Note A Holders’ consent to such Major Decision under such Section 5(d) or Section 5(e) (as applicable), provided that either (x) the Note A-1 Holder or the Note A-2 Holder is the Controlling Noteholder or (y) such Major Decision is also an Extraordinary Major Decision and the Note A-4-1 Holder is not the Controlling Noteholder; and (iii) to each applicable Consulting Party simultaneously with the Lead Special Servicer’s request for such Consulting Party’s input regarding such Major Decision.

Notwithstanding anything in this Agreement to the contrary, if the Lead Special Servicer or Lead Master Servicer (if the Lead Master Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action, with respect to a Major Decision, or any matter requiring the consent of, or consultation with, the Controlling Noteholder, the Decision-Eligible Note A Holders or the applicable Consulting Parties, is necessary to protect the interests of the Noteholders (as a collective whole as if the Noteholders constituted a single lender (and taking into account the subordinate nature of Note B)), the Lead Special Servicer or Lead Master Servicer, as applicable, may take any such action without waiting for the responses of the Controlling Noteholder, the Decision-Eligible Note A Holders or any Consulting Party (or, in the case of the Lead Master Servicer, the response of the Lead Special Servicer).

No direction, objection, advice or consultation on the part of the Controlling Noteholder, any applicable Decision-Eligible Note A Holder(s) or any applicable Consulting Party contemplated by this Agreement may require or cause the Lead Master Servicer or the Lead Special Servicer to violate the terms of the Mortgage Loan, any provision of any related Loan Documents, any mezzanine intercreditor agreement (if any mezzanine debt exists), applicable law, this Agreement or the REMIC Provisions, including without limitation each of the Lead Master Servicer’s and the Lead Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose any Noteholder or any party to this Agreement or the

85

Servicing Agreement or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or cause any REMIC that holds any interest in a Note to fail to qualify as a REMIC or any grantor trust that holds an interest in a Note to fail to qualify as a grantor trust for federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, or materially expand the scope of the Lead Master Servicer’s or the Lead Special Servicer’s responsibilities under this Agreement or the Servicing Agreement.

If the Lead Special Servicer or Lead Master Servicer, as applicable, determines that a refusal to consent by the Controlling Noteholder or (if applicable) the Required Decision-Eligible Note A Holders or any advice from any applicable Controlling Noteholder, Decision-Eligible Note A Holder or Consulting Party would otherwise cause the Lead Special Servicer or Lead Master Servicer, as applicable, to violate the terms of any Loan Documents, any related mezzanine intercreditor agreement, applicable law, the REMIC Provisions or this Agreement, including without limitation, the Servicing Standard, the Lead Special Servicer or Lead Master Servicer, as applicable, shall disregard such refusal to consent or advice and notify in writing the Controlling Noteholder, the Decision-Eligible Note A Holders and the applicable Consulting Parties and such other Persons as the Servicing Agreement may designate. The taking of, or refraining from taking, any action by the Lead Master Servicer or the Lead Special Servicer in accordance with the approval(s) of the Controlling Noteholder, the Required Decision-Eligible Note A Holders (if applicable) or the recommendation of any applicable Consulting Party that does not violate the terms of any Loan Documents, any related mezzanine intercreditor agreement, any law, the REMIC Provisions or the Servicing Standard or any other provisions of this Agreement or the Servicing Agreement (including the consent and approval rights of the Controlling Noteholder and/or the Decision-Eligible Note A Holders as otherwise set forth herein), will not result in any liability on the part of the Lead Master Servicer or the Lead Special Servicer.

The Controlling Noteholder will have no liability to any other Noteholder, or any Person who owns an interest in any such other Notes, for any action taken, or for refraining from the taking of any action, pursuant to this Agreement or the Servicing Agreement, or for error in judgment.

The Consulting Parties shall have no liability to any Noteholder, or any Person who owns an interest in any Note, for any action taken, or for refraining from the taking of any action, pursuant to this Agreement or the Servicing Agreement, or for errors in judgment.

(b)                  Acknowledgements. Each Decision-Eligible Note A Holder acknowledges and agrees that:

(i)                                 the consent of a Decision-Eligible Note A Holder to a Major Decision that also constitutes an Extraordinary Major Decision shall be deemed to have been granted by such Decision-Eligible Note A Holder if no response is delivered to the Lead Special Servicer by such Decision-Eligible Note A Holder within the time period described in Section 5(d) of this Agreement, and the consent of a Decision-Eligible Note A Holder to a Major Decision that also constitutes a Majority Decision shall be deemed to have been granted by such Decision-Eligible Note A Holder if no response is delivered to the Lead

86

Special Servicer by such Decision-Eligible Note A Holder within the time period described in Section 5(e) of this Agreement;

(ii)                              the consent of the Controlling Noteholder (or its Controlling Noteholder Representative) shall be deemed to have been granted if no objection is delivered by the Controlling Noteholder (or its Controlling Noteholder Representative) within the applicable time set forth in Section 5(a) of this Agreement;

(iii)                           the Lead Special Servicer or Lead Master Servicer, as applicable, are obligated to comply with the terms of the Loan Documents, any related mezzanine intercreditor agreement, applicable law, the REMIC Provisions, the Servicing Agreement (including without limitation, the Servicing Standard), and this Agreement; and

(iv)                          the Lead Special Servicer or Lead Master Servicer, as applicable, are obligated to disregard a refusal to consent, or advice, if the refusal or advice would otherwise cause the Lead Special Servicer or Lead Master Servicer, as applicable, to violate the terms of any Loan Documents, any related mezzanine intercreditor agreement, applicable law, the REMIC Provisions, the Servicing Agreement (including without limitation, the Servicing Standard), and this Agreement.

(c)                  Notices. Following the date of this Agreement, the Note A-1 Holder or the Note A-2 Holder, as the case may be, shall notify each other Note A Holder, the Lead Special Servicer, the Lead Master Servicer and the Lead Trustee if and when the Note A-1 Holder or the Note A-2 Holder, as the case may be, ceases to constitute a Control-Eligible Note A Holder (including (without limitation), if applicable, by reason of an event described by clause (i)(x) or clause (ii)(x) (as applicable) of the definition of “Control-Eligible Note A Holder” having occurred with respect to the Note A-1 Holder or the Note A-2 Holder, as the case may be. Until the delivery of such a notice, each other Note A Holder, the Lead Special Servicer, the Lead Master Servicer and the Lead Trustee shall be entitled to assume, without investigation, that the Note A-1 Holder or the Note A-2 Holder constitutes a Control-Eligible Note A Holder. In addition, following the date of this Agreement, each Note A Holder shall notify each other Note A Holder, the Lead Special Servicer, the Lead Master Servicer and the Lead Trustee if and when such Note A Holder becomes a Restricted Note A Holder or a Borrower Party would be entitled to exercise any appointment, consent, approval or consultation rights of such Note A Holder but for the condition set forth in the definition of “Control-Eligible Note A Holder” or the definition of “Decision-Eligible Note A Holder” and, until the delivery of such a notice, each such other Note A Holder, the Lead Special Servicer, the Lead Master Servicer and the Lead Trustee shall be entitled to assume, without any investigation, that no such circumstance exists. Thereafter, such Note A Holder shall notify each other Note A Holder, the Lead Special Servicer, the Lead Master Servicer and the Lead Trustee if and when such Note A Holder ceases to be a Restricted Note A Holder or a Borrower Party would no longer be entitled to exercise any appointment, consent, approval or consultation rights of such Note A Holder, as the case may be, and, until the delivery of such notice, each such other Note A Holder, the Lead Special Servicer, the Lead Master Servicer and the Lead Trustee shall be entitled to assume, without any investigation, that such Note A Holder is a Restricted Noteholder or a Borrower Party would be entitled to exercise any appointment, consent, approval or consultation rights of such Securitization-Eligible Noteholder but for the condition set forth in the definition of “Control-Eligible Note A Holder”

87

or the definition of “Decision-Eligible Note A Holder.” Furthermore, following the date of this Agreement, each Note A Holder that constitutes a Securitization-Eligible Noteholder shall notify each other Note A Holder, the Lead Special Servicer, the Lead Master Servicer and the Lead Trustee if and when such Note A Holder’s A Note has been transferred to a Securitization Trust and, until the delivery of such a notice by a Note A Holder that constitutes a Securitization-Eligible Noteholder, each other Note A Holder, the Lead Special Servicer, the Lead Master Servicer and the Lead Trustee shall be entitled to assume, without any investigation, that such Note A Holder’s A Note has not been so transferred. Each Note A Holder shall, if so requested by another Note A Holder, the Lead Special Servicer, the Lead Master Servicer or the Lead Trustee deliver written confirmation of whether such Note A Holder is a Control-Eligible Note A Holder, whether such Note A Holder is (i) a Restricted Note A Holder or a Borrower Party would be entitled to exercise any appointment, consent, approval or consultation rights of such Note A Holder but for the condition set forth in the definition of “Control-Eligible Note A Holder” or the definition of “Decision-Eligible Note A Holder” (and whether an event described by clause (i)(x) or (ii)(x) (as applicable) of the definition of “Control-Eligible Note A Holder” has occurred with respect to such Note A Holder), (ii) a Decision-Eligible Note A Holder and/or (iii) a Securitization-Eligible Noteholder whose A Note has not been transferred to a Securitization Trust. With respect to each such notice or confirmation delivered by a Note A Holder to one or more of the other Note A Holders as describe above in this subsection, the Lead Special Servicer, the Lead Master Servicer and the Lead Trustee, such other Note A Holders, the Lead Special Servicer, the Lead Master Servicer or the Lead Trustee, as the case may be, shall be entitled to assume, without investigation, that the individual who executed such notice or confirmation was authorized to do so and that the statements set forth in such notice or confirmation are true in all respects.

(d)                  Extraordinary Major Decisions. Subject to the limitations set forth in Section 4(g)(iv) and the sixth, seventh and eighth paragraphs of Section 5(a), the Lead Special Servicer shall not approve or enter into a Major Decision that also constitutes an Extraordinary Major Decision without the approval of the Required Decision-Eligible Note A Holders (in addition to the satisfaction of the requirements of Section 5 if the Note B Holder is then the Controlling Noteholder) and, for such purpose, a failure by a Decision-Eligible Note A Holder to notify the Lead Special Servicer of an approval of or objection to such Extraordinary Major Decision in writing within ten (10) Business Days (or in the case of a determination of an Acceptable Insurance Default, twenty (20) days) after its receipt of the related Major Decision Reporting Package from the Lead Special Servicer shall be deemed to constitute its approval of such Extraordinary Major Decision. Notwithstanding any provision of Section 5(a) or any other provision of this Agreement to the contrary, with respect to each Major Decision that also constitutes an Extraordinary Major Decision, the Lead Special Servicer shall deliver the related Major Decision Reporting Package to each Decision-Eligible Note A Holder, simultaneously with the Lead Special Servicer’s request for the approval of the related Extraordinary Major Decision by the Required Decision-Eligible Note A Holders (it being acknowledged that, when the Note B-1 Holder is the Controlling Noteholder, no Note A Holders other than the Note A-1 Holder and/or the Note A-2 Holder may be Decision-Eligible Note A Holders), and, following such delivery of the related Major Decision Reporting Package, the Lead Special Servicer shall deliver a Major Decision Urgent Second Notice to each Decision-Eligible Note A Holder. In connection with each Extraordinary Major Decision, the Decision-Eligible Note A Holders may but need not consult with each other to consider whether the Extraordinary Major Decision

88

should be approved or disapproved. Each Decision-Eligible Note A Holder who delivers to the Lead Special Servicer an affirmative approval of or objection to an Extraordinary Major Decision shall use commercially reasonable efforts to notify the other Decision-Eligible Note A Holders of such approval or objection but a failure to provide such notice shall not limit the effectiveness of the approval (or deemed approval) or objection delivered by such Decision-Eligible Note A Holder to the Lead Special Servicer. An approval of or objection to an Extraordinary Major Decision that is delivered by a Decision-Eligible Note A Holder, once given (or deemed to have been given), may not be rescinded, cancelled, withdrawn or terminated by such Decision-Eligible Note A Holder without the consent of the Lead Special Servicer (in its sole and absolute discretion). If the Note A-4-1 Holder is the Controlling Noteholder, then (i) objections to and approvals of any Extraordinary Major Decisions shall be made in accordance with the terms and conditions set forth in the Lead Securitization Servicing Agreement with respect to Major Decisions, and (ii) objections to and approvals of any Extraordinary Major Decisions shall be made by the Lead Securitization Controlling Noteholder in accordance with the terms and conditions set forth in the Lead Securitization Servicing Agreement with respect to Major Decisions prior to and when no “control termination event” (as defined in the Lead Securitization Servicing Agreement) is then in effect. For the avoidance of doubt, this subsection shall be subject to the limitations set forth in Section 4(g)(iv) and the sixth, seventh and eighth paragraphs of Section 5(a).

(e)                  Majority Decisions. If a Control-Eligible Note A Holder is the Controlling Noteholder, then, subject to the limitations set forth in Section 4(g)(iv) and the sixth, seventh and eighth paragraphs of Section 5(a), the Lead Special Servicer shall not approve or enter into a Major Decision that also constitutes a Majority Decision without the approval of the Required Decision-Eligible Note A Holders and, for such purpose, a failure by a Decision-Eligible Note A Holder to notify the Lead Special Servicer of an approval of or objection to such Majority Decision in writing within ten (10) Business Days (or in the case of a determination of an Acceptable Insurance Default, twenty (20) days) after its receipt of the related Major Decision Reporting Package from the Lead Special Servicer shall be deemed to constitute its approval of such Majority Decision. Notwithstanding any provision of Section 5(a) or any other provision of this Agreement to the contrary, with respect to each Major Decision that also constitutes a Majority Decision, the Lead Special Servicer shall deliver the related Major Decision Reporting Package to each Decision-Eligible Note A Holder, simultaneously with the Lead Special Servicer’s request for the approval of the related Majority Decision by the Required Decision-Eligible Note A Holders, and, following such delivery of the related Major Decision Reporting Package, the Lead Special Servicer shall deliver a Major Decision Urgent Second Notice to each Decision-Eligible Note A Holder. In connection with any such Majority Decision, the Decision-Eligible Note A Holders may but need not consult with each other to consider whether the Extraordinary Major Decision should be approved or disapproved. Each Decision-Eligible Note A Holder who delivers to the Lead Special Servicer an affirmative approval of or objection to a Majority Decision shall use commercially reasonable efforts to notify the other Decision-Eligible Note A Holders of such approval or objection but a failure to provide such notice shall not limit the effectiveness of the approval (or deemed approval) or objection delivered by such Decision-Eligible Note A Holder to the Lead Special Servicer. An approval of or objection to a Majority Decision that is delivered by a Decision-Eligible Note A Holder, once given (or deemed to have been given), may not be rescinded, cancelled, withdrawn or terminated by such Decision-Eligible Note A Holder without the consent of the Lead Special Servicer (in its sole and absolute

89

discretion). If the Note A-4-1 Holder is the Controlling Noteholder, then (i) objections to and approvals of any Majority Decisions shall be made in accordance with the terms and conditions set forth in the Lead Securitization Servicing Agreement with respect to Major Decisions, and (ii) objections to and approvals of any Majority Decisions shall be made by the Lead Securitization Controlling Noteholder in accordance with the terms and conditions set forth in the Lead Securitization Servicing Agreement with respect to Major Decisions prior to and when no “control termination event” (as defined in the Lead Securitization Servicing Agreement) is then in effect. For the avoidance of doubt, this subsection shall be subject to the limitations set forth in Section 4(g)(iv) and the sixth, seventh and eighth paragraphs of Section 5(a).

(f)                   No Overlapping Consulting Rights. No Person who constitutes a Decision-Eligible Note A Holder with respect to an Extraordinary Major Decision under subsection (d) or a Majority Decision under subsection (e) shall also be entitled to non-binding consultation with the Lead Special Servicer with respect to such Extraordinary Major Decision or such Majority Decision, as the case may be, notwithstanding that such Person may otherwise then constitute a Consulting Party.

(g)                  Limitations of Liability of Decision-Eligible Note A Holders. Each Decision-Eligible Note A Holder may determine whether to approve a Majority Decision or Extraordinary Major Decision in its sole discretion and shall have no duty to consider the interests of one or more other Noteholders (including any other Decision-Eligible Note A Holders) in making such determination, nor to disclose to one or more other Noteholders (including other Decision-Eligible Note A Holders) any interests of such Decision-Eligible Note A Holder or any Affiliate thereof that may conflict with the interests of one or more other Noteholders (including other Decision-Eligible Note A Holders) or any Affiliate thereof. No Decision-Eligible Note A Holder shall have any duty to notify any other Noteholder (including other Decision-Eligible Note A Holders) of the time periods for consent or approval (or deemed consent or approval) applicable to any Noteholder or any representative thereof under this Agreement or the Servicing Agreement. No Decision-Eligible Note A Holder (nor any of its Affiliates, directors, members, managers, officers, employees or agents) shall be under any liability to any other Noteholders (including other Decision-Eligible Note A Holders), or any other Person, for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment. However, no Decision-Eligible Note A Holder shall be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in this Agreement or (ii) any willful misconduct, bad faith, fraud or gross negligence in the performance or exercise of its express obligations or rights under this Agreement or the Servicing Agreement.

Section 6.                Controlling, Consulting and Approval Parties and Their Representatives.

(a)                  The Controlling Noteholder shall have the right at any time to appoint a controlling noteholder representative to exercise its rights hereunder (the “Controlling Noteholder Representative”). The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Noteholder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the

90

Controlling Noteholder Representative. The Controlling Noteholder Representative may be any Person (other than a Borrower Party), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or any other unrelated third party. No such Controlling Noteholder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Controlling Noteholder Representative acting on behalf of the Controlling Noteholder and other Noteholders (and any Servicer) will accept such actions of the Controlling Noteholder Representative as actions of the Controlling Noteholder. The Lead Securitization Noteholder (or any Servicer on its behalf) shall not be required to recognize any Person as a Controlling Noteholder Representative until the Controlling Noteholder has notified the Lead Securitization Noteholder (and any Servicer) of such appointment and, if the Controlling Noteholder Representative is not the same Person as the Controlling Noteholder, the Controlling Noteholder Representative provides the Lead Securitization Noteholder (and any Servicer) with written confirmation of its acceptance of such appointment, an address, any email address for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses, telephone numbers and any email addresses). The Controlling Noteholder shall promptly deliver such information to any Servicer. None of the Servicers, Lead Operating Advisor and Trustee shall be required to recognize any person as a Controlling Noteholder Representative until they receive such information from the Controlling Noteholder. The Controlling Noteholder agrees to inform each such Servicer or Trustee of the then-current Controlling Noteholder Representative.

(b)                  Neither the Controlling Noteholder Representative nor the Controlling Noteholder will have any liability to any other Noteholder or any other Person for any action taken, or for refraining from the taking of any action pursuant to this Agreement or the Servicing Agreement, or for errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance or exercise of its express obligations or rights under this Agreement or the Servicing Agreement. The Noteholders agree that the Controlling Noteholder Representative and the Controlling Noteholder may take or refrain from taking actions that favor the interests of one Noteholder over any other Noteholder, and that the Controlling Noteholder Representative may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Noteholder Representative or such Controlling Noteholder, as the case may be, in the performance or exercise of its express obligations or rights under this Agreement or the Servicing Agreement, agree to take no action against the Controlling Noteholder Representative, such Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Noteholder Representative nor such Controlling Noteholder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of any Noteholder.

(c)                  No Consulting Party will have any liability to any Noteholder or any other Person for any action taken, or for refraining from the taking of any action pursuant to this Agreement or the Servicing Agreement, or for errors in judgment, absent any loss, liability or

91

expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance or exercise of its express obligations or rights under this Agreement or the Servicing Agreement. The Noteholders agree that each Consulting Party may take or refrain from taking actions that favor the interests of one Noteholder over any other Noteholder, and that each Consulting Party may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of such Consulting Party in the performance or exercise of its express obligations or rights under this Agreement or the Servicing Agreement, agree to take no action against any Consulting Party or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that such Consulting Party will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of any Noteholder.

(d)                  For the purposes of Sections 5(a), (d) and (e), no Decision-Eligible Note A Holder will have any liability to any other Noteholder or any other Person for any action taken, or for refraining from the taking of any action pursuant to this Agreement or the Servicing Agreement, or for errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance or exercise of its express obligations or rights under this Agreement or the Servicing Agreement. The Noteholders agree that the Decision-Eligible Note A Holders may take or refrain from taking actions that favor the interests of one Noteholder over any other Noteholder, and that Decision-Eligible Note A Holders may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of such Decision-Eligible Note A Holder in the performance or exercise of its express obligations or rights under this Agreement or the Servicing Agreement, agree to take no action against such Decision-Eligible Note A Holder or any of its respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that no such Decision-Eligible Note A Holder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of any Noteholder.

(e)                  In addition to their other rights hereunder, each Decision-Eligible Note A Holder shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Lead Master Servicer or Lead Special Servicer, as applicable) with the Lead Master Servicer or the Special Servicer, at the offices of the Lead Master Servicer or the Lead Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Lead Master Servicer or the Lead Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

Section 7.                Lead Special Servicer. The Controlling Noteholder (or its Controlling Noteholder Representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of a terminated Lead Special Servicer), shall have the right, at any time from time to time following the closing of the Lead Securitization, to appoint a replacement Lead Special Servicer with a Special Servicer that has the Required Lead Special Servicer Rating. The Controlling

92

Noteholder (or its Controlling Noteholder Representative) shall be entitled to terminate the rights and obligations of any Lead Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior written notice to the Lead Special Servicer and each other party to the Servicing Agreement (provided, however, that the Controlling Noteholder and/or Controlling Noteholder Representative shall not be liable for any termination or similar fee in connection with the removal of the Lead Special Servicer in accordance with this Section 7). No termination and replacement of the Lead Special Servicer with respect to the Mortgage Loan shall be effective unless and until (A) each Rating Agency delivers a Rating Agency Confirmation (to the extent any portion of the Mortgage Loan is included in a Securitization Trust with certificates rated by one or more Rating Agency) and each Non-Lead Rating Agency delivers a Non-Lead Rating Agency Confirmation; (B) the successor Lead Special Servicer has assumed in writing (from and after the date such successor Lead Special Servicer becomes the Lead Special Servicer) all of the responsibilities, duties and liabilities of the Lead Special Servicer under the Servicing Agreement from and after the date it becomes the Lead Special Servicer as they relate to the Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; (C) any applicable Exchange Act filings (including any Form 8-K filing) required to be filed in connection with such replacement and appointment of a new Lead Special Servicer have been timely filed in accordance with the terms of the Servicing Agreement; (D) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Lead Special Servicer is in compliance with the Servicing Agreement, (y) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable Servicing Agreement will be enforceable against such replacement in accordance with its terms, and (E) each other term required for the replacement of the Lead Special Servicer provided for in the Servicing Agreement shall have been satisfied. The Lead Securitization Noteholder shall promptly provide copies to any terminated Lead Special Servicer of the documents referred to in the preceding sentence. The Lead Securitization Noteholder shall reasonably cooperate with the Controlling Noteholder in order to satisfy the foregoing conditions, including the Rating Agency Confirmation and each Non-Lead Rating Agency Confirmation. Notwithstanding any contrary provision set forth herein, if the Note A-1 Holder or Note A-2 Holder is the Controlling Noteholder, then the Note A-1 Holder or Note-A-2 Holder, as the case may be, shall not exercise its right to cause a replacement of the Lead Special Servicer unless it has obtained the written approval of one or more other Decision-Eligible Note A Holders and the aggregate Initial Note Principal Balance of the A Notes of the Note A-1 Holder or Note-A-2 Holder, as the case may be, and such other approving Decision-Eligible Note A Holder(s) represents more than 50% of the aggregate Initial Note Principal Balance of the A Notes of all Decision-Eligible Note A Holders in the aggregate. In the event of such a replacement of the Lead Special Servicer when the Note A-1 Holder or the Note A-2 Holder is the Controlling Noteholder, the Note A-1 Holder or the Note A-2 Holder (as the case may be) and such other approving Decision-Eligible Note A Holder(s) (pro rata according to their Note Principal Balances) shall pay or reimburse the costs and expenses arising from causing the satisfaction of any and all conditions to such replacement as are set forth herein or in the Servicing Agreement.

The Controlling Noteholder agrees and acknowledges that the Lead Securitization Servicing Agreement may contain provisions to the effect that any Lead Special Servicer is

93

subject to termination under the Lead Securitization Servicing Agreement based on a recommendation by the Lead Operating Advisor if (A) the Lead Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Lead Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Lead Special Servicer would be in the best interest of the holders of securities issued under the Lead Securitization Servicing Agreement (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The Controlling Noteholder will retain its right to remove and replace the Lead Special Servicer (subject to Section 7), but the Controlling Noteholder may not restore a Lead Special Servicer that has been removed in accordance with the preceding sentence.

Section 8.                Payment Procedure.

(a)                  The Lead Securitization Noteholder (or the Lead Master Servicer on its behalf), in accordance with the priorities set forth in Section 3(b) or 3(c), and subject to the terms of the Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Custodial Account established pursuant to the Servicing Agreement. The Lead Securitization Noteholder (or the Lead Master Servicer on its behalf) shall establish sub-accounts of the Custodial Account for amounts due to each Noteholder. The Lead Securitization Noteholder (or the Lead Master Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days following the Lead Securitization Noteholder’s (or the Lead Master Servicer’s acting on its behalf) receipt of properly identified funds from or on behalf of the Mortgagor; provided, however, that in the event the Lead Master Servicer (when otherwise required to remit) is in receipt of properly identified funds that are not available to the Lead Master Servicer, the Lead Master Servicer may instead deposit such amounts into the Custodial Account on the same Business Day that such properly identified funds become available to the Lead Master Servicer.

(b)                  If the Lead Securitization Noteholder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgagor or paid to such Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Noteholder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder and such Noteholder will promptly on demand by the Lead Securitization Noteholder (or the Servicer on its behalf) repay to the Lead Securitization Noteholder (or the Servicer on its behalf) any portion thereof that the Lead Securitization Noteholder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder, together with interest thereon at such rate, if any, as the Lead Securitization Noteholder shall have been required to pay to the Mortgagor, the Lead Master Servicer, Lead Special Servicer, any other Noteholder or such other Person with respect thereto.

(c)                  If, for any reason, the Lead Securitization Noteholder (or the Servicer on its behalf) makes any payment to any other Noteholder before the Lead Securitization Noteholder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Noteholder (or the Servicer on its behalf) is under no obligation to do so), and the Lead Securitization Noteholder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to such

94

other Noteholder, then such other Noteholder will, at the Lead Securitization Noteholder’s (or the Servicer’s on its behalf) request, promptly return that payment to the Lead Securitization Noteholder (or the Servicer on its behalf).

(d)                  Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Securitization Noteholder (or the Servicer on its behalf) for application subject to and in accordance with this Agreement and the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from any other Noteholder, as applicable, with respect to the Mortgage Loan against any future payments due to such other Noteholder, as applicable, under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 8 are separate and distinct obligations from one another and in no event shall the Lead Securitization Noteholder (or the Servicer on its behalf) enforce the obligations of one Noteholder against another Noteholder. Each Noteholder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Noteholders.

No Noteholder (including any Servicer on a Noteholder’s behalf, but only to the extent that the Servicing Agreement does not impose any other standard (including the Servicing Standard) upon any Servicer, in which case such other standard shall control) shall have any liability to any other Noteholder except with respect to losses actually suffered due to the willful misfeasance, bad faith or gross negligence in the performance or exercise of its express obligations or rights under this Agreement or the Servicing Agreement.

The Note B Holder acknowledges that, subject to the terms and conditions hereof and the obligation of the Lead Securitization Noteholder (including any Servicer) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Noteholder (including any Servicer) may exercise, or omit to exercise, any rights that the Lead Securitization Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Note B Holder and that the Lead Securitization Noteholder (including any Servicer) shall have no liability whatsoever to the Note B Holder in connection with the Lead Securitization Noteholder’s exercise of rights or any omission by the Lead Securitization Noteholder to exercise such rights except with respect to losses actually suffered due to willful misfeasance, bad faith or gross negligence; provided, however, that any Servicer must act in accordance with the Servicing Standard.

Each Noteholder acknowledges that, subject to the terms and conditions hereof and the obligation of the Servicers on behalf of the Lead Securitization Noteholder to comply with, and except as otherwise required by, the Servicing Standard, any other Noteholder may exercise, or omit to exercise, any rights that such Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of each other Noteholder and that such Noteholder shall have no liability whatsoever to any other Noteholder in connection with such Noteholder’s exercise of rights or any omission by such Noteholder to exercise such rights; provided, that such Noteholder shall not be protected against any liability to any other Noteholder that would otherwise be imposed by reason of willful misfeasance, bad

95

faith or gross negligence; provided, however, that any Servicer must act in accordance with the Servicing Standard.

Section 10.            Bankruptcy.

Each Noteholder hereby covenants and agrees that only the Lead Securitization Noteholder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgagor or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgagor or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgagor. Each Noteholder further agrees that only the Lead Securitization Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgagor under the Bankruptcy Code or in any other Insolvency Proceeding. The Noteholders hereby appoint the Lead Securitization Noteholder as their agent, and grant to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to one or more of such Noteholders in connection with any case by or against the Mortgagor under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Noteholders, hereby agree that, upon the request of the Lead Securitization Noteholder, each other Noteholder shall execute, acknowledge and deliver to the Lead Securitization Noteholder all and every such further deeds, conveyances and instruments as the Lead Securitization Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by any Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

No provision of this Section 10 shall be construed to limit the effect of Section 5 or the Servicing Standard.

Section 11.            Cure Rights of the Note B Holders.

(a)                  Subject to Section 11(b) below, and only prior to a Control Appraisal Period, in the event that the Mortgagor fails to make any payment of principal or interest on the Mortgage Loan by the end of the applicable grace period for such payment permitted under the applicable Loan Documents (a “Monetary Default”), the Lead Securitization Noteholder shall provide written notice to the Note B Holders and the Controlling Noteholder Representative of such default (the “Monetary Default Notice”). Each Note B Holder shall have the right (and if both the Note B-1 Holder and the Note B-2 Holder provide such notice, then such Note B Holders collectively, on a pro rata basis shall have the right), but not the obligation, to cure such Monetary Default during a period ending fifteen (15) Business Days after the later of (A) the delivery of a Monetary Default Notice and (B) the expiration of Mortgagor’s cure period, if any, to cure such monetary default, and at no other times . The Monetary Default Notice shall contain

96

a statement that the Note B Holders’ failure to cure such Monetary Default within a period ending fifteen (15) Business Days after the later of (A) the delivery of a Monetary Default Notice and (B) the expiration of Mortgagor’s cure period, if any, to cure such monetary default will result in the termination of the right to cure such Monetary Default. At the time a payment is made by a Note B Holder to cure a Monetary Default, such Note B Holder shall pay or reimburse the Note A Holder for all unreimbursed Advances (whether or not recoverable with respect to any Note), Advance Interest Amounts, any unpaid fees to any Servicer and any Additional Servicing Expenses. A Note B Holder shall not be required, in order to effect a cure hereunder, to pay any Penalty Charges under the Loan Documents. So long as a Monetary Default exists for which all cure payments permitted hereunder are made, such Monetary Default shall not be treated as an Event of Default by the Lead Securitization Noteholder (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (iii) treating the Mortgage Loan as a Specially Serviced Loan); provided that such limitation shall not prevent the Lead Securitization Noteholder from collecting Penalty Charges from the Mortgagor to be applied in accordance with this Agreement. Any amounts advanced by a Note B Holder on behalf of the Mortgagor to effect any cure shall be reimbursable to such Note B Holder under Section 3(b) or Section 3(c), as applicable.

(b)                  Notwithstanding anything to the contrary contained in Section 11(a), the Note B Holders’ right to cure a Monetary Default or Non-Monetary Default under Section 11(a) shall be limited to a combined total (for all Note B Holders collectively) of (i) six (6) cures of Monetary Defaults over the term of the Mortgage Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of Non-Monetary Defaults over the term of the Mortgage Loan. Additional cure periods shall only be permitted with the consent of the Lead Securitization Noteholder.

(c)                  No action taken by a Note B Holder in accordance with this Agreement shall excuse performance by the Mortgagor of its obligations under the Loan Documents and the Note A Holders’ respective rights under the Loan Documents shall not be waived or prejudiced by virtue of a Note B Holder’s actions under this Agreement. Subject to the terms of this Agreement, the Note B Holders that make a cure payment as permitted under this Section 11, shall be subrogated (on a Pro Rata and Pari Passu Basis as between such Note B Holders) to the Note A Holders’ respective rights to any payment owing to such Note A Holders for which such Note B Holders make such cure payment as permitted under this Section 11, but such subrogation rights may not be exercised against the Mortgagor until ninety-one (91) days after the A Notes are paid in full.

(d)                  Prior to a Control Appraisal Period, if an Event of Default (other than a Monetary Default) occurs and is continuing under the Loan Documents (a “Non-Monetary Default”), the Lead Securitization Noteholder shall provide notice of such Non-Monetary Default to each Note B Holder and the Controlling Noteholder Representative (the “Non-Monetary Default Notice”) and the Note B Holders shall have the right, but not the obligation, to cure such Non-Monetary Default until the later of (a) sixty (60) days after the expiration date of the cure period afforded to the Mortgagor under the Loan Documents and (b) the date which is

97

thirty (30) days from the date of receipt by the Note B Holder of the Non-Monetary Default Notice related to such Non-Monetary Default (the later of such dates, the “Unextended Non-Monetary Default Cure Deadline”); provided, however, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by one or more of the Note B Holders, the Note B Holders (unless a Control Appraisal Period has occurred and is continuing with respect to the Note B-1 Holder) shall be given an additional period of time as is reasonably necessary to enable such Note B Holder(s) in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) such Note B Holder(s) diligently and expeditiously proceed to cure such Non-Monetary Default, (ii) one or more of the Note B Holders make all cure payments that they are permitted to make in accordance with the terms and provisions of Section 11(a) hereof, (iii) such additional period of time does not exceed one hundred twenty (120) days from the Unextended Non-Monetary Default Cure Deadline, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding or during such period of time that the Note B Holders have to cure a Non-Monetary Default in accordance with this Section 11(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur, and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the value, use or operation of the Mortgaged Property taken as whole. The Non-Monetary Default Notice shall contain a statement that the Note B Holders’ or the Controlling Noteholder Representative’s failure to cure such Non-Monetary Default within the applicable Non-Monetary Default Cure Period after receiving such notice will result in the termination of the right to cure such Non-Monetary Default. No Note B Holder shall contact the Mortgagor or any Affiliate in order to effect any cures under Section 11(a) or this Section 11(d) without the prior written consent of the Lead Securitization Noteholder (or the Servicer on its behalf), such consent not to be unreasonably withheld, conditioned or delayed.

Section 12.            Purchase By the Note B Holders.

Each Note B Holder (and if both the Note B-1 Holder and the Note B-2 Holder provides such written notice, then such Note B Holders, collectively, on a pro rata basis according to their Note Principal Balances) shall have the right, by written notice to (x) the Lead Special Servicer and every Note A Holder (a “Noteholder Purchase Notice”; the sender(s) of such notice, the “Purchasing Noteholder(s)”; and each recipient of such notice, a “Selling Noteholder”), delivered at any time when a Servicing Transfer Event has occurred and is continuing, to purchase, in immediately available funds, the A Notes (for the purposes of this Section 12, the “Purchased Notes”), in whole but not in part at the applicable Defaulted A Loan Purchase Price. For avoidance of doubt, if one or more Note B Holders elect to send a Noteholder Purchase Notice pursuant to this Section 12, such Note B Holders (on a pro rata basis according to their Note Principal Balances) must purchase all of the Purchased Notes. Following the delivery of the Noteholder Purchase Notice to the Selling Noteholders, the Selling Noteholders shall sell (and the Purchasing Noteholder(s) shall purchase) the Purchased Notes at the applicable Defaulted A Loan Purchase Price, on a date (the “Defaulted A Loan Purchase Date”), not less than ten (10) days and not more than sixty (60) days after the date of the Noteholder Purchase Notice, as shall be mutually established by the Purchasing Noteholders and the Selling Noteholders; provided that the Defaulted A Loan Purchase Date may be extended by an additional thirty (30) days if the Note B Holder deposits with the applicable Servicer a non-refundable deposit equal to five percent (5%) of the Defaulted A Loan Purchase Price (an

98

Extension Deposit”) prior to the original Defaulted A Loan Purchase Date. The Noteholder Purchase Notice shall contain a statement that the Purchasing Noteholders’ failure to purchase the Purchased Notes on a Defaulted A Loan Purchase Date (other than as a result of any failure to consummate such purchase on the part of the Selling Noteholders or as a result of the conditions giving rise to such purchase ceasing to exist) will result in the termination of such right in respect of the Event of Default that caused such purchase right to be exercisable and not in respect of any other Event of Default. Each Note B Holder agrees that any sale of the Purchased Notes to it shall comply with all requirements of the Servicing Agreement and that all actual costs and expenses related thereto shall be paid by the Purchasing Noteholders (on a pro rata basis according to their Note Principal Balances). The Defaulted A Loan Purchase Price shall be calculated by the Selling Noteholders (or the Servicer on their behalf) three (3) Business Days prior to the Defaulted A Loan Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted A Loan Purchase Price and reasonably detailed back-up documentation explaining how such price was determined), and shall, absent manifest error, be binding upon the Purchasing Noteholder(s). Concurrently with the payment to the Selling Noteholders in immediately available funds of the Defaulted A Loan Purchase Price, the Selling Noteholders shall execute, at the sole cost and expense of the Purchasing Noteholders in favor of the Purchasing Noteholders assignment documentation which will assign the Purchased Notes and the Loan Documents without recourse, representations or warranties (except that each Selling Noteholder shall represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver its Note and all of its right, title and interest in and to the Loan Documents free and clear of all liens and encumbrances. The right of the Note B Holders to purchase all (and not less than all) of the A Notes as set forth above in this Section 12 shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. Notwithstanding the foregoing, the Lead Securitization Noteholder shall give the Note B Holder not less than ten (10) Business Days’ prior written notice of its intent to enter into such a foreclosure sale, sale by power of sale or acceptance of deed in lieu of foreclosure with respect to the Mortgaged Property (which such action shall be subject to the provisions of Section 5 hereof with respect to Major Decisions) and the Note B Holders shall have a fifteen (15) Business Day period from the date of such notice from the Lead Securitization Noteholder to deliver the Noteholder Purchase Notice to the Lead Securitization Noteholder, in which case the Note B Holders that deliver the Noteholder Purchase Notice shall be obligated to purchase the Mortgaged Property or REO Property, in immediately available funds, within such fifteen (15) Business Day period at the applicable Defaulted A Loan Purchase Price.

If the Note B Holders deliver an Extension Deposit in order to extend the Defaulted A Loan Purchase Date and the purchase does not occur in accordance with this Section as a result of the Note B Holders’ failure to perform, (i) the Note B Holders shall no longer be entitled to a Noteholder Purchase Notice under this Section or to purchase the Defaulted A Loan and (ii) the Extension Deposit shall be retained by the Lead Special Servicer on behalf of the Note A Holders as liquidated damages and such liquidated damages shall be remitted by the Lead Special Servicer to the Lead Master Servicer and the Lead Master Servicer shall apply such funds and remit them to the Note A Holders on a Pro Rata and Pari Passu Basis on the next monthly date when remittances are otherwise required to be made to them under the Servicing Agreement. Such funds shall not be paid or distributed under Section 3 but only under this Section. The Note B Holders agree that an Extension Deposit is a fair and reasonable

99

amount to be retained by the Note A Holders as liquidated damages and shall not constitute a penalty or forfeiture. In addition to such liquidated damages, the rights of the Note B Holders to purchase the Defaulted A Loan set forth in this Section shall thereupon be of no further force or effect.

If the Note B Holders deliver an Extension Deposit in order to extend the Defaulted A Loan Purchase Date and purchase the Defaulted A Loan in accordance with this Section, such Extension Deposit shall be applied to the Defaulted A Loan Purchase Price at the closing of such purchase.

Concurrently with the payment to the Note A Holders in immediately available funds of their respective portions of the applicable Defaulted A Loan Purchase Price, the Note A Holders shall execute at the sole cost and expense of the Note B Holder in favor of the Note B Holder assignment documentation that will assign the A Notes and the Mortgage Loan Documents without recourse, representation or warranty.

Section 13.            Representations of the Note B Holder. Each Note B Holder represents, solely as to itself and Note B, and it is specifically understood and agreed, that it is acquiring Note B for its own account in the ordinary course of its business and none of the Note A Holder shall have any liability or responsibility to the Note B Holder except (i) as expressly provided herein or (ii) for actions that are taken or omitted to be taken by the Note A Holder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. The Note B Holder represents and warrants solely as to itself that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon the Note B Holder, and that this Agreement is the legal, valid and binding obligation of the Note B Holder enforceable against the Note B Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. The Note B Holder represents and warrants solely as to itself that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to perform its obligations hereunder. The Note B Holder represents and warrants as to itself that (a) this Agreement has been duly executed and delivered by the Note B Holder, (b) to the Note B Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Note B Holder have been obtained or made and (c) to the Note B Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Note B Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each Note B Holder acknowledges that none of the Note A Holders owe any fiduciary duty to the Note B Holders with respect to any action taken under the Loan Documents and, except as provided herein, need not consult with any Note B Holder with respect to any action taken by any Note A Holder in connection with the Mortgage Loan.

100

Each Note B Holder expressly and irrevocably waives for itself and any Person claiming through or under such Note B Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.            Representations of the Note A Holders. Each of the Note A Holders represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Noteholder’s charter or any law or contractual restriction binding upon such Noteholder and that this Agreement is the legal, valid and binding obligation of such Noteholder as applicable enforceable against it in accordance with its terms. Each of the Note A Holders represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its respective business. Each of the Note A Holders represents and warrants that (a) this Agreement has been duly executed and delivered by such Noteholder, (b) to such Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Noteholder have been obtained or made and (c) to such Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each Note A Holder acknowledges that none of the Note B Holders owe any fiduciary duty to the Note A Holders with respect to any action taken under the Loan Documents and, except as provided herein, need not consult with any Note A Holder with respect to any action taken by any Note B Holder in connection with the Mortgage Loan.

Section 15.            Independent Analysis of the Note B Holder. The Note B Holder acknowledges that it has, independently and without reliance upon the Initial Note A Holders, except with respect to the representations and warranties expressly made by the Initial Note A Holders herein, and based on such documents and information as Note B Holder has deemed appropriate, made its own credit analysis and decision to purchase Note B and the Note B Holder accepts responsibility therefor. The Note B Holder hereby acknowledges that, other than the representations and warranties expressly made herein by the Note A Holders, none of the Note A Holders has made any representations or warranties with respect to the Mortgage Loan, and that none of the Note A Holders shall have any responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Note A Holders in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Loan Documents, or (iv) the financial condition of the Mortgagor. The Note B Holder assumes all risk of loss in connection with its Note except as specifically set forth herein.

Section 16.            Independent Analysis of the Note A Holders. Each Note A Holder acknowledges that it has, independently and without reliance upon the other Initial Note A Holders or the Initial Note B Holder, except with respect to the representations and warranties

101

expressly made by the other Initial Note A Holders and the Initial Note B Holder herein, and based on such documents and information as such Note A Holder has deemed appropriate, made its own credit analysis and decision to acquire its A Note and such Note A Holder accepts responsibility therefor. Each Note A Holder hereby acknowledges that, other than the representations and warranties expressly made herein by the other Initial Note A Holders and the Initial Note B Holder, none of such other Initial Note A Holders or the Initial Note B Holder has made any representations or warranties with respect to the Mortgage Loan, and that none of one of such other Initial Note A Holders or the Initial Note B Holder shall have any responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to such Note A Holder in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Loan Documents, or (iv) the financial condition of the Mortgagor. Each Note A Holder assumes all risk of loss in connection with its Note except as specifically set forth herein.

Section 17.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between any of the Noteholders as a partnership, association, joint venture or other entity. No Noteholder shall have any obligation whatsoever to offer to any other Noteholder the opportunity to purchase any future loan originated by such Noteholder or its Affiliates and if any Noteholder chooses to offer to any other Noteholder the opportunity to purchase any future mortgage loan originated by such Noteholder or its Affiliates, such offer shall be at such purchase price and interest rate as such Noteholder chooses, in its sole and absolute discretion. No Noteholder shall have any obligation whatsoever to purchase from any other Noteholder any future loans originated by such other Noteholder or its Affiliates.

Section 18.            Not a Security. None of the Notes shall be deemed to be a security within the meaning of the Securities Act or the Exchange Act.

Section 19.            Other Business Activities of the Noteholders. Each Noteholder acknowledges that each other Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, (i) (a) the Mortgagor or (b) any direct or indirect parent of the Mortgagor or (c) any Affiliate of the Mortgagor or (d) any Affiliate of any direct or indirect parent of the Mortgagor, (ii) any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgagor or any Affiliate of the holder of such debt, or (iii) any entity that is a holder of a preferred equity interest in the Mortgagor or any Affiliate of a holder of such preferred equity, and receive payments on such other loans or extensions of credit and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 20.            Sale of the Notes.

(a)                  Each Noteholder agrees that it will not Transfer all or any portion of its Note except in accordance with this Section 20 and Section 41(a). Each Noteholder shall have the right, without the need to obtain the consent of any other Noteholder or any other Person, to

102

Transfer 49% or less (in the aggregate) of its interest in its Note to any Person that is not a Prohibited Person, provided that any such Transfer shall be made in accordance with the terms of this Section 20. Each Noteholder shall have the right to Transfer its entire Note or any portion thereof exceeding 49%, (i) to a Qualified Institutional Lender that is not a Prohibited Person, provided, that promptly after the Transfer each other Noteholder is provided with (x) a representation from a transferee or the transferring Noteholder certifying that such transferee is a Qualified Institutional Lender that is not a Prohibited Person, and (y) a copy of the assignment and assumption agreement referred to in Section 21 and provided further, that such transfer would not cause such Note to be held by more than five persons nor cause there to be no one person owning a majority of such Note and (ii) to an entity that is not a Qualified Institutional Lender and is also not a Prohibited Person, provided that, with respect to this clause (ii), the transferring Noteholder obtains (1) prior to the Lead Securitization Date, the consent of the Note A-4-1 Holder, each such consent not to be unreasonably withheld, conditioned or delayed, and (2) after the Lead Securitization Date, Rating Agency Confirmation (and for avoidance of doubt, no consent of the Lead Securitization Noteholder shall be required after the Lead Securitization Date); provided that, in each of case (1) and (2), (x) promptly after the Transfer the other Noteholders are each provided with a copy of the assignment and assumption agreement referred to in Section 21 and (y) such transfer would not cause the subject Note to be held by more than five persons; and provided further, that if such transfer would cause there to be no one person owning a majority of the subject Note, then such transfer will not be permitted unless persons owning a majority of the subject Note designate one of such persons to act on behalf of such persons owning such majority. If the subject Note is held by more than one Noteholder at any time, the holders of a majority of the Note Principal Balance of such Note shall immediately appoint a representative to exercise all rights of the Noteholder of such Note hereunder. Notwithstanding the foregoing, without each other Noteholder’s prior consent, which may be withheld in such other Noteholder’s sole and absolute discretion, the Note B Holder shall not Transfer all or any portion of its Note to a Borrower Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. A transferring Noteholder agrees it will pay the reasonable out-of-pocket expenses of the other Noteholders (including all reasonable out-of-pocket expenses of the Lead Master Servicer, the Lead Special Servicer, each Non-Lead Master Servicer and each Non-Lead Special Servicer) in connection with any such Transfer unless such transfer is made by the Initial Note B Holder to any other Person in accordance with the terms of this Section 20.

(b)                  All Transfers under Section 20(a), other than any initial transfer by the Initial Note B Holder, shall be made upon written notice to the other Noteholders not later than the date of such Transfer, and each transferee shall (i) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the transferring Noteholder hereunder with respect to its Note from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 20(e) by the Noteholder of its Note solely as security for a loan to the Noteholder made by a third-party lender whereby the Noteholder remains fully liable under this Agreement, on or before the date on which such third-party lender succeeds to the rights of such Noteholder by foreclosure or otherwise, such third-party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of such Noteholder hereunder) and (ii) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage

103

Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions hereof. Upon the consummation of a Transfer of all or any portion of a Note in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to the related Note (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in a Note as described in clause (c) below). In connection with any such permitted transfer of a portion of a Note and for all purposes of this Agreement, the other Noteholders need only recognize the majority holder of such Note for purposes of notices, consents and other communications between another Noteholder and such majority holder of such Note shall be the only Person authorized hereunder to exercise any rights of the Noteholder of such Note under this Agreement; provided, however, the majority holder of a Note may from time to time designate any other Person as an additional party entitled to receive notices, consents and other communications and/or to exercise rights on behalf of the Noteholder of such Note hereunder by delivering written notice thereof to the other Noteholders, and, from and after delivery of such notice, such designee shall be so authorized hereunder and shall be the only party entitled to receive such notices, consents and such other communications and/or to exercise such rights.

(c)                  In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholders and any Persons acting on their behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholders a certification from an authorized officer confirming its status as a Qualified Institutional Lender) and its Note is not the subject of a Securitization, such Noteholder, by written notice to the other Noteholders, may delegate to such participant such Noteholder’s rights as a Controlling Noteholder or non-Controlling Noteholder hereunder and under the Servicing Agreement.

(d)                  Each Note A Holder that is a Securitization-Eligible Noteholder shall have the right, subject to Section 41(a), to Transfer all or any portion of its Note without the prior consent of any other Noteholder (i) prior to an Event of Default, to any party other than a Borrower Party and (ii) after an Event of Default, to any party, including a Borrower Party; provided, following any Event of Default, a Note A Holder that is a Securitization-Eligible Noteholder may only transfer all or any portion of its Note to a Borrower Party with the prior written consent of the Controlling Noteholder at any time when such Note A Holder is not the Controlling Noteholder; provided further, that following any Transfer of any Securitization-Eligible A Note, the Mortgage Loan continues to be serviced in its entirety pursuant to the Servicing Agreement by a Servicer unaffiliated with Mortgagor. For the avoidance of doubt, subject to Section 12, the right of a mezzanine lender to purchase the Mortgage Loan pursuant to an option granted under the related mezzanine intercreditor agreement and, with respect to the Notes comprising the Defaulted Securitized A Loan, the provisions set forth in Section 4(j), no Noteholder or the Servicer shall have any right to Transfer or cause the Transfer of any other

104

Note. Notwithstanding the foregoing, without each non-transferring Note A Holder’s prior consent, and, if any such non-transferring Note A Holder’s Note or any portion thereof is held in a Securitization Trust, without a Rating Agency Confirmation with respect to the related Securitization, no Noteholder shall Transfer its Note or any portion thereof (or a participation interest in such Note) to a Borrower Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee.

(e)                  Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than a Borrower Party) which has extended a credit or repurchase facility to such Noteholder and that is (x) either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency or (y) to any Federal Reserve Bank or Federal Home Loan Bank to secure any obligation of such Noteholder to such bank and such pledge shall be enforceable in accordance with the terms thereof (a “Note Pledgee”), on terms and conditions set forth in this Section 20(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (a) the consent of each other Noteholder whose Note is not then held in a Securitization Trust and (b) after the Lead Securitization Date, a Rating Agency Confirmation. Upon written notice by the applicable Noteholder to each other Noteholder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Noteholder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) Business Days to cure a default by the pledging Noteholder in respect of its obligations to each other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to each other Noteholder and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases each other Noteholder and any Servicer from any liability to the pledging Noteholder on account of any

105

Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgagor or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 20(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)                   Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                                 The loan made by the Conduit (the “Conduit Inventory Loan”) to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                              The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

(iii)                           Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                          The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)                             Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

106

(g)                  In addition to any restrictions otherwise set forth in this Section 20, and notwithstanding any provisions herein to the contrary, any Transfer of all or any portion of or interest in an A Note, other than a Securitization-Eligible Note if the Transfer thereof is made in connection with a Securitization of such Securitization-Eligible Note, or of or in Note B shall be subject to approval under DB’s “know-your-customer” policies for so long as DB owns any interest in the Mortgage Loan.

Section 21.            Assignment and Assumption Upon Transfer. In connection with any Transfer of a Note to any entity (but excluding (x) any participant and (y) any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restrictions on Transfers set forth in Section 20, from and after the date of such assignment. Notwithstanding the preceding sentence, neither the Lead Trustee nor any Non-Lead Trustee shall be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Lead Securitization Servicing Agreement or a Non-Lead Securitization Servicing Agreement, as the case may be. In connection with a Transfer of a Note, the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 20 and this Section 21. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify each other Noteholder and the Agent against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 22.            Registration of the Notes. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 21, and the principal amounts (and stated interest) of the Note owing to each such Noteholder, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Noteholders who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Noteholders hereby designate such person as their agent under this Section 22 solely for purposes of maintaining the Note Register. The parties intend for the Mortgage Loan to be in registered form for federal income tax purposes under Section 5f.103-1(c) of the United States Treasury Regulations.

Section 23.            Statement of Intent. The Agent and each Noteholder intend that the Notes be classified, and the arrangement hereby be maintained, in a manner consistent with rules applicable to a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither

107

the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation between the parties.

Section 24.            No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in the Mortgage Loan by any one or more Noteholders to any one or more other Noteholders. Except as otherwise provided in this Agreement and the Servicing Agreement, no Non-Lead Noteholder shall have any interest in any property taken as security for the Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then each Non-Lead Noteholder shall be entitled to receive its share of the application thereof in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 25.                    Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 26.                Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF;

(b)                  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)                  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

108

(d)                  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 27.            Modifications; Amendment. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Noteholder. Additionally, for as long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification or amendment (i) to cure any ambiguity, or (ii) entered into pursuant to Section 39 of this Agreement or (iii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions of this Agreement or the Servicing Agreement.

Section 28.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 20, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Noteholder hereunder, including, without limitation, the right to make further assignments.

Section 29.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 30.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 31.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 32.            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

109

Section 33.            Withholding Taxes.

(a)                  If the Lead Securitization Noteholder or the Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Non-Lead Noteholder with respect to the Mortgage Loan as a result of such Non-Lead Noteholder constituting a Non-Exempt Person, the Lead Securitization Noteholder, or the Lead Master Servicer on its behalf, shall be entitled to do so with respect to such Non-Lead Noteholder’s interest in such payment (all amounts so withheld being deemed paid to such Non-Lead Securitization Noteholder), provided that the Lead Securitization Noteholder shall furnish such Non-Lead Noteholder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Non-Lead Noteholder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Non-Lead Noteholder is subject to tax.

(b)                  Each Non-Lead Noteholder shall and hereby agrees to indemnify the Lead Securitization Noteholder against and hold the Lead Securitization Noteholder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees, expenses and disbursements arising or resulting from any failure of the Lead Securitization Noteholder (or the Lead Master Servicer on its behalf) to withhold Taxes from payment made to such Non-Lead Securitization Noteholder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Lead Securitization Noteholder to the Lead Securitization Noteholder in connection with the obligation of the Lead Securitization Noteholder to withhold Taxes from payments made to such Non-Lead Noteholder, it being expressly understood and agreed that (i) the Lead Securitization Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Non-Lead Noteholder shall, upon request of the Lead Securitization Noteholder, at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization.

(c)                  Each Non-Lead Noteholder represents to the Lead Securitization Noteholder (for the benefit of the Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Noteholder nor the Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. From time to time as necessary during the term of this Agreement, any Non-Lead Noteholder (if not included at such time in the Lead Securitization Trust) shall deliver to the Lead Securitization Noteholder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Noteholder substantiating that such Non-Lead Noteholder is not a Non-Exempt Person and that the Lead Securitization Noteholder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if any Non-Lead Noteholder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder an Internal Revenue Service Form W-9 and (ii) if any Non-Lead Securitization Noteholder is not created or organized under the laws of the United States, any

110

state thereof or the District of Columbia, and if the payment of interest or other amounts by the Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Non-Lead Noteholder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN-E or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Non-Lead Noteholder, as evidence of such Non-Lead Noteholder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Noteholder shall not be obligated to make any payment hereunder to any Non-Lead Noteholder in respect of its respective Non-Lead Note or otherwise until such Non-Lead Noteholder shall have furnished to the Lead Securitization Noteholder the requested forms, certificates, statements or documents.

Section 34.            Custody of Loan Documents. The originals of all of the Loan Documents (other than the Notes) will be held by the Lead Securitization Noteholder (or a custodian acting on behalf of the Lead Securitization Noteholder) who shall act as secured party under the Loan Documents on behalf of the registered holders of the Notes. Notwithstanding anything to the contrary in this Agreement, upon the Lead Securitization, the originals of all of the Loan Documents (other than the Notes) shall be held by the Custodian. Each Note shall be held by the respective Noteholder or a custodian appointed by such Noteholder.

Section 35.            Notices. All notices required hereunder shall be given by (i) writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if a party has provided a facsimile number, (iii) reputable overnight delivery service (charges prepaid), (iv) sent by electronic mail containing language requesting the recipient to confirm receipt thereof if a party has provided an electronic mail address and only if such electronic mail is promptly followed by a written notice or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Securitization Noteholder (or any Servicer on its behalf) to the Controlling Noteholder (or its Controlling Noteholder Representative), or by the Controlling Noteholder (or its Controlling Noteholder Representative) to the Lead Securitization Noteholder as a non-Controlling Noteholder (or any Servicer on its behalf), shall also be delivered by the applicable party to each other Noteholder (including to the Note B Holder regardless of whether a Control Appraisal Period is continuing) that is not a Borrower Party.

Section 36.            Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

Section 37.              Certain Matters Affecting the Agent.

(a)                  The Noteholders hereby appoint the Agent to act on their behalf, and the Agent shall act on behalf of the Noteholders, subject to the terms of this Agreement;

111

(b)                  The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20;

(c)                  The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(d)                  The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(e)                  The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(f)                   The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20; and

(g)                  The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 38.            Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Note A-4-1 Holder. In the event that the Agent is terminated pursuant to this Section 38, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. DB, as Initial Agent, may transfer its rights and obligations to a Servicer, as successor Agent, at any time without the consent of any Noteholder. DB, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. Notwithstanding the foregoing, the Noteholders hereby agree that, simultaneously with the closing of the Lead Securitization, the Lead Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of the Initial Agent or any successor thereto upon such Securitization without any further notice or other action. The termination or resignation of the Lead Master Servicer, as Master Servicer under the Servicing Agreement, shall be deemed a termination or resignation of such Lead Master Servicer as Agent under this Agreement without any further notice or other action, in which case the appointment of a successor Master Servicer under the Servicing Agreement shall be deemed an appointment of

112

such successor Master Servicer as successor Agent under this Agreement without any further notice or other action.

Section 39.            Resizing. In connection with the Mortgage Loan, each Noteholder agrees, subject to clause (iii) below, that if any Securitization-Eligible Noteholder determines that it is advantageous to resize one or more of its A Notes by causing the Mortgagor to execute amended and restated or additional pari passu notes (in either case, “New A Notes”) reallocating the principal of such A Note to such New A Notes, each Noteholder other than the resizing Noteholder shall cooperate with the resizing Noteholder to effect such resizing at such resizing Noteholder’s expense; provided that (i) the aggregate principal balance of all outstanding New A Notes following the creation thereof is no greater than the principal balance of such A Note or A Notes immediately prior to the creation of the New A Notes, (ii) the weighted average interest rate of all outstanding New A Notes following the creation thereof is the same as the interest rate of the related A Note or A Notes immediately prior to the creation of the New A Notes, and (iii) no such resizing shall (x) change the interest allocable to, or the amount of any payments due to, any other Noteholder, or priority of such payments, or (y) increase any other Noteholder’s obligations or decrease any other Noteholder’s rights, remedies or protections. In connection with any resizing of any A Note(s), the related Noteholder may re-allocate its existing rights hereunder among the New A Notes in any manner in its sole discretion; provided, however, that no other Person (including, without limitation, the Lead Master Servicer) shall be bound by or required to recognize any such re-allocation of such rights except as set forth in an amendment of this Agreement or a written consent executed by such other Person.

Section 40.            Conflict. To the extent of any inconsistency between the Servicing Agreement, on one hand, and this Agreement, on the other, this Agreement shall control.

Section 41.            Securitization; Cooperation.

(a)                  Each Noteholder acknowledges that each Securitization-Eligible Noteholder may elect, in its sole discretion, to include its Securitization-Eligible Note in a Securitization; provided, however, that none of the Note A-7-A Holder, the Note A-7-B Holder, the Note A-8-1 Holder, the Note A-8-2-A, the Note A-8-2-B Holder and the Note A-8-3 Holder may include all or a portion of Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2 or Note A-8-3, as the case may be, in a Securitization at any time before Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5-1 and Note A-5-2 have been fully Securitized, unless the Initial Note A-3 Holder, Initial Note A-4-1, Initial Note A-4-2 Holder, Initial Note A-4-3 Holder, Initial Note A-5-1 Holder and Initial Note A-5-2 Holder (unless Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5-1 or Note A-5-2, respectively, has been Securitized in full) consents thereto in its sole discretion; provided, further, that in no event shall any such consent shall be required for (a) the inclusion of all or a portion of Note A-6, Note A-7-A and/or Note A-7-B in the BANK5 2023-5YR2 commercial mortgage-backed securitization transaction, (b) the inclusion of all or a portion of Note A-8-1 in the Benchmark 2023-B39 commercial mortgage-backed securitization transaction or (c) the inclusion of all or a portion of Note A-8-2-A in the Benchmark 2023-V3 commercial mortgage-backed securitization transaction. In no event may any Securitization-Ineligible Noteholder transfer its Securitization-Ineligible Note to a Securitization.

113

(b)                  In connection with a Securitization of any Securitization-Eligible Note, each other Noteholder shall, at such requesting Noteholder’s expense, negotiate in good faith with respect to amendments to this Agreement as may reasonably requested by one or more the applicable rating agencies and servicers for the related Securitization and use commercially reasonable efforts to satisfy, and to cooperate with such requesting Noteholder in attempting to cause the Mortgagor to satisfy, the market standards to which the requesting Noteholder customarily adheres or which may be reasonably required in the marketplace or by the rating agencies in connection with such Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Loan Documents and to cooperate with the requesting Noteholder in attempting to cause the Mortgagor to execute such modifications to the Loan Documents, in any such case, as may be reasonably requested by the rating agencies to effect such Securitization; provided, however, that either in connection with such Securitization or otherwise at any time prior to such Securitization no other Noteholder shall be required to modify or amend this Agreement or any Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of any payments to be made to, such Noteholder, (ii) increase such Noteholder’s obligations or decrease such Noteholder’s rights, remedies or protections hereunder or under any Loan Document, in each case other than to an immaterial extent, or (iii) otherwise adversely affect the rights and interests of such Noteholder other than to an immaterial extent. In connection with any such Securitization of a Securitization-Eligible Note, each other Noteholder agrees to provide, for inclusion in any disclosure document relating to such Securitization, such customary non-confidential information concerning such Noteholder as the requesting Noteholder reasonably determines to be necessary to satisfy its disclosure obligations in connection with such Securitization. Each Noteholder covenants and agrees that if it is not the requesting Noteholder, it shall use commercially reasonable efforts to cooperate with the requests of each rating agency and the requesting Noteholder in connection with the preparation of any offering documents in connection with the Securitization, and to review and respond reasonably promptly with respect to any information relating to it in any Securitization document, all at the cost and expense of the requesting Noteholder. Each Noteholder acknowledges that the information provided by it to the requesting Noteholder pursuant to this Section 41 may be incorporated into the offering documents for a Securitization. A requesting Noteholder and each rating agency shall be entitled to rely on the information supplied by each other Noteholder pursuant to this Section 41.

(c)                  Any Securitization-Eligible Noteholder securitizing its Securitization-Eligible Note may, at its election deliver to each other Noteholder (and, in the case of the Securitization of the Securitization-Eligible Note that is the Lead Securitization Note, the related Securitization-Eligible Noteholder shall deliver to the Note A-1 and Note A-2 Holder) drafts of the preliminary and final Securitization offering memoranda, prospectus, preliminary prospectus and any other disclosure documents and (in the case of the Lead Securitization) the Servicing Agreement simultaneously with distributions of any such documents to the general working group of the related Securitization. Each other Noteholder may, at its election, review and comment thereon insofar as it relates to such other Noteholder and/or its Note, and, if such other Noteholder elects to review and comment, such other Noteholder shall review and comment thereon as soon as possible (but in no event later than (i) in the case of the first draft thereof, two (2) Business Days after receipt thereof, in the case of a Securitization-Eligible Noteholder, or four (4) Business Days after receipt thereof, in the case of a Securitization-Ineligible Noteholder,

114

and (ii) in the case of each subsequent draft thereof, the deadline provided to the general working group of the related Securitization for review and comment), and if such other Noteholder fails to respond within such time, such other Noteholder shall be deemed to have elected to not comment thereon (but no failure to comment shall constitute a waiver of such other Noteholder’s rights hereunder or under the Loan Documents). In the event of any disagreement between any such other Noteholder with respect to the preliminary and final offering memoranda, prospectus, free writing prospectus or any other disclosure documents, the requesting Noteholder’s determination shall control (the parties acknowledging that no inaccuracy in such documents shall in any respect prejudice any such other Noteholder’s rights hereunder or under the Loan Documents). No such other Noteholder shall have any obligation or liability with respect to any such offering documents other than the accuracy of any comments it elects to make regarding itself. Each Noteholder who receives information pursuant to this subsection shall not disclose or use such information in any manner that would result in a violation of the Securities Act or Exchange Act.

(d)                  Notwithstanding anything herein to the contrary, each Securitization-Eligible Noteholder acknowledges and agrees that (i) no Noteholder other than the securitizing Noteholder shall be required to incur any out-of-pocket expenses in connection with any Securitization of any Securitization-Eligible Note, and (ii) each Noteholder other than the securitizing Noteholder shall only be required to disclose such customary non-confidential information reasonably determined by such securitizing Noteholder to be necessary to satisfy its disclosure obligations in connection with its respective Securitization.

(e)                  No Securitization-Ineligible Noteholder shall have any right to cooperation under this Section.

[SIGNATURE PAGE FOLLOWS]

115

IN WITNESS WHEREOF, the Initial Agent and the Initial Noteholders have caused this Agreement to be duly executed as of the day and year first above written.

INITIAL NOTE A-1 HOLDER:

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Lisa Bai
	Name:	Lisa Bai
	Title:	Corporate Vice President
Signature Page

INITIAL NOTE A-2 HOLDER:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	Nuveen Alternatives Advisors LLC,
its investment manager

	By:	/s/ Michael Lembo
		Name:	Michael Lembo
		Title:	Authorized Signer
Signature Page

INITIAL NOTE A-3 HOLDER:

DEUTSCHE BANK AG, NEW YORK
BRANCH

By:	/s/ David Goodman
	Name:	David Goodman
	Title:	Managing Director

By:	/s/ Peter Castro
	Name:	Peter Castro
	Title:	Director
Signature Page

INITIAL NOTE A-4-1 HOLDER:

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, AS LEAD MASTER SERVICER ON BEHALF OF COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF BENCHMARK 2023-B39 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-B39, AND ANY RELATED UNCERTIFICATED VRR INTEREST OWNER

By:	/s/ Scott Dunkley
	Name:	Scott Dunkley
	Title:	Vice President
Signature Page

INITIAL NOTE A-4-2 HOLDER:

ZIONS BANCORPORATION, N.A.

By:	/s/ Brian K. Bokor
	Name:	Brian K. Bokor
	Title:	EVP - Enterprise Services Division
Signature Page

INITIAL NOTE A-4-3 HOLDER:

DEUTSCHE BANK AG, NEW YORK
BRANCH

By:	/s/ David Goodman
	Name:	David Goodman
	Title:	Managing Director

By:	/s/ Peter Castro
	Name:	Peter Castro
	Title:	Director
Signature Page

INITIAL NOTE A-5-1 HOLDER:

DEUTSCHE BANK AG, NEW YORK
BRANCH

By:	/s/ David Goodman
	Name:	David Goodman
	Title:	Managing Director

By:	/s/ Peter Castro
	Name:	Peter Castro
	Title:	Director
Signature Page

INITIAL NOTE A-5-2 HOLDER:

DEUTSCHE BANK AG, NEW YORK
BRANCH

By:	/s/ David Goodman
	Name:	David Goodman
	Title:	Managing Director

By:	/s/ Peter Castro
	Name:	Peter Castro
	Title:	Director
Signature Page

INITIAL NOTE A-6 HOLDER:

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, AS LEAD MASTER SERVICER ON BEHALF OF COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF BANK5 2023-5YR2, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-5YR2, AND THE RELATED VRR INTEREST OWNERS

By:	/s/ Scott Dunkley
	Name:	Scott Dunkley
	Title:	Vice President
Signature Page

INITIAL NOTE A-7-A HOLDER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Jeffrey L. Cirillo
	Name:	Jeffrey L. Cirillo
	Title:	Managing Director
Signature Page

INITIAL NOTE A-7-B HOLDER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Jeffrey L. Cirillo
	Name:	Jeffrey L. Cirillo
	Title:	Managing Director
Signature Page

INITIAL NOTE A-8-1 HOLDER:

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, AS LEAD MASTER SERVICER ON BEHALF OF COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF BENCHMARK 2023-B39 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-B39, AND ANY RELATED UNCERTIFICATED VRR INTEREST OWNER

By:	/s/ Scott Dunkley
	Name:	Scott Dunkley
	Title:	Vice President
Signature Page

INITIAL NOTE A-8-2-A HOLDER:

GOLDMAN SACHS BANK USA

By:	/s/ Steven Pack
	Name:	Steven Pack
	Title:	Managing Director
Signature Page

INITIAL NOTE A-8-2-B HOLDER:

GOLDMAN SACHS BANK USA

By:	/s/ Steven Pack
	Name:	Steven Pack
	Title:	Managing Director
Signature Page

INITIAL NOTE A-8-3 HOLDER:

GOLDMAN SACHS BANK USA

By:	/s/ Steven Pack
	Name:	Steven Pack
	Title:	Managing Director
Signature Page

INITIAL NOTE B-1 HOLDER:

SM FINANCE (GORELUX) LLC

By:	/s/ Brad Cohen
	Name:	Brad Cohen
	Title:	Authorized Signatory
Signature Page

INITIAL NOTE B-2 HOLDER:

SM FINANCE (GORELUX) LLC

By:	/s/ Brad Cohen
	Name:	Brad Cohen
	Title:	Authorized Signatory
Signature Page

INITIAL AGENT:

DEUTSCHE BANK AG, NEW YORK
BRANCH

By:	/s/ David Goodman
	Name:	David Goodman
	Title:	Managing Director

By:	/s/ Peter Castro
	Name:	Peter Castro
	Title:	Director
Signature Page

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan Agreement:	Loan Agreement, dated as of June 7, 2023, between 500 Boylston & 222 Berkeley Owner (DE) LLC, as Borrower, and New York Life Insurance Company, Teachers Insurance and Annuity Association of America, Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association, and Goldman Sachs Bank USA, collectively, as Lender, as amended by the First Amendment to Loan Agreement, dated as of June 28, 2023, by and among 500 Boylston & 222 Berkeley Owner (DE) LLC, as Borrower, OPG Investment Holdings (US), LLC, as Guarantor, and New York Life Insurance Company, Teachers Insurance and Annuity Association of America, Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association, Goldman Sachs Bank USA and SM Finance (GoReLux) LLC, collectively, as Lender
Location of Mortgaged Property:	222 Berkeley Street and 500 Boylston Street Boston, Massachusetts
Date of the Mortgage Loan:	June 7, 2023
Date of Note A-1:	June 7, 2023
Date of Note A-2:	June 7, 2023
Date of Note A-3:	June 7, 2023
Date of Note A-4-1:	June 21, 2023
Date of Note A-4-2:	June 21, 2023
Date of Note A-4-3:	June 21, 2023

A-1

Date of Note A-5-1:	July 24, 2023
Date of Note A-5-2:	July 24, 2023
Date of Note A-6:	June 7, 2023
Date of Note A-7-A:	June 15, 2023
Date of Note A-7-B:	June 15, 2023
Date of Note A-8-1:	June 21, 2023
Date of Note A-8-2-A:	July 17, 2023
Date of Note A-8-2-B:	July 17, 2023
Date of Note A-8-3:	June 21, 2023
Date of Note B-1:	June 7, 2023
Date of Note B-2:	June 7, 2023
Initial Principal Amount of Mortgage Loan:	$540,000,000
Stated Maturity Date:	July 6, 2028

B.       Description of Note Interests:

Initial Note A-1 Principal Balance:	$137,500,000
Initial Note A-2 Principal Balance:	$100,000,000
Initial Note A-3 Principal Balance:	$22,500,000
Initial Note A-4-1 Principal Balance:	$30,000,000
Initial Note A-4-2 Principal Balance:	$25,000,000
Initial Note A-4-3 Principal Balance:	$5,000,000
Initial Note A-5-1 Principal Balance:	$17,500,000
Initial Note A-5-2 Principal Balance:	$12,500,000
Initial Note A-6 Principal Balance:	$50,000,000

A-2

Initial Note A-7-A Principal Balance:	$15,000,000
Initial Note A-7-B Principal Balance:	$10,000,000
Initial Note A-8-1 Principal Balance:	$20,000,000
Initial Note A-8-2-A Principal Balance:	$17,500,000
Initial Note A-8-2-B Principal Balance:	$2,500,000
Initial Note A-8-3 Principal Balance:	$10,000,000
Initial Note B-1 Principal Balance:	$39,000,000
Initial Note B-2 Principal Balance:	$26,000,000
Initial Note A-1 Percentage Interest:	25.4629629629630000%
Initial Note A-2 Percentage Interest:	18.5185185185185000%
Initial Note A-3 Percentage Interest:	4.1666666666666700%
Initial Note A-4-1 Percentage Interest:	5.5555555555555600%
Initial Note A-4-2 Percentage Interest:	4.6296296296296300%
Initial Note A-4-3 Percentage Interest:	0.9259259259259260%
Initial Note A-5-1 Percentage Interest:	3.2407407407407400%
Initial Note A-5-2 Percentage Interest:	2.3148148148148100%
Initial Note A-6 Percentage Interest:	9.2592592592592600%
Initial Note A-7-A Percentage Interest:	2.7777777777777800%
Initial Note A-7-B Percentage Interest:	1.8518518518518500%
Initial Note A-8-1 Percentage Interest:	3.7037037037037000%
Initial Note A-8-2-A Percentage Interest:	3.2407407407407400%
Initial Note A-8-2-B Percentage Interest:	0.4629629629629630%
Initial Note A-8-3 Percentage Interest:	1.8518518518518500%

A-3

Initial Aggregate Note A Percentage Interest:	87.9629629629630000%
Initial Note B-1 Percentage Interest:	7.2222222222222200%
Initial Note B-2 Percentage Interest:	4.8148148148148100%
Initial Aggregate Note B Percentage Interest:	12.0370370370370000%
Note A Rate:	6.2980% per annum
Note B Rate:	8.2000% per annum

A-4

EXHIBIT B

Initial Note A-1 Holder:

New York Life Insurance Company
c/o New York Life Real Estate Investors
51 Madison Avenue
New York, New York 10010-1603
Attn: Senior Director – Loan Management

with a copy to:

New York Life Insurance Company
Office of the General Counsel
51 Madison Avenue
New York, New York 10010-1603
Attn: Vice President – Real Estate Section

with an email copy to:

REI_Servicing@nylinvestors.com

Initial Note A-2 Holder:

Teachers Insurance and Annuity Association of America
c/o Nuveen Alternatives Advisors LLC
730 Third Avenue
New York, New York 10017
Attention: Senior Director, Head of Loan Closing/Asset Management Global Real Estate
Authorization # AAA-8466
Investment ID # 0041323
Email: nuveendebtnotices@nuveen.com

with copies to:

Teachers Insurance and Annuity Association of America
c/o Nuveen Alternatives Advisors LLC
730 Third Avenue
New York, New York 10017
Attention: Associate General Counsel and Director Asset Management Law
Authorization # AAA-8466
Investment ID # 0041323
Email: nuveendebtnotices@nuveen.com

B-1

and

Nuveen Alternatives Advisors LLC
Commercial Loan Services
929 Gessner, Suite 1740
Houston, Texas 77024
Attention: Chief Legal Officer
Email: nuveencustomerservice@commercialloanservices.com

and

Carlton Fields, P.A.
One State Street, Suite 1800
Hartford, Connecticut 06103
Attention: H. Scott Miller
Email: smiller@carltonfields.com

Initial Note A-3 Holder, Initial Note A-4-3 Holder, Initial Note A-5-1 Holder, Initial Note
A-5-2 Holder and Initial Agent:

Deutsche Bank AG, New York Branch
US Commercial Real Estate
1 Columbus Circle, 15th Floor
Mail Stop: NYC01-1530
New York, New York 10019
Attention:          Jeremy Crystal (Email: Jermey.Crystal@db.com)
                                                            Robert W. Pettinato, Jr. (Email: Robert.Pettinato@db.com)
                                                            Donna A. Corrigan (Email: Donna-A.Corrigan@db.com)
                                                            Theresa Ellel (Email: Theresa.Ellel@db.com)

with a copy to:

Deutsche Bank AG, New York Branch
Legal Department
1 Columbus Circle, 19th Floor
Mail Stop: NYC01-1954
New York, New York 10019
Attention: General Counsel

B-2

Initial Note A-4-1 and Initial Note A-8-1 Holder:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – Benchmark 2023-B39

with a copy to:

CCTCMBSBondAdmin@computershare.com
trustadministrationgroup@computershare.com

Initial Note A-4-2 Holder:

Zions Bancorporation, N.A.
7860 South Bingham Junction Blvd.
Midvale, Utah 84047
Attention: Commercial Loan Servicing

Initial Note A-6 Holder:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – BANK5 2023-5YR2

with a copy to:

CCTCMBSBondAdmin@computershare.com
trustadministrationgroup@computershare.com

Initial A-7-A Holder and Initial A-7-B Holder:

Wells Fargo Bank, National Association
c/o Wells Fargo Commercial Mortgage Servicing
401 S. Tryon Street, 8th Floor
Charlotte, North Carolina 28202
Facsimile No.: 844-879-5855

B-3

Initial Note A-8-2-A Holder, Initial Note A-8-2-B Holder and Initial Note A-8-3 Holder:

Goldman Sachs Bank USA- Lender
200 West Street
New York, New York 10282
Attention: General Counsel (REFG)
Email: gs-refglegal@gs.com

Initial Note B-1 Holder and Initial Note B-2 Holder:

SM Finance (GoReLux) LLC
c/o Affinius Capital Management LLC
350 Park Avenue, 15th Floor
New York, New York 10022
Attention: Beth Newman and Brad Cohen
Email: bnewman@squaremilecapital.com and bcohen@squaremilecapital.com with a copy to:

c/o Affinius Capital Management LLC
350 Park Avenue, 15th Floor
New York, New York 10022
Attention: Jeffrey Geisler
Email: jgeisler@squaremilecapital.com

with a copy to:

Situs Asset Management LLC
5065 Westheimer Road, Suite 700E
Houston, Texas 77056
Attention: Managing Director
Email: SamNotice@situsamc.com

with a copy to:

Situs Asset Management, LLC
6 Concourse Parkway, Suite 3000
Atlanta, Georgia 30328
Attention: Tim Mazzetti
Email: TimMazzetti@situsamc.com

B-4

EXHIBIT C

PERMITTED FUND MANAGERS

1.	AIG Asset Management (U.S.), LLC
2.	Alliance Bernstein
3.	Annaly Capital Management
4.	Apollo Global Real Estate Management, L.P. / Apollo Global Management, LLC / Apollo Insurance Solutions Group LP
5.	Archon Capital, L.P.
6.	Athene Holding Ltd. / Athene Asset Management LLC
7.	BlackRock, Inc.
8.	(The) Blackstone Group International Ltd.
9.	Capital Trust, Inc.
10.	(The) Carlyle Group
11.	Clarion Partners
12.	Colony Capital, LLC / Colony Financial, Inc.
13.	DLJ Real Estate Capital Partners
14.	Dune Real Estate Partners
15.	Eightfold Real Estate Capital, L.P.
16.	Garrison Investment Group
17.	Goldman, Sachs & Co.
18.	H/2 Capital Partners LLC
19.	iStar Financial Inc.
20.	J.P. Morgan Investment Management Inc.
21.	KKR Real Estate Manager Finance LLC
22.	Lend-Lease Real Estate Investments
23.	LoanCore Capital
24.	Metropolitan Life Insurance Company
25.	Morgan Stanley Prime Property Fund
26.	New York Life Insurance Company
27.	Oaktree Capital Management
28.	One William Street Capital Management, L.P.
29.	Och-Ziff Capital Management Group/ OZ Management, L.P./ OZ Management II., L.P.
30.	Praedium Group
31.	Principal Real Estate Investors, LLC
32.	Raith Capital Partners, LLC
33.	Rialto Capital Management, LLC
34.	Rialto Capital Advisors LLC
35.	Rockpoint Group
36.	Rockwood
37.	RREEF Funds
38.	Square Mile Capital Management LLC/Affinius Capital Management LLC
39.	Starwood Capital Group/Starwood Financial Trust
40.	Teachers Insurance and Annuity Association of America

C-1

41.	Torchlight Investors
42.	Walton Street Capital, L.L.C.

C-2

EXHIBIT D

PROHIBITED PERSON

“Prohibited Person” shall mean any Person: (i) that is listed on any Government List; (ii) that is listed on the annex to, or is otherwise subject to the provisions of, Executive Order 13224; (iii) with whom dealings are restricted or prohibited under any Sanctions Laws, including but not limited to any Person (1) subject to any Sanctions Laws administered by OFAC such that the entry into this Agreement or the performance of the obligations contemplated hereby would be prohibited, (2) subject to the Sanctions Laws administered by any other Sanctions Authority or (3) located, organized or resident in a country or territory that is the subject of Sanctions; (iv) that is an Embargoed Person; or (v) that is owned 50% or more by, or Controls, is Controlled by or is under common Control with, or is acting for on behalf of, any Person or Persons that is described in any of the foregoing clauses (i) through (iv) above; provided, however, that, for the purposes of a transferring Noteholder’s compliance with Section 20 of this Agreement, such transferring Noteholder shall be entitled to rely conclusively on a combination of the results of searches of Government Lists and factual certifications and representations made by the transferee.

For the purposes of the definition of “Prohibited Person” set forth above:

(1)   “Embargoed Person” shall mean any Person subject to or targeted by any Sanctions, or subject to or targeted by trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., as amended, The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), the Patriot Act (including the anti-terrorism provisions thereof), Executive Order 13224, and any legislation, executive orders and rules and regulations, enabling or promulgated under any of the foregoing, or targeted by any economic sanctions regime administered or enforced by the U.S. Government (including those administered by OFAC, the U.S. Department of State and the U.S. Department of Commerce) or any Sanctions Authority;

(2)   “Government List(s)” shall mean (i) the Specially Designated Nationals and Blocked Persons Lists and any replacement or other lists maintained by the Office of Foreign Assets Control or by any successor thereto (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, (iii) any Sanctions Laws-related list of restricted Persons maintained by the U.S. Government or any instrumentality thereof, including without limitation the United States Department of State, the United States Department of Commerce or any other Governmental Authority, or pursuant to any Executive Order of the President of the United States of America, and (iv) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other

D-1

Sanctions Authority or pursuant to any Executive Order of the President of the United States of America;

(3)   “OFAC” has the meaning provided in the definition of the term “Government List(s)”;

(4)   “Sanctions” has the meaning provided in the definition of the term “Sanctions Laws”;

(5)   “Sanctions Authority” has the meaning provided in the definition of the term “Sanctions Laws”; and

(6)   “Sanctions Laws” shall mean economic or financial sanctions, trade embargoes, or other restrictive economic or financial measures enacted, imposed, administered or enforced from time to time pursuant to statute, executive order, or regulation (“Sanctions”) by any of (each a “Sanctions Authority”): (1) the U.S. Government, including those administered by OFAC, the U.S. Department of State, and the U.S. Department of Commerce; (2) the United Nations Security Council; (3) the European Union or any of its member states; (4) the United Kingdom; (5) the Swiss Government; (6) the Canadian Government; or (7) any agency or department or other Governmental Authority of or within any of the countries, organizations or other Persons identified in the foregoing clauses (1)-(6), or Governmental Authorities of any other country in which Borrower or Guarantor operates.

D-2